EXHIBIT 99.1

ITEM 6.     SELECTED CONSOLIDATED FINANCIAL DATA

	Year Ended December 31,
(in thousands, except unit and per unit amounts)	2002	2001	2000	1999	1998

Operating Data
Revenues:
Rentals	$1,216,380	$814,027	$667,300	$566,500	$421,492
Expense reimbursements	155,005	129,235	116,694	94,550	74,166
Other income	26,037	10,059	9,796	7,751	9,478

Total Revenues	1,397,422	953,321	793,790	668,801	505,136
Expenses:
Operating	527,514	385,800	305,487	270,141	204,720
Depreciation and amortization	201,771	120,833	96,335	80,559	58,559
General and administrative	97,425	71,716	47,093	39,359	28,553
Amortization of officer’s deferred compensation expense	27,500	—	—	—	—
Costs of acquisitions and development not consummated	6,874	5,223	—	—	—
Total Expenses	861,084	583,572	448,915	390,059	291,832
Operating Income	536,338	369,749	344,875	278,742	213,304
Income applicable to Alexander’s	29,653	25,718	17,363	11,772	3,123
Income from partially-owned entities	44,458	80,612	86,654	78,560	32,025
Interest and other investment income	31,685	54,385	32,809	18,110	24,060
Interest and debt expense	(237,212)	(167,430)	(164,325)	(137,086)	(114,138)
Net (loss) gain on disposition of wholly-owned and partially-owned assets other than real estate	(17,471)	(8,070)	—	—	9,649
Minority interest	(3,185)	(2,520)	(1,965)	(1,840)	(651)
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	384,266	352,444	315,411	248,258	167,372
Gains on sale of real estate	—	15,495	10,965	—	—
Discontinued operations	16,165	9,752	8,024	7,419	1,014
Cumulative effect of change in accounting principle	(30,129)	(4,110)	—	—	—
Net income	370,302	373,581	334,400	255,677	168,386
Preferred unit distributions	(119,214)	(130,815)	(124,736)	(78,250)	(35,233)

Net income applicable to Class A units	$251,088	$242,766	$209,664	$177,427	$133,153

Income per Class A unit—basic	$1.97	$2.55	$2.26	$1.97	$1.62
Income per Class A unit—diluted	$1.92	$2.47	$2.20	$1.94	$1.59
Cash distributions declared for Class A units	$2.66	$2.63	$1.97	$1.80	$1.64

Balance Sheet Data
Total assets	$9,018,179	$6,777,343	$6,403,210	$5,479,218	$4,425,779
Real estate, at cost	7,432,321	4,559,433	4,225,906	3,796,424	3,191,219
Accumulated depreciation	709,229	488,822	378,887	296,437	217,251
Debt	4,071,320	2,477,173	2,688,308	2,048,804	2,051,000
Partners’ capital	4,644,206	4,024,235	3,519,417	3,262,630	2,203,054

ITEM 7.                             MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Index to Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Page
Overview	6
Critical Accounting Policies	7
Results of Operations:
Years Ended December 31, 2002 and 2001	13
Years Ended December 31, 2001 and 2000	20
Supplemental Information:
Summary of Net Income and EBITDA for the Three Months Ended December 31, 2002 and 2001	27
Changes by segment in EBITDA for the Three Months Ended December 31, 2002 and 2001	29
Changes by segment in EBITDA for the Three Months Ended December 31, 2002 as compared to September 30, 2002	30
Leasing Activity
Pro forma Operating Results – CESCR Acquisition	31
Senior Unsecured Debt Covenant Compliance Ratios	32
Related Party Disclosure	33
Liquidity and Capital Resources:
Cash Flows for the Years Ended December 31, 2002, 2001 and 2000	36

Overview

Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a discussion of the Company’s consolidated financial statements for the years ended December 31, 2002, 2001 and 2000.

Operating results for the year ended December 31, 2002, reflect the Company’s January 1, 2002 acquisition of the remaining 66% of Charles E. Smith Commercial Realty L.P. (“CESCR”) and the resulting consolidation of CESCR’s operations.  See Supplemental Information, page 32, for Condensed Pro Forma Operating Results for the year ended December 31, 2001 giving effect to the CESCR acquisition as if it had occurred on January 1, 2001.

The Company has revised its definition of EBITDA to comply with the Securities and Exchange Commission’s Regulation G concerning non-GAAP financial measures.  The revised definition of EBITDA includes minority interest, gains (losses) on the sale of depreciable real estate and income arising from the straight-lining of rent and the amortization of below market leases net of above market leases.  Accordingly, EBITDA as disclosed represents “Earnings before Interest, Taxes, Depreciation and Amortization.”  Management considers EBITDA a supplemental measure for making decisions and assessing the unlevered performance of its segments as it is related to the return on assets as opposed to the levered return on equity.  As properties are bought and sold based on a multiple of EBITDA, management utilizes this measure to make investment decisions as well as to compare the performance of its assets to that of its peers.  EBITDA is not a surrogate for net income because net income is after interest expense and accordingly, is a measure of return on equity as opposed to return on assets.

Critical Accounting Policies

In preparing the consolidated financial statements management has made estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.  Set forth below is a summary of the accounting policies that management believes are critical to the preparation of the consolidated financial statements.   The summary should be read in conjunction with the more complete discussion of the Company’s accounting policies included in Note 2 to the consolidated financial statements in this annual report on Form 10-K.

Real Estate

Real estate is carried at cost, net of accumulated depreciation and amortization.  As of December 31, 2002, the Company’s carrying amount of its real estate, net of accumulated depreciation is $6.7 billion.  Maintenance and repairs are charged to operations as incurred.  Depreciation requires an estimate by management of the useful life of each property as well as an allocation of the costs associated with a property to its various components.  If the Company does not allocate these costs appropriately or incorrectly estimates the useful lives of its real estate, depreciation expense may be misstated.

Upon acquisitions of real estate, the Company assesses the fair value of acquired assets (including land, buildings, tenant improvements and acquired above and below market leases and the origination cost of acquired in-place leases in accordance with SFAS No. 141) and acquired liabilities, and allocate purchase price based on these assessments.  The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information.  Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.  The Company’s properties are reviewed for impairment if events or circumstances change indicating that the carrying amount of the assets may not be recoverable.  If the Company incorrectly estimates the values at acquisition or the undiscounted cash flows, initial allocations of purchase price and future impairment charges may be different.  The impact of the Company’s estimates in connection with acquisitions and future impairment analysis could be material to the Company’s financial statements.

Notes and Mortgage Loans Receivable

The Company evaluates the collectibility of both interest and principal of each of its notes and mortgage loans receivable ($86.6 million as of December 31, 2002) if circumstances warrant to determine whether it is impaired.  If the Company fails to identify that the investee or borrower are unable to perform, the Company’s bad debt expense may be different.

Partially-Owned Entities

The Company accounts for its investments in partially-owned entities ($961.1 million as of December 31, 2002) under the equity method when the Company’s ownership interest is more than 20% but less than 50% and the Company does not exercise direct or indirect control.  When partially-owned investments are in partnership form, the 20% threshold may be reduced.  Factors that the Company considers in determining whether or not it exercises control include substantive participating rights of partners on significant business decisions, including dispositions and acquisitions of assets, financing and operating and capital budgets, board and management representation and authority and other contractual rights of its partners.  To the extent that the Company is deemed to control these entities, these entities would have to be consolidated and therefore impact the balance sheet, operations and related ratios.  On a periodic basis the Company evaluates whether there are any indicators that the value of the Company’s investments in partially-owned entities are impaired.  An investment is impaired if management’s estimate of the value of the investment is less than the carrying amount.  The ultimate realization of the Company’s investment in partially-owned entities is dependent on a number of factors including the performance of the investee and market conditions.  If the Company determines that a decline in the value of its investee is other than temporary, then an impairment charge would be recorded.

Allowance For Doubtful Accounts

The Company periodically evaluates the collectibility of amounts due from tenants and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under the lease agreement.  The Company also maintains an allowance for receivables arising from the straight-lining of rents.  This receivable arises from earnings recognized in excess of amounts currently due under the lease agreements.  Management exercises judgment in establishing these allowances and considers payment history and current credit status in developing these estimates.  If estimates differ from actual results this would impact reported results.

Revenue Recognition

The Company has the following revenue sources and revenue recognition policies:

•                  Base Rents — income arising from tenant leases.  These rents are recognized over the non-cancelable term of the related leases on a straight-line basis which includes the effects of rent steps and free rent abatements under the leases.

•                  Percentage Rents — income arising from retail tenant leases which are contingent upon the sales of the tenant exceeding a defined threshold.  These rents are recognized in accordance with SAB 101, which states that this income is to be recognized only after the contingency has been removed (i.e. sales thresholds have been achieved).

•                  Hotel Revenues — income arising from the operation of the Hotel Pennsylvania which consists of rooms revenue, food and beverage revenue, and banquet revenue.  Income is recognized when rooms are occupied.  Food and beverage and banquet revenue are recognized when the services have been rendered.

•                  Trade Show Revenues — income arising from the operation of trade shows, including rentals of booths.  This revenue is recognized in accordance with the booth rental contracts when the trade shows have occurred.

•                  Expense Reimbursement Income — income arising from tenant leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes of the respective property.  This income is accrued in the same periods as the expenses are incurred.

Before the Company recognizes revenue, it assesses among other things, its collectibility.  If the Company incorrectly determines the collectibility of its revenue, its net income and assets could be overstated.

Below is a summary of Net income and EBITDA(1) by segment for the years ended December 31, 2002, 2001 and 2000.  Prior to 2001, income from the Company’s preferred stock affiliates (“PSAs”) was included in income from partially-owned entities.  On January 1, 2001, the Company acquired the common stock of its PSAs and converted these entities to taxable REIT subsidiaries.  Accordingly, the Hotel portion of the Hotel Pennsylvania and the management companies (which provide services to the Company’s business segments and operate the Trade Show business of the Merchandise Mart division) have been consolidated effective January 1, 2001.  Amounts for the year ended December 31, 2000 have been reclassified to give effect to the consolidation of these entities, as if consolidated as of January 1, 2000 (see page 11 for the details of the reclassifications by line item).  In addition, the Company has revised EBITDA as previously reported for the year ended December 31, 2001 and 2000 to include income from the early extinguishment of debt of $1,170,000 in 2001 and expense from the early extinguishment of debt of $1,125,000 in 2000 because such items are no longer treated as extraordinary items in accordance with Generally Accepted Accounting Principles.

	December 31, 2002
($ in thousands)	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics	Other(2)
Rentals	$1,216,380	$836,431	$126,545	$195,899	$—	$57,505
Expense reimbursements	155,005	85,420	51,247	14,754	—	3,584
Other income	26,037	21,100	1,622	2,951	—	364
Total revenues	1,397,422	942,951	179,414	213,604	—	61,453
Operating expenses	527,514	330,585	64,511	86,022	—	46,396
Depreciation and amortization	201,771	143,021	15,177	26,716	—	16,857
General and administrative	97,425	33,334	5,015	20,382	—	38,694
Costs of acquisitions and development not consummated	6,874	—	—	—	—	6,874
Amortization of officer’s deferred compensation expense	27,500	—	—	—	—	27,500
Total expenses	861,084	506,940	84,703	133,120	—	136,321
Operating income	536,338	436,011	94,711	80,484	—	(74,868)
Income applicable to Alexander’s	29,653	—	—	—	—	29,653
Income from partially-owned entities	44,458	1,966	(687)	(339)	9,707 (4)	33,811
Interest and other investment income	31,685	6,472	323	507	—	24,383
Interest and debt expense	(237,212)	(138,731)	(56,643)	(22,948)	—	(18,890)
Net (loss) gain on disposition of wholly-owned and partially-owned assets other than real estate	(17,471)	—	—	2,156	—	(19,627)
Minority interest	(3,185)	(3,526)	—	—	—	341
Income before discontinued operations and cumulative effect of change in accounting principle	384,266	302,192	37,704	59,860	9,707	(25,197)
Discontinued operations	16,165	15,910	255	—	—	—
Cumulative effect of change in accounting principle	(30,129)	—	—	—	(15,490)	(14,639)
Net income	370,302	318,102	37,959	59,860	(5,783)	(39,836)
Cumulative effect of change in accounting principle	30,129	—	—	—	15,490	14,639
Interest and debt expense(3)	302,009	139,157	58,409	23,461	25,617	55,365
Depreciation and amortization(3)	257,707	149,361	17,532	27,006	34,474	29,334
EBITDA(1)	$960,147	$606,620	$113,900	$110,327	$69,798	$59,502

See Notes on page 12.

	December 31, 2001
($ in thousands)	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics		Other(2)
Rentals	$814,027	$434,867	$119,790	$197,668	$—		$61,702
Expense reimbursements	129,235	64,097	48,930	13,801	—		2,407
Other income	10,059	3,252	1,076	3,324	—		2,407
Total revenues	953,321	502,216	169,796	214,793	—		66,516
Operating expenses	385,800	205,408	55,551	83,107	—		41,734
Depreciation and amortization	120,833	68,726	14,437	25,397	—		12,273
General and administrative	71,716	11,569	3,572	18,081	—		38,494
Costs of acquisitions not consummated	5,223	—	—	—	—		5,223
Total expenses	583,572	285,703	73,560	126,585	—		97,724
Operating income	369,749	216,513	96,236	88,208	—		(31,208)
Income applicable to Alexander’s	25,718	—	—	—	—		25,718
Income from partially-owned entities	80,612	32,746	1,914	149	17,447	(4)	28,356
Interest and other investment income	54,385	6,866	608	2,045	—		44,866
Interest and debt expense	(167,430)	(49,021)	(55,358)	(33,354)	—		(29,697)
Net (loss) gain on disposition of wholly-owned and partially-owned assets other than real estate	(8,070)	—	—	160	—		(8,230)
Minority interest	(2,520)	(2,466)	—	(40)	—		(14)
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	352,444	204,638	43,400	57,168	17,447		29,791
Gains on sale of real estate	15,495	12,445	3,050	—	—		—
Discontinued operations	9,752	9,265	487	—	—		—
Cumulative effect of change in accounting principle	(4,110)	—	—	—	—		(4,110)
Net income	373,581	226,348	46,937	57,168	17,447		25,681
Cumulative effect of change in accounting principle	4,110	—	—	—	—		4,110
Interest and debt expense(3)	266,783	92,410	57,915	33,354	26,459		56,645
Depreciation and amortization(3)	188,859	91,085	18,957	25,397	33,815		19,605
EBITDA(1)	$833,333	$409,843	$123,809	$115,919	$77,721		$106,041

See Notes on page 12.

	December 31, 2000 (after giving effect to consolidation of PSA’s - see reclassifications below)
($ in thousands)	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics		Other(2)
Rentals	$760,691	$379,986	$128,399	$171,001	$—		$81,305
Expense reimbursements	116,712	57,901	44,994	10,654	—		3,163
Other income	16,566	4,457	2,395	4,661	—		5,053
Total revenues	893,969	442,344	175,788	186,316	—		89,521
Operating expenses	366,651	187,422	54,800	74,553	—		49,876
Depreciation and amortization	104,598	54,892	17,135	21,984	—		10,587
General and administrative	62,650	9,588	662	16,330	—		36,070
Total expenses	533,899	251,902	72,597	112,867	—		96,533
Operating income	360,070	190,442	103,191	73,449	—		(7,012)
Income applicable to Alexander’s	17,363	—	—	—	—		17,363
Income from partially-owned entities	79,694	29,210	667	—	28,778	(4)	21,039
Interest and other investment income	33,681	6,045	—	2,346	—		25,290
Interest and debt expense	(173,432)	(55,089)	(54,305)	(38,569)	—		(25,469)
Minority interest	(1,965)	(1,933)	—	—	—		(32)
Income before gains on sale of real estate and discontinued operations	315,411	168,675	49,553	37,226	28,778		31,179
Gains on sale of real estate	10,965	8,405	2,560	—	—		—
Discontinued operations	8,024	7,230	794	—	—		—
Net income	334,400	184,310	52,907	37,226	28,778		31,179
Interest and debt expense(3)	260,573	96,224	55,741	38,566	27,424		42,618
Depreciation and amortization(3)	167,268	76,696	18,522	20,627	34,015		17,408
EBITDA(1)	$762,241	$357,230	$127,170	$96,419	$90,217		$91,205

See Notes on page 12.

Prior to 2001, income from the Company’s investments in preferred stock affiliates (“PSAs”) was included in income from partially-owned entities.  On January 1, 2001, the Company acquired the common stock of its PSAs and converted these entities to taxable REIT subsidiaries.  Accordingly, the operations of the Hotel portion of the Hotel Pennsylvania and the operations of the management companies (which provide services to the Company’s business segments and operate the Trade Show business of the Merchandise Mart division) have been consolidated effective January 1, 2001.  Amounts for the year ended December 31, 2000 have been reclassified to give effect to the consolidation of these entities, as of January 1, 2000.  The effect of these reclassifications in 2000 was as follows:

(i)	reduction in equity in income of partially-owned entities	$(8,599,000)
(ii)	increase in rental revenues	64,501,000
(iii)	increase in other income	8,325,000
(iv)	increase in operating expenses	(41,233,000)
(v)	increase in depreciation and amortization	(6,906,000)
(vi)	increase in general and administrative expenses	(6,984,000)
(vii)	increase in interest and debt expense	(9,104,000)
(viii)	net impact	$—

These reclassifications had no effect on reported Net Income or EBITDA for the year ended December 31, 2000 and no impact to any other year.

Notes:

(1)          EBITDA should not be considered a substitute for net income.  EBITDA may not be comparable to similarly titled measures employed by other companies.  In addition, the Company has revised EBITDA as previously reported for the years ended December 31, 2001 and 2000 to include income from the early extinguishment of debt of $1,170 in 2001 and expense from the early extinguishment of debt of $1,125 in 2000 because such items are no longer treated as Extraordinary Items in accordance with Generally Accepted Accounting Principles.

(2)          Other EBITDA is comprised of:

	For the Year Ended December 31,
(amounts in thousands)	2002	2001	2000
Newkirk Master Limited Partnership:
Equity in income	$60,756	$54,695	$43,685
Interest and other income	8,795	8,700	7,300
Hotel Pennsylvania	7,636	16,978	26,866
Alexander’s	34,381	19,362	18,330
Investment income and other	36,176	53,289	25,181
Corporate general and administrative expenses	(34,743)	(33,515)	(30,125)
Minority interest income (expense)	341	(15)	(32)
Primestone foreclosure and impairment losses	(35,757)	—	—
Amortization of Officer’s deferred compensation expense	(27,500)	—	—
Write-off of 20 Times Square pre-development costs (2002) and World Trade Center acquisition costs (2001)	(6,874)	(5,223)	—
Net gain on sale of marketable securities	12,346	—	—
Gain on transfer of mortgages	2,096	—	—
Net gain on sale of air rights.	1,688	—	—
Palisades	161	—	—
After-tax net gain on sale of Park Laurel condominium units	—	15,657	—
Write-off of net investment in Russian Tea Room	—	(7,374)	—
Write-off of investments in technology companies	—	(16,513)	—
Total	$59,502	$106,041	$91,205

(3)          Interest and debt expense and depreciation and amortization included in the reconciliation of net income to EBITDA include amounts which are netted in income from partially-owned entities.

(4)          Excludes rent not recognized of $19,348, $15,281 and $9,787 for the years ended December 31, 2002, 2001 and 2000.

The following table sets forth the percentage of the Company’s EBITDA by segment for the years ended December 31, 2002, 2001 and 2000.  The pro forma column gives effect to the January 1, 2002 acquisition by the Company of the remaining 66% interest in CESCR described previously as if it had occurred on January 1, 2001.

	Percentage of EBITDA
	Year Ended December 31,
	2002	2001	2001	2000
		(Pro forma)
Office:
New York City	33%	33%	38%	35%
CESCR	29%	24%	10%	10%
Total	62%	57%	48%	45%
Retail	12%	12%	15%	16%
Merchandise Mart Properties	12%	12%	14%	12%
Temperature Controlled Logistics	8%	8%	10%	13%
Other	6%	11%	13%	14%
	100%	100%	100%	100%

Results Of Operations

Years Ended December 31, 2002 and December 31, 2001

Revenues

The Company’s revenues, which consist of property rentals, tenant expense reimbursements, hotel revenues, trade shows revenues, amortization of above and below market leases acquired under SFAS No. 141, and other income, were $1,397,422,000 for the year ended December 31, 2002, compared to $953,321,000 in the year ended December 31, 2001, an increase of $444,101,000 of which $423,128,000 resulted from the acquisition of the remaining 66% of CESCR and the resulting consolidation of its operations.  Below are the details of the increase (decrease) by segment:

(amounts in thousands)	Date of Acquisition	Total		Office	Retail	Merchandise Mart		Other
Property rentals:
Acquisitions, dispositions and non same store revenue:
CESCR (acquisition of remaining 66% and consolidation vs. equity method accounting for 34%)	January 2002	$393,506		$393,506	$—	$—		$—
Palisades	March 2002	4,109		—	—	—		4,109
715 Lexington Avenue	July 2001	976		—	976	—		—
Las Catalinas (acquisition of remaining 50% and consolidation vs. equity method accounting for 50%)	September 2002	3,108		—	3,108	—		—
435 Seventh Avenue (placed in service)	August 2002	2,541		—	2,541	—		—
424 Sixth Avenue	July 2002	320		—	320	—		—
Properties taken out of service for redevelopment		(767)		—	(767)	—		—
Same Store:
Hotel activity		(7,645	)(1)	—	—	—		(7,645	)(1)
Trade Shows activity		(3,908	)(2)	—	—	(3,908	)(2)	—
Leasing activity		10,113		8,058	577	2,139		(661)
Total increase (decrease) in property rentals		402,353		401,564	6,755	(1,769)		(4,197)

Tenant expense reimbursements:
Increase due to acquisitions		15,319		14,398	921	—		—
Same Store		10,451		6,925	1,396	953		1,177
Total increase (decrease) in tenant expense reimbursements		25,770		21,323	2,317	953		1,177
Other Income:
Increase due to acquisitions		15,379		15,224	11	—		144
Same Store		599		2,624	535	(373)		(2,187)
Total increase (decrease) in other income		15,978		17,848	546	(373)		(2,043)
Total increase (decrease) in revenues		$444,101		$440,735	$9,618	$(1,189)		$(5,063)

(1)          Average occupancy and REVPAR for the Hotel Pennsylvania were 65% and $58 for the year ended December 31, 2002 compared to 63% and $70 for the prior year.

(2)          Reflects a decrease of $3,580 resulting from the rescheduling of two trade shows from the fourth quarter in which they were previously held to the first quarter of 2003.

See supplemental information on page 31, for details of leasing activity and corresponding changes in occupancy.

Expenses

The Company’s expenses were $861,084,000 for the year ended December 31, 2002, compared to $583,572,000 in the year ended December 31, 2001, an increase of $277,512,000 of which $202,852,000 resulted from the acquisition of the remaining 66% of CESCR and the resulting consolidation of its operations.  Below are the details of the increase by segment:

(amounts in thousands)	Total	Office		Retail		Merchandise Mart		Other
Operating:
Acquisitions:
CESCR (acquisition of remaining 66% and consolidation vs. equity method accounting for 34%)	$114,438	$114,438		$—		$—		$—
Palisades	5,158	—		—		—		5,158
715 Lexington Avenue	588	—		588		—		—
435 Seventh Avenue	198	—		198		—		—
424 Sixth Avenue	50	—		50		—		—
Las Catalinas (acquisition of remaining 50% and consolidation vs. equity method accounting for 50%)	1,341	—		1,341		—		—
Hotel activity	503	—		—		—		503
Trade Shows activity	(2,108)	—		—		(2,108	)(3)	—
Same store operations	21,546	10,739	(1)	6,783	(2)	5,023	(4)	(999)
	141,714	125,177		8,960		2,915		4,662
Depreciation and amortization:
Acquisitions	71,435	67,470		1,015		—		2,950
Same store operations	9,503	6,825		(275)		1,319		1,634
	80,938	74,295		740		1,319		4,584
General and administrative:
Acquisitions	20,944	20,944		—		—		—
Other expenses	4,765	821		1,443		2,301	(5)	200
Total increase (decrease) in general and administrative	25,709	21,765		1,443		2,301		200
Amortization of officer’s deferred compensation expense	27,500	—		—		—		27,500
Costs of acquisitions and development not consummated	1,651	—		—		—		1,651	(6)
	$277,512	$221,237		$11,143		$6,535		$38,597

(1)          Results primarily from (i) a $9,725 increase in insurance, security and real estate taxes, largely reimbursed by tenants, and (ii) $2,639 for an allowance for straight-line rent receivables.

(2)          Results primarily from (i) increases in insurance costs which are reimbursed by tenants, (ii) a $402 payment of Puerto Rico taxes related to the prior year, (iii) $2,280 in bad debt allowances for accounts receivable and receivables arising from the straight-lining of rents in 2002 and (iv) lease termination fees and real estate tax refunds netted against expenses in 2001, which aggregated $1,500.

(3)          Results primarily from the rescheduling of two trade shows from the fourth quarter in which they were previously held to the first quarter of 2003.

(4)          Reflects (i) increased insurance costs of $1,366, (ii) a charge of $312 from the settlement of a 1998 utility assessment, and (iii) an increase in real estate taxes of $1,725.

(5)          Reflects a charge of $954 in connection with the termination of a contract and the write-off of related deferred costs.

(6)          Reflects a charge in 2002 of $6,874 for the write-off of pre-development costs at the 20 Times Square project and a charge in 2001 of $5,223 in connection with the World Trade Center acquisition not consummated.

Income Applicable to Alexander’s

Income applicable to Alexander’s (loan interest income, management, leasing, development and commitment fees, and equity in income) was $29,653,000 in the year ended December 31, 2002, compared to $25,718,000 in the year ended December 31, 2001, an increase of $3,935,000.  This increase resulted from (i) $6,915,000 of development and commitment fees in connection with Alexander’s Lexington Avenue development project, (ii) the Company’s $3,524,000 share of Alexander’s gain on sale of its Third Avenue property, partially offset by (iii) the Company’s $6,298,000 share of Alexander’s gain on the sale of its Fordham Road property in the prior year.

Income from Partially-Owned Entities

In accordance with accounting principles generally accepted in the United States of America, the Company reflects the income it receives from (i) entities it owns less than 50% of and (ii) entities it owns more than 50% of, but which have a partner who has shared board and management representation and authority and substantive participating rights on all significant business decisions, on the equity method of accounting resulting in such income appearing on one line in the Company’s consolidated statements of income.  Below is the detail of income from partially-owned entities by investment as well as the increase (decrease) in income from partially-owned entities for the year ended December 31, 2002 as compared to the prior year:

(amounts in thousands)	Total	CESCR(1)		Temperature Controlled Logistics	Newkirk Joint Venture	Las Catalinas Mall(2)		Monmouth Mall (3)	Starwood Ceruzzi Joint Venture		Partially Owned Office Buildings		Other
Year Ended
December 31, 2002:
Revenues	$480,363			$117,663	$295,369	$10,671		$5,760	$695		$50,205
Expenses:
Operating, general and administrative	(46,098)			(7,904)	(8,490)	(3,102)		(2,510)	(2,265)		(21,827)
Depreciation	(106,287)			(59,328)	(34,010)	(1,482)		(943)	(1,430)		(9,094)
Interest expense	(180,431)			(42,695)	(121,219)	(3,643)		(1,520)	—		(11,354)
Other, net	(12,505)			(2,150)	(9,790)	(802)		48	(200)		389
Net income/(loss)	$135,042			$5,586	$121,860	$1,642		$835	$(3,200)		$8,319

Vornado’s interest				60%	22%	50%		50%	80%		24%
Equity in net income/(loss)	$29,872			$3,352	$26,500	$851		$791 (4)	$(2,560)		$1,966		$(1,028)
Interest and other income	8,306			306	8,000	—		—	—		—		—
Fee income	6,280			6,049	—	—		231	—		—		—
Income from partially-owned entities	$44,458	$—	(1)	$9,707	$34,500	$851		$1,022	$(2,560)		$1,966		$(1,028)

Year Ended
December 31, 2001:
Revenues	$747,902	$382,502		$126,957	$179,551	$14,377			$1,252		$43,263
Expenses:
Operating, general and administrative	(180,337)	(135,133)		(8,575)	(13,630)	(2,844)			(820)		(19,335)
Depreciation	(141,594)	(53,936)		(58,855)	(20,352)	(2,330)			(501)		(5,620)
Interest expense	(236,996)	(112,695)		(44,988)	(65,611)	(5,705)			—		(7,997)
Other, net	11,059	1,975		2,108	4,942	—			275		1,759
Net income	$200,034	$82,713		$16,647	$84,900	$3,498			$206		$12,070

Vornado’s interest		34%		60%	30%	50%			80%		34%
Equity in net income/(loss)	$67,679	$28,653		$9,988	$25,470	$1,749			$165		$4,093		$(2,439)
Interest and other income	7,579	—		2,105	5,474	—			—		—		—
Fee income	5,354	—		5,354	—	—			—		—		—
Income from partially-owned entities	$80,612	$28,653		$17,447	$30,944	$1,749		$—	$165		$4,093		$(2,439)

(Decrease) Increase in Income from partially-owned entities	$(36,154)	$(28,653	)(1)	$(7,740)	$3,556	$(898	)(2)	$1,022 (3)	$(2,725	)(5)	$(2,127	)(6)	$1,411 (7)

(1)          On January 1, 2002, the Company acquired the remaining 66% of CESCR it did not previously own.  Accordingly, CESCR is consolidated as of January 1, 2002.

(2)          On September 20, 2002, the Company acquired the remaining 50% of the Mall and 25% of the Kmart anchor store that it did not previously own.  Accordingly, Las Catalinas is consolidated for the period from September 20, 2002 to December 31, 2002.

(3)          On October 10, 2002, a joint venture, in which the Company has a 50% interest, acquired the Monmouth Mall.

(4)          Vornado’s interest in the equity in net income of the Monmouth Mall includes a preferred return of $748 for the year ended December 31, 2002.

(5)          The prior year includes $1,394 for the Company’s share of a gain on sale of a property.

(6)          The year ended December 31, 2002 excludes 570 Lexington Avenue which was sold in May 2001.

(7)          The prior year includes $2,000 for the Company’s share of equity in loss of its Russian Tea Room (“RTR”) investment.  In the third quarter of 2001, the Company wrote-off its entire net investment in RTR based on the operating losses and an assessment of the value of the real estate.

Interest and Other Investment Income

Interest and other investment income (interest income on mortgage loans receivable, other interest income and dividend income) was $31,685,000 for the year ended December 31, 2002, compared to $54,385,000 in the year ended December 31, 2001, a decrease of $22,700,000.  This decrease resulted primarily from a decrease of (i) $12,347,000 due to the non-recognition of income on the mortgage loan to Primestone, which was foreclosed on April 30, 2002, (ii) $4,626,000 due to a lower yield on the investment of the proceeds received from the May 2002 repayment of the Company’s loan to NorthStar Partnership L.P. (22% yield in 2001) and (iii) $2,269,000 due to the non-recognition of income on the loan to Vornado Operating.

Interest and Debt Expense

Interest and debt expense was $237,212,000 for the year ended December 31, 2002, compared to $167,430,000 in the year ended December 31, 2001, an increase of $69,782,000.  This increase was comprised of (i) $100,013,000 from the acquisition of the remaining 66% of CESCR and the resulting consolidation of its operations, partially offset by (ii) a $32,035,000 savings from a 202 basis point reduction in weighted average interest rates of the Company’s variable rate debt and (iii) lower average outstanding debt balances.

Net (Loss) Gain on Disposition of Wholly-owned and Partially-owned Assets Other Than Depreciable Real Estate

The following table sets forth the details of net gain on disposition of wholly-owned and partially-owned assets other than depreciable real estate for the years ended December 31, 2002 and 2001:

	For the Year Ended December 31,
(amounts in thousands)	2002	2001
Wholly-owned Assets:
Gain on transfer of mortgages	$2,096	$—
Gain on sale of Kinzie Park condominiums units	2,156	—
Net gain on sale of air rights	1,688	—
Net gain on sale of marketable securities	12,346	—
Primestone foreclosure and impairment losses	(35,757)	—
Write-off of investments in technology companies	—	(16,513)
Partially-owned Assets:
After-tax net gain on sale of Park Laurel condominium units	—	15,657
Write-off of net investment in Russian Tea Room	—	(7,374)
Other	—	160
	$(17,471)	$(8,070)

Gain on Transfer of Mortgages

In the year ended December 31, 2002, the Company recorded a net gain of $2,096,000 resulting from payments to the Company by third parties that assumed certain of the Company’s mortgages.  Under these transactions the Company paid to the third parties that assumed the Company’s obligations the outstanding amounts due under the mortgages and the third parties paid the Company for the benefit of assuming the mortgages.  The Company has been released by the creditors underlying these loans.

Gain on Sale of Kinzie Park Condominium Units

The Company recognized a gain of $2,156,000 during 2002, from the sale of residential condominiums in Chicago, Illinois.

Net Gain on Sale of Air Rights

The Company recognized a net gain of $1,688,000 in the year ended December 31, 2002.  See Note 3 to the consolidated financial statements in this report on form 8-K for further details.

Primestone Foreclosure and Impairment Losses

On September 28, 2000, the Company made a $62,000,000 loan to Primestone Investment Partners, L.P. (“Primestone”). The Company received a 1% up-front fee and was entitled to receive certain other fees aggregating approximately 3% upon repayment of the loan. The loan bore interest at 16% per annum.  Primestone defaulted on the repayment of this loan on October 25, 2001. The loan was subordinate to $37,957,000 of other debt of the borrower that liened the Company’s collateral. On October 31, 2001, the Company purchased the other debt for its face amount.  The loans were secured by 7,944,893 partnership units in Prime Group Realty, L.P., the operating partnership of Prime Group Realty Trust (NYSE:PGE) and the partnership units are exchangeable for the same number of common shares of PGE.  The loans are also guaranteed by affiliates of Primestone.

On November 19, 2001, the Company sold, pursuant to a participation agreement with a subsidiary of Cadim inc., a Canadian pension fund, a 50% participation in both loans at par for approximately $50,000,000 reducing the Company’s net investment in the loans at December 31, 2001 to $56,768,000 including unpaid interest and fees of $6,790,000.  The participation did not meet the criteria for “sale accounting” under SFAS 140 because Cadim was not free to pledge or exchange the assets.  Accordingly, the Company was required to account for this transaction as a borrowing secured by the loan, rather than as a sale of the loan by classifying the participation as an “Other Liability” and continuing to report the outstanding loan balance at 100% in “Notes and Mortgage Loans Receivable” on the balance sheet.  Under the terms of the participation agreement, cash payments received shall be applied (i) first, to the reimbursement of reimbursable out-of-pocket costs and expenses incurred in connection with the servicing, administration or enforcement of the loans after November 19, 2001, and then to interest and fees owed to the Company through November 19, 2001, (ii) second, to the Company and Cadim, pro rata in proportion to the amount of interest and fees owed following November 19, 2001 and (iii) third, 50% to the Company and 50% to Cadim as recovery of principal.

On April 30, 2002, the Company and Cadim acquired the 7,944,893 partnership units at a foreclosure auction.   The price paid for the units by application of a portion of Primestone’s indebtedness to the Company and Cadim was $8.35 per unit, the April 30, 2002 closing price of shares of PGE on the New York Stock Exchange.  On June 28, 2002, pursuant to the terms of the participation agreement, the Company transferred 3,972,447 of the partnership units to Cadim.

In the second quarter, in accordance with foreclosure accounting, the Company recorded a loss on the Primestone foreclosure of $17,671,000 calculated based on (i) the acquisition price of the units and (ii) its valuation of the amounts realizable under the guarantees by affiliates of Primestone, as compared with the net carrying amount of the investment at April 30, 2002.   In the third quarter of 2002, the Company recorded a $2,229,000 write-down on its investment based on costs expended to realize the value of the guarantees.  Further, in the fourth quarter of 2002, the Company recorded a $15,857,000 write-down of its investment in Prime Group consisting of (i) $14,857,000 to adjust the carrying amount of the Prime Group units to $4.61 per unit, the closing price of PGE shares on the New York Stock Exchange at December 31, 2002 and (ii) $1,000,000 for estimated costs to realize the value of the guarantees.  The Company considered the decline in the value of the units which are convertible into stock to be other than temporary as of December 31, 2002, based on the fact that the market value of the stock has been less than its cost for more than six months, the severity of the decline, market trends, the financial condition and near-term prospects of Prime Group and other relevant factors.

At December 31, 2002, the Company’s carrying amount of the investment was $23,908,000, of which $18,313,000 represents the carrying amount of the 3,972,447 partnership units owned by the Company ($4.61 per unit), $6,100,000 represents the amount expected to be realized under the guarantees, partially offset by $1,005,000 representing the Company’s share of Prime Group Realty’s net loss through September 30, 2002 (see Note 5. Investments in Partially-Owned Entities).

At February 3, 2003, the closing price of PGE shares on the New York Stock Exchange was $5.30 per share.  The ultimate realization of the Company’s investment will depend upon the future performance of the Chicago real estate market and the performance of PGE, as well as the ultimate realizable value of the net assets supporting the guarantees and the Company’s ability to collect under the guarantees.  In addition, the Company will continue to monitor this investment to determine whether additional write-downs are required based on (i) declines in value of the shares of PGE (for which the partnership units are exchangeable) which are “other than temporary” as used in accounting literature and (ii) the amount expected to be realized under the guarantees.

Discontinued Operations

Assets related to discontinued operations at December 31, 2002, represents the Company’s New York City office property located at Two Park Avenue and retail properties located in Vineland, New Jersey, Baltimore, Maryland and Hagerstown, Maryland.  The following is a summary of the combined results of operations of these properties:

	For the Year Ended December 30,
(Amounts in thousands)	2002	2001

Total revenues	$37,648	$32,452
Total expenses	21,483	22,700
Income from discontinued operations	$16,165	$9,752

On January 9, 2003, the Company sold its Baltimore, Maryland retail property which resulted in a net gain of $2,644,000 in the first quarter of 2003.

Gains on Sale of Real Estate

On August 6, 2001, the Company sold its leasehold interest in 550/600 Mamaroneck Avenue for $22,500,000, which approximated book value.

In September 1998, Atlantic City condemned the Company’s property.  In the third quarter of 1998, the Company recorded a gain of $1,694,000, which reflected the condemnation award of $3,100,000, net of the carrying value of the property of $1,406,000.  The Company appealed the amount and on June 27, 2001, was awarded an additional $3,050,000, which has been recorded as a gain in the quarter ended June 30, 2001.

On May 17, 2001, the Company sold its 50% interest in 570 Lexington Avenue for $60,000,000, resulting in a gain of $12,445,000.

Cumulative Effect of Change in Accounting Principle

Upon the adoption of SFAS No. 142 - Goodwill and Other Intangible Assets, on January 1, 2002, the Company wrote-off all of the goodwill associated with the Hotel Pennsylvania and the Temperature Controlled Logistics businesses aggregating $30,129,000.  This write-off was reflected as a cumulative effect of a change in accounting principle in 2002.

Minority Interest

Minority interest was $3,185,000 for the year ended December 31, 2002 compared to $2,520,000 for the prior year, an increase of $665,000.

EBITDA

Below are the details of the changes by segment in EBITDA.

($ in thousands)	Total	Office		Retail		Merchandise Mart		Temperature Controlled Logistics		Other
Year ended December 31, 2001	$833,333	$409,843		$123,809		$115,919		$77,721		$106,041
2002 Operations:
Same store operations(1)	1,811	18,165		(3,131	)(3)	(1,354	)(5)	(6,613	)(6)	(5,256	)(7)
Acquisitions, dispositions and non-recurring income and expenses	125,003	178,612		(6,778	)(4)	(4,238)		(1,310)		(41,283	)(8)
Year ended December 31, 2002	$960,147	$606,620	(2)	$113,900		$110,327		$69,798		$59,502
% increase (decrease) in same store operations	.2%	4.8	%(2)	(2.6	)%(3)	(1.2	)%(5)	(8.4	)%(6)	(5.4	)%(7)

(1)          Represents operations which were owned for the same period in each year and excludes non-recurring income and expenses.

(2)          EBITDA and the same store percentage increase was $316,963 and 5.0% for the New York City office portfolio and $289,657 and 4.1% for the CESCR portfolio.

(3)          Primarily due to lower occupancy and increases in allowances for bad debt expense as a result of the K-Mart and other bankruptcies and the expiration of the Stop & Shop guarantees of several former Bradlees locations.  Average occupancy for the year ended December 31, 2002 was 88.3% (84.0% excluding leases which have not commenced as described in the following sentences) as compared to 92% at December 31, 2001.  The 88.3% occupancy rate includes leases for 490,000 square feet at five locations which have not commenced as of December 31, 2002.  Three of these locations aggregating 268,000 square feet are ground leased to Lowe’s which plans to demolish the existing buildings and construct its own stores at the sites and two locations containing 223,000 square feet are leased to Wal-Mart, which plans to demolish an existing building and construct its own store at one of the sites and occupy the existing store at the other site.  All of these redevelopment projects are subject to governmental approvals and in some cases, the relocation of existing tenants.

(4)          Primarily due to the Company’s share of losses from the Starwood Ceruzzi venture in 2002 of $1,416 (before depreciation) from properties placed in service, as compared to a gain of $1,394 from the sale of one of the venture’s assets in 2001.  EBITDA aggregating $2,600 from the acquisitions in the fourth quarter of 2002 of a 50% interest in the Monmouth Mall and the remaining 50% interest in the Las Catalinas Mall the Company did not previously own, was offset by lease termination fees and other refunds in the fourth quarter of 2001.

(5)          The net of a $1,685 or 1.5% same store increase in the core portfolio and a $3,300 or a 66% decline at the LA Mart as a result of rent reductions and increased marketing expenditures.

(6)          The Company reflects its 60% share of Vornado Crescent Portland Partnership’s (the “Landlord”) rental income it receives from AmeriCold Logistics, its tenant, which leases the underlying temperature controlled warehouses used in its business.  The Company’s joint venture does not recognize rental income unless earned and collection is assured or cash is received.  The Company did not recognize its $19,349 share of the rent the joint venture was due for the year ended December 31, 2002.  The tenant has advised the Landlord that (i) its revenue for the year ended December 31, 2002 from the warehouses it leases from the Landlord, is lower than last year by .1%, and (ii) its gross profit before rent at these warehouses for the corresponding period decreased by $614 (a .001% decrease).  The decrease in revenue is primarily attributable to a reduction in customer inventory turns, a rate reduction with a significant customer and temporary plant shut-downs.  The decrease in gross profit is primarily attributable to higher insurance and workers’ compensation.  In addition, the tenant’s cash requirements for capital expenditures, debt service and a non-recurring pension funding were $8,293 higher in the current year than in the prior year, which impacted the ability of the tenant to pay rent.

(7)          The decrease in same store operations was primarily due to (i) a $14,973 reduction in investment income and (ii) a $9,342 reduction in operating results at the Hotel Pennsylvania, partially offset by (iii) additional development and commitment fees from Alexander’s and (iv) income from the Newkirk MLP.  The reduction in investment income is primarily due to the reinvestment of the proceeds received from the repayment of the Company’s $75,000 loan to NorthStar Partnership LP. in May 2002 at lower yields (1.5% vs. 22%) and not recognizing income on the Company’s foreclosed loan to Primestone and outstanding loan to Vornado Operating.  The Hotel Pennsylvania’s operating results reflect a reduction in average occupancy and REVPAR to 65% and $58 for the year ended December 31, 2002, compared to 63% and $70 for the year ended December 31, 2001.

(8)          Reflects net non-recurring items included in EBITDA (see page 12 footnote 2 for details)

Years Ended December 31, 2001 and December 31, 2000

Revenues

The Company’s revenues, which consist of property rentals, tenant expense reimbursements and other income, were $953,321,000 in the year ended December 31, 2001 compared to $893,969,000 in the prior year, an increase of $59,352,000.  These increases by segment resulted from:

($ in thousands)	Date of Acquisition	Total	Office	Retail		Merchandise Mart	Other

Property Rentals:
Acquisitions:
7 West 34th Street	November 2000	$12,162	$12,162	$—		$—	$—
33 North Dearborn Street	September 2000	3,928	—	—		3,928	—
L.A. Mart	October 2000	8,622	—	—		8,622	—
715 Lexington Avenue	July 2001	861	—	861		—	—
Plaza Suites on Main Street expansion	September 2001	2,784	—	—		2,784	—
Dispositions		(8,343)	—	(8,343	)(1)	—	—

Hotel Activity		(18,234)	—	—		—	(18,234	)(3)
Trade Show Activity		4,490	—	—		4,490	—
Leasing activity		47,066	42,719	(1,127	)(4)	6,843	(1,369	)(2)
Total increase in property rentals		53,336	54,881	(8,609)		26,667	(19,603)

Tenant expense reimbursements:
Increase in tenant expense reimbursements due to acquisitions/dispositions		5,730	2,502	624		2,604	—
Other		6,793	3,694	3,312		543	(756)
Total increase in tenant expense reimbursements		12,523	6,196	3,936		3,147	(756)
Other income		(6,507)	(1,205)	(1,319)		(1,337)	(2,646)
Total increase in revenues		$59,352	$59,872	$(5,992)		$28,477	$(23,005)

(1)          Results primarily from the 14th Street and Union Square property being taken out of service for redevelopment on February 9, 2001 and the sale of the Company’s Texas properties on March 2, 2000.

(2)          Results primarily from the termination of the Sports Authority lease at the Hotel Pennsylvania in January 2001.

(3)          Average occupancy and REVPAR for the Hotel Pennsylvania were 63% and $70 for the year ended December 31, 2001 and 76% and $87 for the year ended December 31, 2000.

(4)          Reflects a decrease of $2,514 in property rentals arising from the straight-lining of rent escalations.

See Supplemental Information on page 31 for details of leasing activity.

Expenses

The Company’s expenses were $583,572,000 in the year ended December 31, 2001, compared to $533,899,000 in the prior year, an increase of $49,673,000.  This increase by segment resulted from:

($ in thousands)	Total	Office	Retail	Merchandise Mart	Other
Operating:
Acquisitions, dispositions and non-recurring items	$8,938	$5,115	$(253)	$6,199	$(2,123)
Hotel activity	(3,331)	—	—	—	(3,331	)(1)
Same store operations	13,542	12,871	1,004	2,355	(2,688)
	19,149	17,986	751	8,554	(8,142)
Depreciation andamortization:
Acquisitions, dispositions and non-recurring items	1,206	2,563	(2,859)	1,502	—
Hotel activity	1,121	—	—	—	1,121
Same store operations	13,908	11,271	161	1,911	565
	16,235	13,834	(2,698)	3,413	1,686
General and Administrative:
Other expenses	8,777	1,981	2,910	1,751	2,135
Donations to Twin Towers Fund and NYC Fireman’s Fund	1,250	—	—	—	1,250
Hotel activity	(1,605)	—	—	—	(1,605)
Appreciation in value of Vornado shares and other securities held in officer’s deferred compensation trust	644	—	—	—	644
	9,066	1,981	2,910	1,751	2,424
Costs of acquisitions and development not consummated	5,223	—	—	—	5,223
	$49,673	$33,801	$963	$13,718	$1,191

(1)          Includes $1,900 for the collection of a receivable from a commercial tenant of the Hotel in 2001 which was previously fully reserved.

Income Applicable to Alexander’s

Income applicable to Alexander’s (loan interest income, management, leasing and development fees, and equity in income) was $25,718,000 in the year ended December 31, 2001, compared to $17,363,000 in the prior year, an increase of $8,355,000.  This increase resulted primarily from the Company’s share of Alexander’s gain on sale of its Fordham Road property on January 12, 2001.

Income from Partially-Owned Entities

In accordance with generally accepted accounting principles, the Company reflects the income it receives from (i) entities it owns less than 50% of and (ii) entities it owns more than 50% of, but which have a partner who has shared board and management representation and authority and substantive participating rights on all significant business decisions, on the equity method of accounting resulting in such income appearing on one line in the Company’s consolidated statements of income. Below is the detail of income from partially-owned entities by investment as well as the increase (decrease) in income from partially-owned entities for the year ended December 31, 2001 as compared to the prior year:

($ in thousands)	Total	CESCR	Temperature Controlled Logistics	Newkirk Joint Venture	Las Catalinas Mall	Starwood Ceruzzi Joint Venture	Partially- Owned Office Buildings	Other

Year Ended December 31, 2001:
Revenues	$747,902	$382,502	$126,957	$179,551	$14,377	$1,252	$43,263	$—
Expenses:
Operating, general and administrative	(180,337)	(135,133)	(8,575)	(13,630)	(2,844)	(820)	(19,335)	—
Depreciation	(141,594)	(53,936)	(58,855)	(20,352)	(2,330)	(501)	(5,620)	—
Interest expense	(236,996)	(112,695)	(44,988)	(65,611)	(5,705)	—	(7,997)	—
Other, net	6,181	1,975	2,108	4,942	—	275	1,759	(4,878)
Net Income	$195,156	$82,713	$16,647	$84,900	$3,498	$206	$12,070	$(4,878)

Vornado’s interest		34%	60%	30%	50%	80%	34%	50%
Equity in net income	$67,679	$28,653	$9,988	$25,470	$1,749	$165	$4,093	$(2,439)
Interest and other income	7,579	—	2,105	5,474	—	—	—	—
Fee income	5,354	—	5,354	—	—	—	—	—
Income from partially-owned entities	$80,612	$28,653	$17,447	$30,944	$1,749	$165	$4,093	$(2,439)

Year Ended December 31, 2000:
Revenues	$698,712	$344,084	$154,467	$143,272	$14,386	$303	$42,200	$—
Expenses:
Operating, general and administrative	(175,135)	(129,367)	(9,029)	(10,652)	(3,817)	(1,740)	(20,530)	—
Depreciation	(126,221)	(42,998)	(57,848)	(14,786)	(2,277)	(153)	(8,159)	—
Interest expense	(218,234)	(98,565)	(46,639)	(58,284)	(4,812)	—	(9,934)	—
Other, net	2,113	3,553	(3,667)	2,557	—	—	2,561	(2,891)
Net Income	$181,235	$76,707	$37,284	$62,107	$3,480	$(1,590)	$6,138	$(2,891)

Vornado’s interest		34%	60%	30%	50%	80%	46%	98%
Equity in net income	$67,392	$25,724	$22,370	$18,632	$1,817	$(1,150)	$2,832	$(2,833)
Interest and other income	6,768	—	874	5,894	—	—	—	—
Fee income	5,534	—	5,534	—	—	—	—	—
Income from partially-owned entities	$79,694	$25,724	$28,778	$24,526	$1,817	$(1,150)	$2,832	$(2,833)

Increase (decrease) in income from partially-owned entities	$918	$2,929	$(11,331)	$6,418	$(68)	$1,315	$1,261	$394

Interest and Other Investment Income

Interest and other investment income (interest income on mortgage loans receivable, other interest income, dividend income and net gains on marketable securities) was $54,385,000 for the year ended December 31, 2001, compared to $33,681,000 in the prior year, an increase of $20,704,000.  This increase resulted primarily from the acquisition of NorthStar subordinated unsecured debt (22% effective rate) on September 19, 2000 and a loan to Primestone Investment Partners, L.P. on September 28, 2000 (20% effective rate).

On September 28, 2000, the Company made a $62,000,000 loan to Primestone Investment Partners, L.P.  The Company received a 1% upfront fee and is entitled to receive certain other fees aggregating approximately 3% upon repayment of the loan.  The loan bears interest at 16% per annum. Primestone Investment Partners, L.P. defaulted on the repayment of this loan on October 25, 2001.  The Company’s loan was subordinate to $37,957,000 of other debt of the borrower that liened the Company’s collateral.  On October 31, 2001, the Company purchased the other debt for its face amount.  The loans are secured by 7,944,893 partnership units in Prime Group Realty, L.P., the operating partnership of Prime Group Realty Trust (NYSE:PGE), which units are exchangeable for the same number of shares of PGE.  The loans are also guaranteed by affiliates of the borrower. The Company has commenced foreclosure proceedings with respect to the collateral.

On November 19, 2001 the Company sold, pursuant to a participation agreement with a subsidiary of Cadim inc., a Canadian pension fund, a 50% participation in both loans at par for approximately $50,000,000 reducing the Company’s net investment in the loans at December 31, 2001 to $56,768,000 including unpaid interest and fees of $6,790,000.  Under the terms of the participation agreement, cash payments received shall be applied (i) first, to the reimbursement of reimbursable out-of-pocket costs and expenses incurred in connection with the servicing, administration or enforcement of the loans after November 19, 2001, (ii) second, to the Company and Cadim pro rata in proportion to the amount of interest and fees owed to them (all of such fees and interest accrued through November 19, 2001 are for the account of Vornado and all of such fees and interest accrued after November 19, 2001 accrue on a 50/50 basis to the Company and Cadim) and (iii) third, 50% to the Company and 50% to Cadim.  The Company has agreed that in the event the Company acquires the collateral in a foreclosure proceeding it will, upon the request of Cadim, deliver 50% of such collateral to Cadim.

For financial reporting at December 31, 2002, purposes, the gross amount of the loan, $106,768,000, is included in “Notes and mortgage loans receivable” and Cadim’s 50% participation, $50,000,000, is reflected in “Other liabilities”.  The Company did not recognize income on these loans for the period from November 19, 2001 through December 31, 2001, and will not recognize income until such time that cash is received or foreclosure proceedings have been consummated.

Included in interest and other investment income for the year ended December 31, 2001, is $2,422,000 of interest income from the $31,424,000 note receivable the Company has from Vornado Operating.  Vornado Operating has only one significant asset, its investment in AmeriCold Logistics and does not generate positive cash flow sufficient to cover all of its expenses.  Accordingly, commencing January 1, 2002, the Company will no longer recognize the interest income due on the $31,424,000 loan until Vornado Operating is cash flow positive in an amount sufficient to fund the interest due to the Company.

Interest and Debt Expense

Interest and debt expense was $167,430,000 for the year ended December 31, 2001, compared to $173,432,000 in the prior year, a decrease of $6,002,000.  This decrease resulted primarily from a $36,270,000 savings from a 289 basis point reduction in weighted average interest rate on variable rate debt partially offset by interest on higher average outstanding loan balances.  Interest and debt expense includes amortization of debt issuance costs of $8,458,000 and $8,423,000 for the years ended December 31, 2001 and 2000.

Net loss on disposition of wholly-owned and partially-owned assets other than depreciable real estate

The following table sets forth the details of net loss on disposition of wholly-owned and partially-owned assets other than depreciable real estate for the year ended December 31, 2001 (no gains/losses in 2000):

($ in thousands)
Wholly-owned Assets:
Write-off of investments in technology companies	$(16,513)
Partially-owned Assets:
After-tax net gain on sale of Park Laurel condominium units	15,657
Write-off of net investment in the Russian Tea Room (“RTR”)	(7,374)
Other	160
$(8,070)

Write-off Investments in Technology Companies

In the first quarter of 2001, the Company recorded a charge of $4,723,000 resulting from the write-off of an equity investment in a technology company.  In the second quarter of 2001, the Company recorded an additional charge of $13,561,000 resulting from the write-off of all of its remaining equity investments in technology companies due to both the deterioration of the financial condition of these companies and the lack of acceptance by the market of certain of their products and services.  In the fourth quarter of 2001, the Company recorded $1,481,000 of income resulting from the reversal of a deferred rent liability relating to the termination of an agreement permitting one of the technology companies access to its properties.

After-tax Net Gain on Sale of Park Laurel Condominium Units

In the third and fourth quarters of 2001, the Park Laurel Joint Venture (69% interest owned by the Company) completed the sale of 52 condominium units of the total 53 units and received proceeds of $139,548,000.  The Company’s share of the after tax net gain was $15,657,000 and is after a charge of $3,953,000 (net of tax benefit of $1,826,000) for awards accrued under the venture’s incentive compensation plan.

Write-off of Net Investment in RTR

In the third quarter of 2001, the Company wrote-off its entire net investment of $7,374,000 in RTR based on the operating losses and an assessment of the value of the real estate.

Discontinued Operations

Assets related to discontinued operations at December 31, 2002 represents the Company’s New York City office property located at Two Park Avenue and retail properties located in Vineland, New Jersey, Baltimore, Maryland and Hagerstown, Maryland.  The following is a summary of the combined results of operations of these properties:

(Amounts in thousands)

	For the Years Ended December 30,
	2001	2000

Total revenues	$32,452	$32,182
Total expenses	22,700	24,158
Income from discontinued operations	$9,752	$8,024

Gains on Sale of Real Estate

In September 1998, Atlantic City condemned the Company’s property.  In the third quarter of 1998, the Company recorded a gain of $1,694,000, which reflected the condemnation award of $3,100,000, net of the carrying value of the property of $1,406,000.  The Company appealed the amount and on June 27, 2001, was awarded an additional $3,050,000, which has been recorded as a gain in the quarter ended June 30, 2001.

On August 6, 2001, the Company sold its leasehold interest in 550/600 Mamaroneck Avenue for $22,500,000, which approximated its net book value.

On May 17, 2001, the Company sold its 50% interest in 570 Lexington Avenue for $60,000,000, resulting in a gain of $12,445,000.

During 2000, the Company sold (i) its three shopping centers located in Texas for $25,750,000, resulting in a gain of $2,560,000 and (ii) its Westport, Connecticut office property for $24,000,000, resulting in a gain of $8,405,000.

Other

The Company recorded the cumulative effect of a change in accounting principle of $4,110,000 in the first quarter of 2001.  The Company had previously marked-to-market changes in the value of stock purchase warrants through accumulated other comprehensive loss.  Under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, those changes are recognized through earnings, and accordingly, the Company has reclassified $4,110,000 from accumulated other comprehensive loss to the consolidated statement of income as of January 1, 2001.  Future changes in value of such securities will be recorded through earnings.

Minority interest was $2,520,000 for the year ended December 31, 2001, compared to $1,965,000 for the prior year, an increase of $555,000.

EBITDA

Below are the details of the changes by segment in EBITDA.

($ in thousands)

	Total	Office		Retail	Merchandise Mart	Temperature Controlled Logistics		Other
Year ended December 31, 2000	$762,241	$357,230		$127,170	$96,419	$90,217		$91,205
2001 Operations:
Same store operations(1)	32,485	37,731		3,305	7,508	(14,723	)(3)	(1,336)
Acquisitions, dispositions and non-recurring income and expenses	38,607	14,882		(6,666)	11,992	2,227		16,172
Year ended December 31, 2001	$833,333	$409,843	(2)	$123,809	$115,919	$77,721		$106,041	(4)
% increase (decrease) in same store operations	4.4%	11.4	%(2)	2.7%	8.2%	(15.8	)%(3)	(1.3	)%(4)

(1)          Represents operations which were owned for the same period in each year.

(2)          EBITDA and the same store percentage increase was $325,204 and 13.7% for the New York City office portfolio and $84,639 and 3.6% for the CESCR portfolio.

(3)          The tenant has reported that (i) its revenue for the year ended December 31, 2001 from the warehouses it leases from the Landlord, is lower than last year by 4.2% and (ii) its gross profit before rent at these warehouses for the corresponding period is lower than last year by $26,764 (a 14.4% decline).  This decrease is attributable to a reduction in total customer inventory stored at the warehouses and customer inventory turns.

Based on the Landlord’s policy of recognizing rental income when earned and collection is assured or cash is received, the Company did not recognize $15,281 and $8,606 of the rent it was due in the years ended December 31, 2001 and 2000.  On December 31, 2001 the Landlord released the tenant from its obligation to pay $39,812 of deferred rent of which the Company’s share was $23,887.  This amount equals the rent which was not recognized as income by the Company and accordingly had no profit and loss effect to the Company.

(4)          Included in “Other” is $2,422 of interest income from the $31,424 note receivable the Company has from Vornado Operating.  Vornado Operating has only one significant asset, its investment in AmeriCold Logistics and does not generate positive cash flow sufficient to cover all of its expenses.  Accordingly, commencing January 1, 2002, the Company no longer recognizes interest income due on the $31,424 loan until Vornado Operating is cash flow positive in an amount sufficient to fund the interest due to the Company.

Supplemental Information

Three Months Ended December 31, 2002 and December 31, 2001

Below is a summary of Net Income and EBITDA(1) by segment for the three months ended December 31, 2002 and 2001.

	For The Three Months Ended December 31, 2002
($ in thousands)	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics		Other(2)
Rentals	$309,313	$209,903	$34,775	$47,579	$—		$17,056
Expense reimbursements	40,642	20,615	14,548	4,885	—		594
Other income	7,813	6,610	585	554	—		64
Total revenues	357,768	237,128	49,908	53,018	—		17,714
Operating expenses	140,631	86,372	19,400	21,491	—		13,368
Depreciation and amortization	54,350	38,799	4,658	6,435	—		4,458
General and administrative	25,862	7,290	1,250	5,090	—		12,232
Cost of acquisitions and development not consummated	6,874	—	—	—	—		6,874
Amortization of officer’s deferred compensation expense	6,875	—	—	—	—		6,875
Total expenses	234,592	132,461	25,308	33,016	—		43,807
Operating income	123,176	104,667	24,600	20,002	—		(26,093)
Income applicable to Alexander’s	7,044	—	—	—	—		7,044
Income from partially-owned entities	14,312	92	116	(119)	3,920	(4)	10,303
Interest and other investment income	5,702	1,401	78	83	—		4,140
Interest and debt expense	(60,595)	(35,384)	(15,499)	(3,789)	—		(5,923)
Net loss on disposition of wholly-owned and partially-owned assets other than real estate	(16,295)	—	—	—	—		(16,295)
Minority interest	(1,239)	(953)	—	(373)	—		87
Income before discontinued operations	72,105	69,823	9,295	15,804	3,920		(26,737)
Discontinued operations	4,308	4,390	(82)	—	—		—
Net income	76,413	74,213	9,213	15,804	3,920		(26,737)
Interest and debt expense(3)	76,861	35,079	15,499	4,022	6,223		16,038
Depreciation and amortization(3)	69,250	41,020	5,202	6,725	8,832		7,471
EBITDA(1)	$222,524	$150,312	$29,914	$26,551	$18,975		$(3,228)

See notes on following page.

	For The Three Months Ended December 31, 2001
($ in thousands)	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics		Other(2)
Rentals	$207,829	$111,735	$30,158	$52,151	$—		$13,785
Expense reimbursements	29,187	10,413	13,985	3,635	—		1,154
Other income	2,709	1,246	(509)	882	—		1,090
Total revenues	239,725	123,394	43,634	56,668	—		16,029
Operating expenses	96,351	50,112	15,251	20,680	—		10,308
Depreciation and amortization	31,822	17,927	4,292	7,141	—		2,462
General and administrative	20,660	3,460	262	4,795	—		12,143
Costs of acquisitions and development not consummated	223	—	—	—	—		223
Total expenses	149,056	71,499	19,805	32,616	—		25,136
Operating income	90,669	51,895	23,829	24,052	—		(9,107)
Income applicable to Alexander’s	3,126	—	—	—	—		3,126
Income from partially-owned entities	18,538	8,057	(1,095)	(70)	4,538	(4)	7,108
Interest and other investment income	10,454	1,100	88	268	—		8,998
Interest and debt expense	(35,622)	(9,539)	(13,983)	(7,488)	—		(4,612)
Net gain on disposition of wholly-owned and partially-owned assets other than real estate	3,719	—	—	160	—		3,559
Minority interest	(1,027)	(987)	—	(40)	—		—
Income before discontinued operations	89,857	50,526	8,839	16,882	4,538		9,072
Discontinued operations	1,885	1,804	81	—	—		—
Net income	91,742	52,330	8,920	16,882	4,538		9,072
Interest and debt expense(3)	64,180	20,663	14,592	7,488	6,261		15,176
Depreciation and amortization(3)	52,386	24,012	5,066	7,141	8,604		7,563
EBITDA(1)	$208,308	$97,005	$28,578	$31,511	$19,403		$31,811

(1)          EBITDA should not be considered a substitute for net income.  EBITDA may not be comparable to similarly titled measures employed by other companies.

(2)          Other EBITDA is comprised of:

($ in thousands)	2002	2001
Newkirk Joint Ventures (30% interest):
Equity in income of limited partnerships	$14,827	$14,238
Interest and other income	2,124	4,155
Alexander’s (33.1% interest)	7,832	3,417
Hotel Pennsylvania	3,015	2,671
Net gain on sale of condominium units	30	1,788
Corporate general and administrative expenses	(11,183)	(12,143)
Minority interest income	87	—
Investment income and other	8,300	17,685
Primestone impairment loss	(15,857)	—
Officer’s deferred compensation	(6,875)	—
Palisades	1,346	—
Write-off of 20 Times Square pre-development costs	(6,874)	—
Total	$(3,228)	$31,811

(3)          Interest and debt expense, depreciation and amortization and straight-lining of rents included in the reconciliation of net income to EBITDA reflects amounts which are netted in income from partially-owned entities.

(4)          Net of $6,987 and $7,630 of rent not recognized as income for the fourth quarter of 2002 and 2001, respectively.

Below are the details of the changes by segment in EBITDA.

($ in thousands)	Total	Office		Retail		Merchandise Mart		Temperature Controlled Logistics	Other
Three months ended December 31, 2001	$208,308	$97,005		$28,578		$31,511		$19,403	$31,811
2002 Operations:
Same store operations(1)	(4,899)	3,558		(1,519	)(3)	(1,794	)(5)	(819)	(4,325	)(6)
Acquisitions, dispositions and non-recurring income and expenses	19,115	49,749		2,855	(4)	(3,166)		391	(30,714	)(7)
Three months ended
December 31, 2002	$222,524	$150,312	(2)	$29,914		$26,551		$18,975	$(3,228)
% (decrease) increase in same store operations	(2.4)%	3.8	%(2)	(5.0	)%(3)	(5.9	)%(5)	(4.1)%	(16.0)%

(1)          Represents operations, which were owned for the same period in each year.

(2)          EBITDA and same store percentage increase was $75,920 and 3.8% for the New York City office portfolio and $74,392 and 3.6% for the CESCR portfolio.

(3)          Primarily due to lower occupancy and increases in allowances for bad debt expense as a result of the K-Mart and other bankruptcies and the expiration of the Stop & Shop guarantees of several former Bradlees locations.  Average occupancy for the quarter ended December 31, 2002 was 86%, (82% excluding leases which have not commenced) as compared to 92% at December 31, 2001.

(4)          Primarily due to EBITDA aggregating $2,600 from the acquisitions in the fourth quarter of 2002 of a 50% interest in the Monmouth Mall and the remaining 50% interest in the Las Catalinas Mall the Company did not previously own, offset by lease termination fees and other refunds in the fourth quarter of 2001.

(5)          Primarily due to rescheduling of two trade shows from the fourth quarter of 2002 to the first quarter of 2003.

(6)          Primarily due to the reinvestment of the proceeds received from the repayment of the Company’s $75,000 loan to NorthStar Partnership L.P. in May 2002 at lower yields and from not recognizing income on the Company’s foreclosed loan to Primestone and loan to Vornado Operating.

(7)          Reflects net non-recurring items included in EBITDA.

In comparing the financial results of the Company’s segments on a quarterly basis, the following should be noted:

•                  The third quarter financial results of the Office and Merchandise Mart segments have historically been impacted by higher net utility costs than in each other quarter of the year;

•                  The fourth quarter financial results of the Retail segment have historically been higher than the first three quarters due to the recognition of percentage rental income in that quarter; and

•                  The second and fourth quarter financial results of the Merchandise Mart segment have historically been higher than the first and third quarters due to major trade shows occurring in those quarters.

Below are the details of the changes by segment in EBITDA for the three months ended December 31, 2002 compared to the three months ended September 30, 2002:

($ in thousands)	Total	Office		Retail	Merchandise Mart		Temperature Controlled Logistics		Other
Three months ended September 30, 2002	$243,442	$151,513		$27,938	$23,903		$14,317		$25,771
2002 Operations:
Same store operations(1)	10,537	5,851		(2,047)	3,331	(2)	4,214	(3)	(812)
Acquisitions, dispositions and non-recurring income and expenses	(31,455)	(7,052)		4,023	(683)		444		(28,187)
Three months ended December 31, 2002	$222,524	$150,312		$29,914	$26,551		$18,975		$(3,228)
% increase (decrease) in same store operations	4.6%	4.2	%(1)	(7.0)%	14.2	%(2)	28.4	%(3)	(3.6)%

(1)          EBITDA and same store percentage increase was $75,920 and 6.1% for the New York City office portfolio and $74,392 and 2.2% for the CESCR portfolio.

(2)          Reflects higher income due to timing of trade shows.

(3)          Primarily due to seasonality of tenant’s operations.

Below is a reconciliation of net income and EBITDA for the three months ended September 30, 2002.

(Amounts in thousands)	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics	Other
Net income (loss) for the three months ended September 30, 2002	$100,688	$77,117	$9,113	$12,467	$(605)	$2,596
Interest and debt expense	78,041	36,085	14,503	4,516	6,533	16,404
Depreciation and amortization	64,713	38,311	4,322	6,920	8,389	6,771
EBITDA for the three months ended September 30, 2002	$243,442	$151,513	$27,938	$23,903	$14,317	$25,771

Leasing Activity

The following table sets forth certain information for the properties the Company owns directly or indirectly, including leasing activity:

	Office		Retail	Merchandise Mart		Temperature Controlled Logistics
(square feet and cubic feet in thousands)	New York City	CESCR		Office	Showroom
As of December 31, 2002:
Square feet	14,304	13,395	12,528	2,838	5,528	17,509
Cubic feet	—	—	—	—	—	441,500
Number of properties	21	53	62	9	9	88
Occupancy rate	95.9%	93.6%	88.3%	89.2%	95.2%	78.5%
Leasing Activity:
Quarter ended December 31, 2002:
Square feet	138	516	890	63	121	—
Initial rent (1)	$44.15	$30.21	$11.17	$30.20	$22.89	—
Rent per square foot on relet space:
Square feet	124	419	776	63	121	—
Initial rent (1)	$44.58	$30.79	$11.43	$30.20	$22.89	—
Prior escalated rent	$36.10	$29.22	$8.67	$31.85	$21.68	—
Percentage increase (decrease)	23.5%	5.4%	31.8%	(5.2)%	5.6%	—
Rent per square foot on space previously vacant:
Square feet	14	97	114	—	—	—
Initial rent (1)	$41.94	$31.01	$9.46	—	—	—

Year Ended December 31, 2002:
Square feet	579	2,342	1,960	164	911	—
Initial rent (1)	$44.82	$31.01	$9.73	$26.97	$18.99	—
Rent per square foot on relet space:
Square feet	457	2,025	1,339	164	911	—
Initial Rent (1)	$44.34	$31.29	$12.17	$26.97	$18.99	—
Prior escalated rent	$34.11	$29.66	$9.19	$26.66	$18.63	—
Percentage increase	30.0%	5.5%	32.4%	1.2%	2.0%	—
Tenant improvements per square foot	$39.00	$14.23	—	$18.74	$2.65	—
Leasing commissions per square foot	$16.47	$3.39	—	$5.08	—	—
Rent per square foot on space previously vacant:
Square feet	122	317	621 (2)	—	—	—
Initial rent (1)	$46.80	$29.21	$4.48	—	—	—

As of December 31, 2001:
Square feet	14,300	4,386	11,301	2,841	5,532	17,695
Cubic feet	—	—	—	—	—	445,200
Number of properties	22	52	55	9	9	89
Occupancy rate	97.4%	94.8%	92.0%	89.2%	95.5%	80.7%

As of December 31, 2000:
Square feet	14,396	4,248	11,293	2,869	5,044	17,495
Cubic feet	—	—	—	—	—	438,900
Number of properties	22	51	55	9	9	88
Occupancy rate	96.3%	97.9%	92.0%	90.2%	97.6%	82.0%

(1)          Most leases include periodic step-ups in rent, which are not reflected in the initial rent per square foot leased.

(2)          Ground leases.

In addition to the above, 48,000 square feet of retail space included in the NYC office properties was leased at an initial rent of $112.01 per square foot for the year ended December 31, 2002.  Further, the Company leased 140,000 square feet of garage space at a weighted average initial rent per square foot of $19.02.

Pro Forma Operating Results - CESCR Acquisition

Below is a summary of net income and EBITDA for the years ended December 31, 2002 and 2001, giving effect to the following transactions as if they had occurred on January 1, 2001: (i) the acquisition of the remaining 66% of CESCR on January 1, 2002 and (ii) the Company’s November 21, 2001 sale of 9,775,000 common units and the use of proceeds to repay indebtedness.

	Year Ended December 31,
(amounts in thousands, except per unit amounts)	2002	2001 (Pro Forma)

Revenues	$1,397,422	$1,352,481
Net income	$370,302	$442,592
Preferred unit distributions	(119,214)	(130,815)
Net income applicable to Class A units	$251,088	$311,777
Net income per Class A unit - diluted	$1.92	$2.89

Senior Unsecured Debt Covenant Compliance Ratios

The following ratios as of and for the three months ended December 31, 2002, are computed pursuant to the covenants and definitions of the Company’s senior unsecured notes due 2007.

	Actual	Required

Total Outstanding Debt/Total Assets	48%	Less than 60%

Secured Debt/Total Assets	43%	Less than 55%

Interest coverage (Annualized Combined EBITDA to Annualized Interest Expense)	2.97	Greater than 1.50

Unencumbered Assets/ Unsecured Debt	674%	Greater than 150%

The covenants and definitions of the Company’s senior unsecured notes due 2007 are described in Exhibit 4.2 to the quarterly report on Form 10-Q for the three months ended September 30, 2002.

Related Parties

Loan and Compensation Agreements

At December 31, 2002, the loan due from Mr. Roth, in accordance with his employment arrangement, was $13,122,500 ($4,704,500 of which is shown as a reduction in partners’ capital).  The loan bears interest at 4.49 % per annum (based on the applicable Federal rate) and matures in January 2006.  The Company also provided Mr. Roth with the right to draw up to $15,000,000 of additional loans on a revolving basis.  Each additional loan will bear interest, payable quarterly, at the applicable Federal rate on the date the loan is made and will mature on the sixth anniversary of the loan.

On May 29, 2002, Mr. Roth replaced common shares of the Company securing the Company’s outstanding loan to Mr. Roth with options to purchase common shares of the Company with a value of not less than two times the loan amount.  As a result of the decline in the value of the options, Mr. Roth supplemented the collateral with cash and marketable securities.

At December 31, 2002, loans due from Mr. Fascitelli, in accordance with his employment agreement, aggregated $8,600,000.  The loans, which were scheduled to mature in 2003, have been extended to 2006 in connection with the extension of Mr. Fascitelli’s employment agreement (discussed below) and bear interest, payable quarterly at a weighted average interest rate of 3.97% (based on the applicable Federal rate).

Pursuant to his 1996 employment agreement, Mr. Fascitelli became entitled to a deferred payment consisting of $5 million in cash and a convertible obligation payable November 30, 2001, at the Company’s option, in either 919,540 Company common shares or the cash equivalent of their appreciated value, so long as such appreciated value is not less than $20 million.  The Company delivered 919,540 shares to a rabbi trust upon execution of the 1996 employment agreement.  The Company accounted for the stock compensation as a variable arrangement in accordance with Plan B of EITF No. 97-14 “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested” as the agreement permitted settlement in either cash or common shares.  Following the guidance in EITF 97-14, the Company recorded changes in fair value of its compensation obligation with a corresponding increase in the liability “Officer’s Deferred Compensation”.  Effective as of June 7, 2001, the payment date was deferred until November 30, 2004.  Effective as of December 14, 2001, the payment to Mr. Fascitelli was converted into an obligation to deliver a fixed number of shares (919,540 shares), establishing a measurement date for the Company’s stock compensation obligation, accordingly the Company ceased accounting for the Rabbi Trust under Plan B of the EITF and began Plan A accounting.  Under Plan A, the accumulated liability representing the value of the shares on December 14, 2001, was reclassified as a component of Partners’ Capital as “Deferred compensation Units earned but not yet delivered.”  In addition, future changes in the value of the shares are no longer recognized as additional compensation expense.  The fair value of this obligation was $34,207,000 at December 31, 2002.  The Company has reflected this liability as Deferred Compensation Units Not Yet Delivered in the Partners’ Capital section of the balance sheet.  For the years ended December 31, 2001 and 2000, the Company recognized approximately $4,744,000 and $3,733,000 of compensation expense of which $2,612,000 and $1,968,000 represented the appreciation in value of the shares in each period and $2,132,000 and $1,765,000 represented dividends paid on the shares.

Effective January 1, 2002, the Company extended its employment agreement with Mr. Fascitelli for a five-year period through December 31, 2006.  Pursuant to the extended employment agreement, Mr. Fascitelli is entitled to receive a deferred payment on December 31, 2006 of 626,566 Vornado common shares which are valued for compensation purposes at $27,500,000 (the value of the shares on March 8, 2002, the date the extended employment agreement was executed).  The shares are held in a rabbi trust for the benefit of Mr. Fascitelli and vested 100% on December 31, 2002.  The extended employment agreement does not permit diversification, allows settlement of the deferred compensation obligation by delivery of these shares only, and permits the deferred delivery of these shares.  The value of these shares was amortized ratably over the one year vesting period as compensation expense.

Pursuant to the Company’s annual compensation review in February 2002 with Joseph Macnow, the Company’s Chief Financial Officer, the Compensation Committee approved a $2,000,000 loan to Mr. Macnow, bearing interest at the applicable federal rate of 4.65% per annum and due January 1, 2006.  The loan, which was funded on July 23, 2002, was made in conjunction with Mr. Macnow’s June 2002 exercise of options to purchase 225,000 Vornado common shares.  The loan is collateralized by assets with a value of not less than two times the loan amount.  As a result of the decline in the value of the options, Mr. Macnow supplemented the collateral with cash and marketable securities.

One other executive officer of the Company has a loan outstanding pursuant to an employment agreement totaling  $1,500,000 at December 31, 2002.  The loan matures in April 2005 and bears interest at the applicable Federal rate provided (4.5% at December 31, 2002).

Transactions with Affiliates and Officers and Trustees of the Company

Alexander’s

The Company owns 33.1% of Alexander’s.  Mr. Roth and Mr. Fascitelli are Officers and Directors of Alexander’s, the Company provides various services to Alexander’s in accordance with management, development and leasing agreements and the Company has made loans to Alexander’s aggregating $119,000,000 at December 31, 2002.  These agreements and the loans are described in Note 5 to the Company’s consolidated financial statements – Investments in Partially-Owned Entities in this report on form 8-K.

The Company constructed a $16.3 million community facility and low-income residential housing development (the “30th Street Venture”), in order to receive 163,728 square feet of transferable development rights, generally referred to as “air rights”.  The Company donated the building to a charitable organization.  The Company sold 106,796 square feet of these air rights to third parties at an average price of $120 per square foot.  An additional 28,821 square feet of air rights was sold to Alexander’s at a price of $120 per square foot for use at Alexander’s 59th Street development project (the “59th Street Project”).  In each case, the Company received cash in exchange for air rights.  The Company identified third party buyers for the remaining 28,111 square feet of air rights related to the 30th Street Venture.  These third party buyers wanted to use the air rights for the development of two projects located in the general area of 86th Street which was not within the required geographical radius of the construction site nor in the same Community Board as the low-income housing and community facility project.  The 30th Street Venture asked Alexander’s to sell 28,111 square feet of the air rights it already owned to the third party buyers (who could use them) and the 30th Street Venture would replace them with 28,111 square feet of air rights.  In October 2002, the Company sold 28,111 square feet of air rights to Alexander’s for an aggregate sales price of $3,059,000 (an average of $109 per square foot).   Alexander’s then sold an equal amount of air rights to the third party buyers for an aggregate sales price of $3,339,000 (an average of $119 per square foot).

Interstate Properties

The Company manages and leases the real estate assets of Interstate Properties pursuant to a management agreement for which the Company receives an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on sixty days’ notice at the end of the term. Although the management agreement was not negotiated at arms length, the Company believes based upon comparable fees charged by other real estate companies that its terms are fair to the Company. For the years ended December 31, 2002, 2001 and 2000, $1,450,000, $1,655,000, and $1,418,000 of management fees were earned by the Company pursuant to the management agreement.

Building Maintenance Service Company (“BMS”)

On January 1, 2003, the Company acquired BMS, a company which provides cleaning and related services primarily to the Company’s Manhattan office properties, for $13,000,000 in cash from the estate of Bernard Mendik and certain other individuals including Mr. Greenbaum, one of the Company’s executive officers.  The Company paid BMS $53,024,000, $51,280,000, and $47,493,000 for the years ended December 31, 2002, 2001 and 2000 for services rendered at the Company’s Manhattan office properties.  Although the terms and conditions of the contracts pursuant to which these services were provided were not negotiated at arms length, the Company believes based upon comparable amounts charged to other real estate companies that the terms and conditions of the contracts were fair to the Company.

Vornado Operating Company and AmeriCold Logistics

In October 1998, Vornado Operating was spun off from the Company in order to own assets that the Company could not itself own and conduct activities that the Company could not itself conduct.  The Company granted Vornado Operating a $75,000,000 unsecured revolving credit facility which expires on December 31, 2004.  Borrowings under the revolving credit facility bear interest at LIBOR plus 3%.  The Company receives a commitment fee equal to 1% per annum on the average daily unused portion of the facility.  No amortization is required to be paid under the revolving credit facility during its term.  The revolving credit facility prohibits Vornado Operating from incurring indebtedness to third parties (other than certain purchase money debt and certain other exceptions) and prohibits Vornado Operating from paying dividends.  As of December 31, 2002, $21,989,000 was outstanding under the revolving credit facility.

Vornado Operating has disclosed that in the aggregate its investments do not, and for the foreseeable future are not expected to, generate sufficient cash flow to pay all of its debts and expenses.  Further, Vornado Operating states that its only investee, AmeriCold Logistics (“Tenant”), anticipates that its Landlord, a partnership 60% owned by the Company and 40% owned by Crescent Real Estate Equities, will need to restructure the leases between the Landlord and the Tenant to provide additional cash flow to the Tenant (the Landlord has previously restructured the leases to provide additional cash flow to the Tenant).  Management anticipates a further lease restructuring and the sale and/or financing of assets by AmeriCold Logistics, and accordingly, Vornado Operating is expected to have a source to repay the debt under this facility, which may be extended.  Since January 1, 2002, the Company has not recognized interest income on the debt under this facility.

On December 31, 2002, the Company and Crescent Real Estate Equities formed a joint venture to acquire the Carthage, Missouri and Kansas City, Kansas quarries from AmeriCold Logistics, the Company’s tenant at the cold storage warehouses (Temperature Controlled Logistics), for $20,000,000 in cash (appraised value).  The Company contributed cash of $8,800,000 to the joint venture representing its 44% interest.  AmeriCold Logistics used the proceeds from the sale to repay a portion of a loan to Vornado Operating.  Vornado Operating then repaid $9,500,000 of the amount outstanding under the Company’s revolving credit facility.  On December 31, 2002, the joint venture purchased $5,720,000 of trade receivables from AmeriCold at a 2% discount, of which the Company’s share was $2,464,000.

Other

The Company owns preferred securities in Capital Trust, Inc. (“Capital Trust”) totaling $29,212,000 at December 31, 2002.   Mr. Roth, the Chairman and Chief Executive Officer of Vornado Realty Trust, is a member of the Board of Directors of Capital Trust nominated by the Company.

On May 17, 2001, the Company sold its 50% interest in 570 Lexington Avenue to the other venture partner, an entity controlled by the late Bernard Mendik, a former trustee and executive officer of the Company, for $60,000,000, resulting in a gain to the Company of $12,445,000.  The sale was initiated by the Company’s partner and was based on a competitive bidding process handled by an independent broker.  The Company believes that the terms of the sale was at arm’s length and were fair to the Company.

During 2002 and 2001, the Company paid approximately $147,000 and $136,000 for legal services to a firm in which one of the Company’s trustees is a member.

On January 1, 2001, the Company acquired the common stock of various preferred stock affiliates which was owned by Officers and Trustees of the Company and converted the affiliates to taxable REIT subsidiaries.  The total acquisition price was $5,155,000.  The purchase price, which was the estimated fair value, was determined by both independent appraisal and by reference to the individuals’ pro rata share of the earnings of the preferred stock affiliates during the three-year period that these investments were held.

Liquidity and Capital Resources

Cash Flows for the Years Ended December 31, 2002, 2001 and 2000

Year Ended December 31, 2002

Cash and cash equivalents were $208,200,000 at December 31, 2002, as compared to $265,584,000 at December 31, 2001, a $57,384,000 decrease.

Cash flow provided by operating activities of $499,825,000 was primarily comprised of (i) income of $370,302,000, (ii) adjustments for non-cash items of $167,762,000, partially offset by (iii) the net change in operating assets and liabilities of $38,239,000.  The adjustments for non-cash items were comprised of (i) a cumulative effect of change in accounting principle of $30,129,000, (ii) amortization of Officer’s deferred compensation expense of $27,500,000, (iii) depreciation and amortization of $205,826,000, (iv) minority interest of $3,185,000, (v) the write-off of $6,874,000 of 20 Times Square pre-development costs, (vi) impairment losses on Primestone of $35,757,000, partially offset by (vii) the effect of straight-lining of rental income of $36,478,000, (viii) equity in net income of partially-owned entities and income applicable to Alexander’s of $74,111,000 and (ix) amortization of below market leases, net of $12,634,000.

Net cash used in investing activities of $24,117,000 was comprised of (i) recurring capital expenditures of $52,728,000, (ii) non-recurring capital expenditures of $42,227,000, (iii) development and redevelopment expenditures of $63,619,000, (iv) investment in notes and mortgages receivable of $56,935,000, (v) investments in partially-owned entities of $100,882,000, (vi) acquisitions of real estate of $23,665,000, (vii) cash restricted, primarily mortgage escrows of $21,471,000 partially offset by proceeds from (viii) distributions from partially-owned entities of $126,077,000, (ix) repayments on notes receivable of $124,500,000 and (x) proceeds from the sale of marketable securities of $87,896,000.

Net cash used in financing activities of $533,092,000 was primarily comprised of (i) Class A unit distributions of $364,730,000, (ii) preferred unit distributions of $119,214,000, (iii) repayments of borrowings of $731,238,000, (iv) redemption of perpetual preferred units of $25,000,000, partially offset by proceeds from (v) the issuance of Class A units of $56,453,000, (vi) proceeds from borrowings of $628,335,000, of which $499,280,000 was from the issuance of the Company’s senior unsecured notes on June 24, 2002, and (vii) the exercise of employee unit options of $26,272,000.

Below are the details of capital expenditures, leasing commissions and development and redevelopment expenditures for the year ended December 31, 2002.

(Amounts in thousands)	Total	New York City Office	CESCR	Retail		Merchandise Mart	Other
Capital Expenditures:
Expenditures to maintain the assets:
Recurring	$27,881	$9,316	$13,686	$1,306		$2,669	$904
Non-recurring	35,270	6,840	16,455	—		11,975	—
	$63,151	$16,156	$30,141	$1,306		$14,644	$904
Tenant improvements:
Recurring	$24,847	$12,017	$5,842	$2,309		$4,679	—
Non-recurring	6,957	2,293	4,664	—		—	—
	$31,804	$14,310	$10,506	$2,309		$4,679	—

Leasing Commissions:
Recurring	$14,345	$8,854	$4,416	$353		$614	$108
Non-recurring	4,205	2,067	2,138	—		—	—
	$18,550	$10,921	$6,554	$353		$614	$108

Total Capital Expenditures and Leasing Commissions:
Recurring	$67,073	$30,187	$23,944	$3,968		$7,962	$1,012
Non-recurring	46,432	11,200	23,257	—		11,975	—
	$113,505	$41,387	$47,201	$3,968		$19,937	$1,012
Development and Redevelopment Expenditures:
Palisades-Fort Lee, NJ	$16,750	$—	$—	$—		$—	$16,750
640 Fifth Avenue	16,749	16,749	—	—		—	—
435 7th Avenue	12,353	12,353	—	—		—	—
Other	17,767	12,664	1,496	(596	)(1)	1,529	2,674
	$63,619	$41,766	$1,496	$(596)		$1,529	$19,424

(1)                                  Includes reimbursements from tenants for expenditures incurred in the prior year.

Capital expenditures are categorized as follows:

Recurring — capital improvements expended to maintain a property’s competitive position within the market and tenant improvements and leasing commissions for costs to re-lease expiring leases or renew or extend existing leases.

Non-recurring — capital improvements completed in the year of acquisition and the following two years which were planned at the time of acquisition and tenant improvements and leasing commissions for space which was vacant at the time of acquisition of a property.

Development and redevelopment expenditures include all hard and soft costs associated with the development or redevelopment of a property, including tenant improvements, leasing commissions and capitalized interest and operating costs until the property is substantially complete and ready for its intended use.

Acquisitions

Acquisitions of individual properties are recorded as acquisitions of real estate assets.  Acquisitions of businesses are accounted for under the purchase method of accounting.  The purchase price for property acquisitions and businesses acquired is allocated to acquired assets and assumed liabilities using their relative fair values as of the acquisition date based on valuations and other studies.  Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

Charles E. Smith Commercial Realty L.P.

On January 1, 2002, the Company completed the combination of Charles E. Smith Commercial Realty L.P. (“CESCR”) with Vornado.  Prior to the combination, Vornado owned a 34% interest in CESCR.  The consideration for the remaining 66% of CESCR was approximately $1,600,000,000, consisting of 15.6 million newly issued Vornado Operating Partnership units and approximately $1 billion of debt (66% of CESCR’s total debt).  The purchase price paid by the Company was determined based on the weighted average closing price of the equity issued to CESCR unitholders for the period beginning two business days before and ending two business days after the date the acquisition was agreed to and announced on October 19, 2001.  The Company also capitalized as part of the basis of the assets acquired approximately $32,000,000 for third party acquisition related costs, including advisory, legal and other professional fees that were contemplated at the time of the acquisition.  The operations of CESCR are consolidated into the accounts of the Company beginning January 1, 2002.  Prior to this date the Company accounted for its 34% interest on the equity method.  See page 32 for unaudited pro forma financial information for the year ended December 31, 2001.

Crystal Gateway One

On July 1, 2002, the Company acquired a 360,000 square foot office building from a limited partnership, which is approximately 50% owned by Mr. Robert H. Smith and Mr. Robert P. Kogod and members of the Smith and Kogod families, trustees of the Company, in exchange for approximately 325,700 newly issued Vornado Operating Partnership units (valued at $13,679,000) and the assumption of $58,500,000 of debt.  The building is located in the Crystal City complex in Arlington, Virginia where the Company already owns 24 office buildings containing over 6.9 million square feet, which it acquired on January 1, 2002, in connection with the Company’s acquisition of CESCR.  The operations of Crystal Gateway One are consolidated into the accounts of the Company from the date of acquisition.

Building Maintenance Service Company (“BMS”)

On January 1, 2003, the Company acquired BMS, a company which provides cleaning and related services primarily to the Company’s Manhattan office properties, for $13,000,000 in cash from the estate of Bernard Mendik and certain other individuals including Mr. Greenbaum, one of the Company’s executive officers.

Las Catalinas Mall

On September 23, 2002, the Company increased its interest in the Las Catalinas Mall located in Caguas, Puerto Rico (San Juan area) to 100% by acquiring the 50% of the mall and 25% of the Kmart anchor store it did not already own. The purchase price was $48,000,000, including $32,000,000 of indebtedness.  The Las Catalinas Mall, which opened in 1997, contains 492,000 square feet, including a 123,000 square foot Kmart and a 138,000 square foot Sears owned by the tenant.

Monmouth Mall

On October 10, 2002, a joint venture in which the Company has a 50% interest, acquired the Monmouth Mall, an enclosed super regional shopping center located in Eatontown, New Jersey containing approximately 1.5 million square feet, including four department stores, three of which aggregating 731,000 square feet are owned by the tenants.  The purchase price was approximately $164,700,000, including transaction costs of $4,400,000.  The Company made a $7,000,000 common equity investment in the venture and provided it with $23,500,000 of preferred equity yielding 14%.  The venture financed the purchase of the Mall with $135,000,000 of floating rate debt at LIBOR plus 2.05%, with a LIBOR floor of 2.50% on $35,000,000, a three-year term and two one-year extension options. The Company’s investment in the Monmouth will be accounted for under the equity method as the Company does not have unilateral control over the joint venture.

Carthage, Missouri and Kansas City, Kansas Quarries

On December 31, 2002, the Company and Crescent Real Estate Equities formed a joint venture to acquire the Carthage, Missouri and Kansas City, Kansas quarries from AmeriCold Logistics’, the Company’s tenant at the cold storage warehouses (Temperature Controlled Logistics) for $20,000,000 in cash (appraised value).  The Company contributed cash of $8,800,000 to the joint venture representing its 44% interest.

The Company’s future success will be affected by its ability to integrate the assets and businesses it acquires and to effectively manage those assets and businesses. The Company currently expects to continue to grow. However, its ability to do so will be dependent on a number of factors, including, among others, (a) the availability of reasonably priced assets that meet the Company’s acquisition criteria and (b) the price of the Company’s common shares, the rates at which the Company is able to borrow money and, more generally, the availability of financing on terms that, in the Company’s view, make such acquisitions financially attractive.

Year Ended December 31, 2001

Cash flow provided by operating activities of $387,685,000 was primarily comprised of (i) income of $373,581,000, (ii) adjustments for non-cash items of $2,155,000, and (iii) the net change in operating assets and liabilities of $19,374,000.  The adjustments for non-cash items were primarily comprised of (i) a cumulative effect of change in accounting principle of $4,110,000, (ii) the write-off of the Company’s remaining equity investments in technology companies of $16,513,000, (iii) the write-off of its entire net investment of $7,374,000 in the Russian Tea Room, (iv) depreciation and amortization of $123,862,000, (v) minority interest of $2,520,000, partially offset by (vi) the effect of straight-lining of rental income of $27,230,000, and (vii) equity in net income of partially-owned entities and income applicable to Alexander’s of $106,330,000.

Net cash used in investing activities of $79,722,000 was primarily comprised of (i) recurring capital expenditures of $41,093,000, (ii) non-recurring capital expenditures of $25,997,000, (iii) development and redevelopment expenditures of $145,817,000, (iv) investment in notes and mortgages receivable of $83,879,000, (v) investments in partially-owned entities of $109,332,000, (vi) acquisitions of real estate of $11,574,000, offset by, (vii) proceeds from the sale of real estate of $162,045,000, and (viii) distributions from partially-owned entities of $114,218,000.

Net cash used in financing activities of $179,368,000 was primarily comprised of (i) proceeds from borrowings of $554,115,000, (ii) proceeds from the issuance of Class A units of $377,193,000, (iii) proceeds from the issuance of preferred units of $52,673,000, offset by, (iv) repayments of borrowings of $835,257,000, (v) Class A unit distributions of $201,813,000, and (vi) preferred unit distributions of $134,141,000.

Below are the details of capital expenditures, leasing commissions and development and redevelopment expenditures.

	Funded by the Company					CESCR (34% Interest)
($ in thousands)	Total	New York City Office	Retail	Merchandise Mart	Other
Capital Expenditures:
Expenditures to maintain the assets:
Recurring	$14,423	$7,684	$1,253	$5,287	$199	$3,121
Non-recurring	20,751	13,635	—	7,116	—	6,678
	$35,174	$21,319	$1,253	$12,403	$199	$9,799
Tenant Improvements:
Recurring	$26,670	$21,452	$271	$4,858	$89	$5,979
Non-recurring	5,246	5,246	—	—	—	190
	$31,916	$26,698	$271	$4,858	$89	$6,169

Leasing Commissions:
Recurring	$19,536	$18,546	$336	$381	$273	$1,142
Non-recurring	7,902	7,902	—	—	—	28
	$27,438	$26,448	$336	$381	$273	$1,170
Total Capital Expenditures and Leasing Commissions:
Recurring	$60,629	$47,682	$1,860	$10,526	$561	$10,242
Non-recurring	$33,899	$26,783	$—	$7,116	$—	$6,896

Development and Redevelopment Expenditures:
Palisades-Fort Lee, NJ	$66,173	$—	$—	$—	$66,173	$—
Market Square on Main Street	29,425	—	—	29,425	—	—
Other	50,219	25,703	6,378	4,350	13,788	14,067
	$145,817	$25,703	$6,378	$33,775	$79,961	$14,067

Year Ended December 31, 2000

Cash flow provided by operating activities of $249,921,000 was primarily comprised of (i) income of $334,400,000 and (ii) adjustments for non-cash items of $34,412,000 offset by (iii) the net change in operating assets and liabilities of $39,102,000 and (iv) the net gain on sale of real estate of $10,965,000.  The adjustments for non-cash items were primarily comprised of (i) depreciation and amortization of $99,846,000 and (ii) minority interest of $1,965,000, partially offset by (iii) the effect of straight lining of rental income of $32,206,000 and (iv) equity in net income of partially-owned entities and income applicable to Alexander’s of $104,017,000.

Net cash used in investing activities of $699,375,000 was primarily comprised of (i) capital expenditures of $171,782,000, (ii) investment in notes and mortgages receivable of $144,225,000, (iii) acquisitions of real estate of $199,860,000, (iv) investments in partially-owned entities of $99,974,000, (v) cash restricted of $183,788,000, of which $173,500,000 represents funds escrowed in connection with a mortgage financing, partially offset by (vi) proceeds from the sale of real estate of $47,945,000 and distributions from partially-owned entities of $68,799,000.  Below are the details of acquisitions of real estate, investments in partially-owned entities, investments in notes and mortgages receivable and capital expenditures.

($ in thousands)	Cash	Debt Assumed	Value of Units Issued	Investment
Acquisitions of Real Estate:
Student Housing Complex (90% Interest)	$6,660	$17,640	$—	$24,300
33 North Dearborn Street	16,000	19,000	—	35,000
7 West 34th Street	128,000	—	—	128,000
L.A. Mart	44,000	10,000	—	54,000
Other	5,200	—	—	5,200
	$199,860	$46,640	$—	$246,500

Investments in Partially-Owned Entities:
Vornado Ceruzzi Joint Venture (80% interest)	$21,940	$—	$—	$21,940
Additional investment in Newkirk Joint Ventures	1,334	—	9,192	10,526
Loan to Alexander’s	15,000	—	—	15,000
Alexander’s - increase in investment to 33%	3,400	—	—	3,400
Funding of Development Expenditures:
Fort Lee (75% interest)	10,400	—	—	10,400
Park Laurel (80% interest)	47,900	—	—	47,900
	$99,974	$—	$9,192	$109,166
Investments in Notes and Mortgages receivable:
Loan to NorthStar Partnership L.P.	$65,000	$—	$—	$65,000
Loan to Primestone Investment Partners, L.P.	62,000	—	—	62,000
Advances to Vornado Operating Company	15,251	—	—	15,251
Other	1,974	—	—	1,974
	$144,225	$—	$—	$144,225

	Total	New York City Office	Retail	Merchandise Mart	Other
Capital expenditures:
Expenditures to maintain the assets	$33,113	$15,661	$414	$11,437	$5,601
Tenant allowances	60,850	51,017	3,307	6,301	225
Total recurring capital expenditures	93,963	66,678	3,721	17,738	5,826
Redevelopment and development expenditures	63,348	40,124	3,600	19,624	—
Corporate	14,471	—	—	—	14,471
	$171,782	$106,802	$7,321	$37,362	$20,297

In addition to the expenditures noted above, the Company recorded leasing commissions of $26,133,000 in the year ended December 31, 2000, of which $24,333,000 was attributable to New York City Office properties, $647,000 was attributable to Retail properties and $1,153,000 was attributable to Merchandise Mart properties.

Net cash provided by financing activities of $473,813,000 was primarily comprised of (i) proceeds from borrowings of $1,195,108,000, (ii) proceeds from issuance of preferred units of $204,750,000, partially offset by, (iii) repayments of borrowings of $633,655,000, and (iv) Class A unit distributions of $168,688,000 (v) preferred unit distributions of $116,212,000.

Certain Future Cash Requirements

For 2003, the Company has budgeted approximately $197.3 million for capital expenditures (excluding acquisitions) and leasing commissions as follows:

($ and square feet in thousands)	Total	New York Office	CESCR Office	Retail	Merchandise Mart	Temperature Controlled Logistics		Other
Expenditures to maintain the assets	$71,900	$23,100	$21,800	$—	$20,200	$5,700	(1)	$1,100	(2)

Tenant improvements	$98,195	$32,500	$40,300	$5,095	$20,300	$—		$—

Per square foot		$38.33	$16.36	$7.34	$15.32

Leasing Commissions	$27,221	$15,000	$9,100	$821	$2,300

Per square foot		$17.69	$3.69	—	$1.74

Total Capital Expenditures and Leasing Commissions	$197,316	$70,600	$71,200	$5,916	$42,800	$5,700		$1,100

Square feet leased		848	2,463	694	1,325

(1)          Represents the Company’s 60% share of the Vornado Crescent Portland Partnership’s obligation to fund $9,500 of capital expenditures per annum.

(2)          Primarily for the Hotel Pennsylvania.

In addition to the capital expenditures reflected above, the Company is currently engaged in certain development and redevelopment projects for which it has budgeted approximately $230.9 million to be expended as outlined in the “Development and Redevelopment Projects” section of Item 1—Business.  The $230.9 million does not include amounts for other projects which are also included in the “Development and Redevelopment Projects” section of Item 1 -Business, as no budgets for them have been finalized.  There can be no assurance that any of the above projects will be ultimately completed, completed on time or completed for the budgeted amount.

No cash requirements have been budgeted for the capital expenditures and amortization of debt of Alexander’s, The Newkirk MLP, or any other entity that is partially owned by the Company.  These investees are expected to fund their own cash requirements.

Financing Activities and Contractual Obligations

Below is a schedule of the Company’s contractual obligations and commitments at December 31, 2002:

($ in thousands)	Total		1 Year		2 — 3 Years	4 — 5 Years	Thereafter
Contractual Cash Obligations:
Mortgages and Notes Payable	$3,537,720	(1)	$449,526	(1)	$705,589	$550,321	$1,832,284
Senior Unsecured Notes due 2007	533,600		—		—	533,600	—
Unsecured Revolving Credit Facility	—		—		—	—	—
Operating Leases	1,029,171		15,347		29,285	29,559	954,980
Total Contractual Cash Obligations	$5,100,491		$464,873		$734,874	$1,113,480	$2,787,264

Commitments:
Standby Letters of Credit	$16,779		$16,779		$—	$—	$—
Other Guarantees	—		—		—	—	—
Total Commitments	$16,779		$16,779		$—	$—	$—

(1)          Includes $153,659, which is offset by an equivalent amount of cash held in a restricted mortgage escrow amount.

The Company is reviewing various alternatives for the repayment or refinancing of debt coming due during 2003.  The Company has $1 billion available under its revolving credit facility which matures in July 2003 and a number of properties which are unencumbered.

The Company’s credit facility contains customary conditions precedent to borrowing such as the bring down of customary representations and warranties as well as compliance with financial covenants such as minimum interest coverage and maximum debt to market capitalization.  The facility provides for higher interest rates in the event of a decline in the Company’s ratings below Baa3/BBB.  This facility also contains customary events of default which could give rise to acceleration and include such items as failure to pay interest or principal and breaches of financial covenants such as maintenance of minimum capitalization and minimum interest coverage.

The Company carries comprehensive liability and all risk property insurance (fire, flood, extended coverage and rental loss insurance) with respect to its assets.  The Company’s all risk insurance policies in effect before September 11, 2001 do not expressly exclude coverage for hostile acts, except for acts of war.  Since September 11, 2001, insurance companies have for the most part excluded terrorist acts from coverage in all risk policies.  The Company has generally been unable to obtain all risk insurance which includes coverage for terrorist acts for policies it has renewed since September 11, 2001, for each of its businesses.  In 2002, the Company obtained $200,000,000 of separate coverage for terrorist acts for each of its New York City Office, Washington, D.C. Office, Retail and Merchandise Mart businesses and $60,000,000 for its Temperature Controlled Logistics business.  Therefore, the Company is at risk for financial loss in excess of these limits for terrorist acts (as defined), which loss could be material.

The Company’s debt instruments, consisting of mortgage loans secured by its properties (which are generally non-recourse to the Company), its senior unsecured notes due 2007 and its revolving credit agreement, contain customary covenants requiring the Company to maintain insurance.  There can be no assurance that the lenders under these instruments will not take the position that an exclusion from all risk insurance coverage for losses due to terrorist acts is a breach of these debt instruments that allows the lenders to declare an event of default and accelerate repayment of debt.  The Company has received correspondence from four lenders regarding terrorism insurance coverage, which the Company has responded to.  In these letters the lenders took the position that under the agreements governing the loans provided by these lenders the Company was required to maintain terrorism insurance on the properties securing the various loans.  The aggregate amount of borrowings under these loans as of December 31, 2002 was approximately $770.4 million, and there was no additional borrowing capacity.  Subsequently, the Company obtained an aggregate of $360 million of separate coverage for “terrorist acts”.  To date, one of the lenders has acknowledged to the Company that it will not raise any further questions based on the Company’s terrorism insurance coverage in place, and the other three lenders have not raised any further questions regarding the Company’s insurance coverage.  If lenders insist on greater coverage for these risks, it could adversely affect the Company’s ability to finance and/or refinance its properties and to expand its portfolio.

On November 26, 2002, the Terrorism Risk Insurance Act of 2002 was signed into law.  Under this new legislation, through 2004 (with a possible extension through 2005), regulated insurers must offer coverage in their commercial property and casualty policies (including existing policies) for losses resulting from defined “acts of terrorism”.  The Company cannot currently anticipate whether the scope and cost of such coverage will be commercially reasonable.  As a result of the legislation, in February 2003 the Company obtained $300 million of per occurrence coverage for terrorist acts for its New York City Office, Washington, D.C. Office and Merchandise Mart businesses, of which $240 million is for Certified Acts, as defined in the legislation.  The Company maintains $200 million and $60 million of separate aggregate coverage that it had in 2002 for each of its Retail and Temperature Controlled Logistics businesses (which has been renewed as of January 1, 2003).  The Company’s current Retail property insurance carrier has advised the Company that there will be an additional premium of approximately $11,000 per month through the end of the policy term (June 30, 2003) for “Acts of Terrorism” coverage, as defined in the new legislation and that the situation may change upon renewal.

In addition, many of the Company’s non-recourse mortgages contain debt service covenants which if not satisfied could require cash collateral.  These covenants are not “ratings” related.

In conjunction with the closing of Alexander’s Lexington Avenue construction loan on July 3, 2002, the Company agreed to guarantee, among other things, the lien free, timely completion of the construction of the project and funding of all project costs in excess of a stated budget, as defined in the loan agreement, if not funded by Alexander’s.

Corporate

On June 24, 2002, the Company completed an offering of $500,000,000 aggregate principal amount of 5.625% senior unsecured notes due June 15, 2007.  Interest on the notes is payable semi-annually on June 15th and December 15th, commencing December 15, 2002.  The net proceeds of approximately $496,300,000 were used to repay the mortgages on 350 North Orleans, Two Park Avenue, the Merchandise Mart and Seven Skyline.  On June 27, 2002, the Company entered into interest rate swaps that effectively converted the interest rate on the $500,000,000 senior unsecured notes due 2007 from a fixed rate of 5.625% to a floating rate of LIBOR plus .7725%, based upon the trailing 3 month LIBOR rate (2.5% if set on December 31, 2002).

On February 25, 2002, Vornado sold 884,543 common shares to a closed-end fund and 514,200 shares to a unit investment trust based on the closing price of $42.96 on the NYSE.  An equivalent amount of Class A units were issued by the Operating Partnership to Vornado for net proceeds of approximately $57,042,000.

The Company and Vornado have an effective shelf registration under which Vornado can offer an aggregate of approximately $895,479,000 of equity securities and Vornado Realty L.P. can offer an aggregate of $500,720,000 of debt securities.

The Company anticipates that cash from continuing operations will be adequate to fund business operations and the payment of dividends and distributions on an on-going basis for more than the next twelve months; however, capital outlays for significant acquisitions will require funding from borrowings or equity offerings.

Recently Issued Accounting Standards

SFAS No. 141 - Business Combinations

SFAS No. 141 - Business Combinations requires companies to account for the value of leases acquired and the costs of acquiring such leases separately from the value of the real estate for all acquisitions subsequent to July 1, 2001.  Accordingly, the Company has evaluated the leases in place for (i) the remaining 66% of CESCR it did not previously own which it acquired on January 1, 2002, (ii) the remaining 50% of the Las Catalinas Mall it did not previously own which it acquired on September 23, 2002 and (iii) a 50% interest in the Monmouth Mall which it acquired on October 10, 2002; to determine whether they were acquired at market, above market or below market.  The Company’s evaluations were based on (i) the differences between contractual rentals and the estimated market rents over the applicable lease term discounted back to the date of acquisition utilizing a discount rate adjusted for the credit risk associated with the respective tenants and (ii) the estimated cost of acquiring such leases giving effect to the Company’s history of providing tenant improvements and paying leasing commissions.

As a result of its evaluations, as of December 31, 2002, the Company has recorded a deferred credit of $48,430,000 representing the value of acquired below market leases, deferred charges of $15,976,000, for the value of acquired above market leases and $3,621,000 for origination costs.  In addition, in the year ended December 31, 2002 the Company has recognized property rentals of $12,634,000 for the amortization of below market leases net of above market leases, and depreciation expense of $1,214,000 for the amortization of the lease origination costs and additional building depreciation resulting from the reallocation of the purchase price of the applicable properties.

SFAS No. 142 - Goodwill and Other Intangible Assets

In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (effective January 1, 2002).  SFAS No. 142 specifies that goodwill and some intangible assets will no longer be amortized but instead be subject to periodic impairment testing.  SFAS No. 142 provides specific guidance for impairment testing of these assets and removes them from the scope of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets.  The Company’s goodwill balance on December 31, 2001 of $30,129,000 consisted of $14,639,000 related to the Hotel Pennsylvania acquisition and $15,490,000 related to the acquisition of the Temperature Controlled Logistics businesses.

Prior to January 1, 2002, the Company performed impairment testing in accordance with SFAS 121.  The Company reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable.  Given the decrease in the estimated market values and the deteriorating performance of Hotel Pennsylvania and Temperature Controlled Logistics, the Company performed a review for recoverability estimating the future cash flows expected to result from the use of the assets and their eventual disposition.  As of December 31, 2001, the sum of the expected cash flows (undiscounted and without interest charges) exceeded the carrying amounts of goodwill, and therefore no impairments were recognized.

Upon adoption of SFAS 142 on January 1, 2002, the Company tested the goodwill for impairment at the reporting level unit utilizing the prescribed two-step method.  The first step compared the fair value of the reporting unit (determined based on a discounted cash flow approach) with its carrying amount.  As the carrying amount of the reporting unit exceeded its fair value, the second step of the impairment test was performed to measure the impairment loss.  The second step compared the implied fair value of goodwill with the carrying amount of the goodwill.  As the carrying amounts of the goodwill exceeded the fair values, on January 1, 2002 the Company wrote-off all of the goodwill of the Hotel and the Temperature Controlled Logistics business as an impairment loss totaling $30,129,000.  The write-off has been reflected as a cumulative effect of change in accounting principle on the income statement.

Previously reported “Income before gains on sale of real estate and cumulative effect of change in accounting principle” and “Net income applicable to Class A units” for the year ended December 31, 2001 would have been approximately $1,230,000 higher, or $2.35 and $2.48 per Class A unit diluted, if such goodwill was not amortized in the prior year.

SFAS No. 143 – Accounting for Asset Retirement Obligations and SFAS No. 144 – Accounting for the Impairment or Disposal of Long-Lived Assets

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations (effective January 1, 2003) and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (effective January 1, 2002).  SFAS No. 143 requires the recording of the fair value of a liability for an asset retirement obligation in the period which it is incurred.  SFAS No. 144 supersedes current accounting literature and now provides for a single accounting model for long-lived assets to be disposed of by sale and requires discontinued operations presentation for disposals of a “component” of an entity. In accordance with SFAS No. 144, for all periods presented, the Company reclassified its consolidated statements of operations to reflect income and expenses for properties which are held for sale as discontinued operations and reclassified its consolidated balance sheets to reflect assets and liabilities related to such properties as assets related to discontinued operations and liabilities related to discontinued operations.

SFAS No. 145 – Rescission of SFAS No. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections

In April 2002, the FASB issued SFAS No. 145, Rescission of SFAS No. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections.  SFAS No. 145 requires, among other things, (i) that the modification of a lease that results in a change of the classification of the lease from capital to operating under the provisions of SFAS No. 13 be accounted for as a sale-leaseback transaction and (ii) the reporting of gains or losses from the early extinguishment of debt as extraordinary items only if they met the criteria of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations.  The rescission of SFAS No. 4 is effective January 1, 2003.  The amendment of SFAS No. 13 is effective for transactions occurring on or after May 15, 2002. The adoption of this statement did not have a material effect on the Company’s financial statements.

SFAS No. 146 – Accounting for Costs Associated with Exit or Disposal Activities

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (effective January 1, 2003).  SFAS No. 146 replaces current accounting literature and requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial statements.

SFAS No. 148 – Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123

On August 7, 2002, the Company announced that beginning January 1, 2003, it will expense the cost of employee stock options in accordance with the SFAS No. 123, Accounting For Stock-Based Compensation.  In December 2002, the FASB issued SFAS No. 148 – Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123 to amend the transition and disclosure provisions of SFAS No. 123.  Specifically, SFAS No. 123, as amended, would permit two additional transition methods for entities that adopt the fair value method of accounting for stock based employee compensation.  The Company will adopt SFAS No. 123 prospectively by valuing and accounting for employee stock options granted in 2003 and thereafter.  The Company will utilize a binomial valuation model and appropriate market assumptions to determine the value of each grant.  Stock-based compensation expense will be recognized on a straight-line basis over the vesting period of the respective grants.

FASB Interpretation No. 45 – Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.

In November 2002, the FASB issued Interpretation No. 45 – Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued.  The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.  The Company believes that the adoption of this interpretation will not have a material effect to the Company’s financial statements.

FASB Interpretation No. 46 – Consolidation of Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46 – Consolidation of Variable Interest Entities, which requires the consolidation of an entity by an enterprise (i) if that enterprise, known as a “primary beneficiary”, has a variable interest that will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both and (ii) if the entity is a variable interest entity, as defined by Interpretation No. 46.  An entity is a variable interest entity if (a) the total equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (b) the equity investors do not have the characteristics of a controlling financial interest in the entity.  Interpretation No. 46 applies immediately to all variable interest entities created after January 31, 2003.  For variable interest entities created by public companies before February 1, 2003, Interpretation No. 46 must be applied no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003.  The initial determination of whether an entity is a variable interest entity shall be made as of the date at which a primary beneficiary becomes involved with the entity and reconsidered as of the date one of three triggering events described by Interpretation No. 46 occur.  The Company does not believe that the adoption of this Interpretation will have a material effect on its financial statements.

ITEM 8.         FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEPENDENT AUDITORS’ REPORT

Partners
Vornado Realty L.P.
New York, New York

We have audited the accompanying consolidated balance sheets of Vornado Realty L.P. as of December 31, 2002 and 2001, and the related consolidated statements of income, partners’ capital and cash flows for each of the three years in the period ended December 31, 2002. Our audits also included the financial statement schedules listed in the Exhibit Index. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Vornado Realty L.P. at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 2 to the consolidated financial statements, on January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.” As discussed in Note 4 to the consolidated financial statements, the Company applied the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 6, 2003
(November 19, 2003 as to Note 4)

VORNADO REALTY L.P.

CONSOLIDATED BALANCE SHEETS

	December 31,
(Amounts in thousands, except unit and per unit amounts)	2002	2001

ASSETS
Real estate, at cost:
Land	$1,446,956	$850,979
Buildings and improvements	5,829,294	3,394,512
Development costs and construction in progress	88,550	258,357
Leasehold improvements and equipment	67,521	55,585
Total	7,432,321	4,559,433
Less accumulated depreciation and amortization	(709,229)	(488,822)
Real estate, net	6,723,092	4,070,611
Assets related to discontinued operations	127,285	128,611
Cash and cash equivalents, including U.S. government obligations under repurchase agreements of $33,393 and $15,235	208,200	265,584
Escrow deposits and restricted cash	263,125	204,463
Marketable securities	42,525	126,774
Investments and advances to partially-owned entities, including Alexander’s of $193,879 and $188,522	961,126	1,270,195
Due from officers	20,643	18,197
Accounts receivable, net of allowance for doubtful accounts of $13,887 and $8,831	65,754	47,406
Notes and mortgage loans receivable	86,581	258,555
Receivable arising from the straight-lining of rents, net of allowance of $4,071 in 2002	229,467	195,483
Other assets	290,381	191,464
	$9,018,179	$6,777,343
LIABILITIES AND PARTNERS’ CAPITAL
Notes and mortgages payable	$3,537,720	$2,477,173
Senior Unsecured Notes due 2007, at fair value ($34,245 in excess of accreted note balance in 2002)	533,600	—
Revolving credit facility	—	—
Accounts payable and accrued expenses	202,756	179,597
Officers compensation payable	16,997	6,708
Deferred credit	59,362	11,940
Other liabilities	3,030	51,895
Total liabilities	4,353,465	2,727,313
Minority interest	20,508	25,795
Commitments and contingencies
Partners’ Capital:
Equity	4,774,901	4,089,313
Distributions in excess of net income	(176,458)	(95,647)
	4,598,443	3,993,666
Deferred compensation units earned but not yet delivered	66,660	38,253
Deferred compensation units issued but not yet earned	(2,629)	—
Accumulated other comprehensive loss	(13,564)	(2,980)
Due from officers for purchase of Class A units of beneficial interest	(4,704)	(4,704)
Total partners’ capital	4,644,206	4,024,235
	$9,018,179	$6,777,343

See notes to consolidated financial statements.

VORNADO REALTY L.P.

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(Amounts in thousands, except per unit amounts)	2002	2001	2000

Revenues:
Rentals	$1,216,380	$814,027	$667,300
Expense reimbursements	155,005	129,235	116,694
Other income (including fee income from related parties of $1,450, $1,655, and $1,418)	26,037	10,059	9,796
Total revenues	1,397,422	953,321	793,790
Expenses:
Operating	527,514	385,800	305,487
Depreciation and amortization	201,771	120,833	96,335
General and administrative	97,425	71,716	47,093
Amortization of officer’s deferred compensation expense	27,500	—	—
Costs of acquisitions and development not consummated	6,874	5,223	—
Total expenses	861,084	583,572	448,915
Operating income	536,338	369,749	344,875
Income applicable to Alexander’s	29,653	25,718	17,363
Income from partially-owned entities	44,458	80,612	86,654
Interest and other investment income	31,685	54,385	32,809
Interest and debt expense (including amortization of deferred financing costs of $8,339, $8,458, and $7,298)	(237,212)	(167,430)	(164,325)
Net loss on disposition of wholly-owned and partially-owned assets other than real estate	(17,471)	(8,070)	—
Minority interest	(3,185)	(2,520)	(1,965)
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	384,266	352,444	315,411
Gains on sale of real estate	—	15,495	10,965
Discontinued operations	16,165	9,752	8,024
Cumulative effect of change in accounting principle	(30,129)	(4,110)	—
Net income	370,302	373,581	334,400
Preferred unit distributions (including accretion of issuance expenses of $958 in 2001 and $2,875 in 2000)	(119,214)	(130,815)	(124,736)
NET INCOME applicable to Class A units	$251,088	$242,766	$209,664

INCOME PER CLASS A UNIT – BASIC:
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting	$2.08	$2.33	$2.05
Gains on sale of real estate	—	.16	.12
Discontinued operations	.13	.10	.09
Cumulative effect of change in accounting principle	(.24)	(.04)	—
Net income per Class A unit	$1.97	$2.55	$2.26

INCOME PER CLASS A UNIT – DILUTED:
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	$2.03	$2.25	$2.00
Gains on sale of real estate	—	.16	.12
Discontinued operations	.12	.10	.08
Cumulative effect of change in accounting principle	(.23)	(.04)	—
Net income per Class A unit	$1.92	$2.47	$2.20

See notes to consolidated financial statements.

VORNADO REALTY L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(amounts in thousands, except per unit amounts)	Preferred Units	Limited Partnership Units	General Partner’s Units	Distributions in Excess of Net Income	Accumulated Other Comprehensive Loss	Other	Total Partners’ Capital	Comprehensive Income

Balance, January 1, 2000	$478,585	$1,207,262	$1,700,010	$(116,979)	$(1,448)	$(4,800)	$3,262,630

Net Income	—	—	—	334,400	—	—	334,400	$334,400
Distributions paid on Preferred units
Series A Preferred units ($3.25 per unit)	—	—	—	(21,689)	—	—	(21,689)	—
Series B Preferred units ($1.68 per unit)	—	—	—	(7,225)	—	—	(7,225)	—
Series C Preferred units ($1.31 per unit)	—	—	—	(9,776)	—	—	(9,776)	—
Net proceeds from issuance of limited partnership units	—	204,750	—	—	—	—	204,750	—
Distributions paid on Class A units ($1.97 per unit)	—	—	—	(183,051)	—	—	(183,051)	—
Class A units issued under employees’ share plan	—	—	9,928	—	—	—	9,928
Preferential allocations to unitholders	—	21,285	—	(86,046)	—	—	(64,761)	—
Limited partnership units issued in connection with acquisitions	—	9,192	—	—	—	—	9,192	——
Conversion of limited partnership units to Class A units	—	(1,792)	1,792	—	—	—	—	—
Accretion of issuance expenses on preferred units	2,875	—	—	—	—	—	2,875	—
Class A units issued in connection withdividend reinvestment plan	—	—	1,026	—	—	—	1,026	—
Change in unrealized net loss on securities available for sale	—	—	—	—	(18,399)	—	(18,399)	(18,399)
Appreciation of securities held in officer’s deferred compensation trust	—	—	—	—	(579)	—	(579)	(579)
Forgiveness of amount due from officers	—	—	—	—	—	96	96	—
Balance December 31, 2000	$481,460	$1,440,697	$1,712,756	$(90,366)	$(20,426)	$(4,704)	$3,519,417	$315,422

Net Income	—	—	—	373,581	—	—	373,581	$373,581
Distributions paid on Preferred units
Series A Preferred units ($3.25 per unit)	—	—	—	(19,505)	—	—	(19,505)	—
Series B Preferred units ($1.68 per unit)	—	—	—	(7,225)	—	—	(7,225)	—
Series C Preferred units ($1.31 per unit)	—	—	—	(9,775)	—	—	(9,775)	—
Distributions paid on Class A units ($2.32 per unit)	—	—	—	(215,541)	—	—	(215,541)	—
Distributions payable on Class A units ($.31 per unit)	—	—	—	(32,506)	—	—	(32,506)	—
Net proceeds from issuance of limited partnership units	—	62,673	—	—	—	—	62,673	—
Net of proceeds from isssuance of Class A units	—	—	376,933	—	—	—	376,933	—
Class A units issued under employees’ share plan	—	—	9,959	—	—	—	9,959	—
Preferential allocations to unitholders	—	2,580	—	(94,310)	—	—	(91,730)	—
Conversion of Preferred units to limited partnership units	(13,441)	—	13,441	—	—	—	—	—
Conversion of limited partnership units to Class A units	—	(52,087)	52,087	—	—	—	—	—
Accretion of issuance expenses on preferred units	958	—	—	—	—	—	958	—
Class A units issued in connection with dividend reinvestment plan	—	—	1,297	—	—	—	1,297	—
Change in unrealized net loss on securities available for sale	—	—	—	—	18,178	—	18,178	18,178
Deferred compensation units earned but not yet delivered	—	—	—	—	—	38,253	38,253	—
Pension obligations	—	—	—	—	(732)	—	(732)	(732)
Balance December 31, 2001	$468,977	$1,453,863	$2,166,473	$(95,647)	$(2,980)	$33,549	$4,024,235	$391,027

See notes to consolidated financial statements.

VORNADO REALTY L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

(amounts in thousands, except per unit amounts)	Preferred Units	Limited Partnership Units	General Partner’s Units	Distributions in Excess of Net Income	Accumulated Other Comprehensive Loss	Other	Total Partners’ Capital	Comprehensive Income

Balance, December 31, 2001	$468,977	$1,453,863	$2,166,473	$(95,647)	$(2,980)	$33,549	$4,024,235
Net Income	—	—	—	370,302	—	—	370,302	$370,302
Distributions to Preferred unitholders:
Series A Preferred Units ($3.25 per unit)	—	—	—	(6,167)	—	—	(6,167)	—
Series B Preferred Units ($2.125 per unit)	—	—	—	(7,225)	—	—	(7,225)	—
Series C Preferred Units ($2.125 per unit)	—	—	—	(9,775)	—	—	(9,775)	—
Other	—	—	—	(96,047)	—	—	(96,047)	—
Redemption of perpetual preferred units	—	—	(25,000)	—	—	—	(25,000)	—
Distributions paid on Class A units ($2.97 per unit including $.31 for 2001)	—	—	—	(364,405)	—	—	(364,405)	—
Reversal of distributions payable on Class A units in 2001	—	—	—	32,506	—	—	32,506	—
Class A units issued under employees’ share plan	—	—	24,385	—	—	—	24,385	—
Class A units issued in 2002	—	625,234	56,453	—	—	—	681,687	—
Conversion of Series A preferred units to Class A units	(203,489)	—	203,489	—	—	—	—	—
Deferred compensation units	—	—	2,629	—	—	25,778	28,407	—
Class A units issued in connection with reinvestment plan	—	—	1,887	—	—	—	1,887	—
Conversion of Limited Partnership units to General Partner’s units	—	(30,418)	30,418	—	—	—	—	—
Change in unrealized net loss on securities available for sale	—	—	—	—	(8,936)	—	(8,936)	(8,936)
Other non-cash charges, primarily pension obligations	—	—	—	—	(1,648)	—	(1,648)	(1,648)
Balance, December 31,2002	$265,488	$2,048,679	$2,460,734	$(176,458)	$(13,564)	$59,327	$4,644,206	$359,718

See notes to consolidated financial statements.

VORNADO REALTY L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Amounts in thousands)	2002	2001	2000

Cash Flows from Operating Activities:
Net income	$370,302	$373,581	$334,400
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of change in accounting principle	30,129	4,110	—
Minority interest	3,185	2,520	1,965
Amortization of officer’s deferred compensation	27,500	—	—
Net loss on dispositions of wholly-owned and partially-owned assets other than real estate	17,471	8,070	—
Costs of acquisitions and development not consummated	6,874	5,223	—
Gains on sale of real estate	—	(15,495)	(10,965)
Depreciation and amortization (including debt issuance costs)	205,826	123,862	99,846
Straight-lining of rental income	(36,478)	(27,230)	(32,206)
Amortization of below market leases, net	(12,634)	—	—
Equity in income of Alexander’s	(29,653)	(25,718)	(17,363)
Equity in income of partially-owned entities	(44,458)	(80,612)	(86,654)
Changes in operating assets and liabilities	(38,239)	19,374	(39,102)
Net cash provided by operating activities	499,825	387,685	249,921
Cash Flows from Investing Activities:
Development costs and construction in progress	(63,619)	(145,817)	(35,701)
Acquisitions of real estate and other	(23,665)	(11,574)	(199,860)
Additions to real estate	(96,018)	(67,090)	(136,081)
Investments in partially-owned entities	(100,882)	(109,332)	(99,974)
Proceeds from sale of real estate	—	162,045	47,945
Investments in notes and mortgage loans receivable	(56,935)	(83,879)	(144,225)
Repayment of notes and mortgage loans receivable	124,500	64,206	5,222
Cash restricted, primarily mortgage escrows	(21,471)	9,896	(183,788)
Distributions from partially-owned entities	126,077	114,218	68,799
Real estate deposits	—	—	4,819
Purchases of marketable securities	—	(14,325)	(26,531)
Proceeds from sale or maturity of securities available for sale	87,896	1,930	—
Net cash used in investing activities	(24,117)	(79,722)	(699,375)
Cash Flows from Financing Activities:
Proceeds from borrowings	628,335	554,115	1,195,108
Repayments of borrowings	(731,238)	(835,257)	(633,655)
Costs of refinancing debt	(3,970)	(3,394)	(18,445)
Redemption of perpetual preferred units	(25,000)	—	—
Proceeds from issuance of preferred units	—	52,673	204,750
Proceeds from issuance of Class A units	56,453	377,193	—
Class A unit distributions	(364,730)	(201,813)	(168,688)
Preferred unit distributions	(119,214)	(134,141)	(116,212)
Exercise of unit options	26,272	11,256	10,955
Net cash (used in) provided by financing activities	(533,092)	(179,368)	473,813
Net increase (decrease) in cash and cash equivalents	(57,384)	128,595	24,359
Cash and cash equivalents at beginning of year	265,584	136,989	112,630
Cash and cash equivalents at end of year	$208,200	$265,584	$136,989
Supplemental Disclosure of Cash Flow Information:
Cash payments for interest (including capitalized interest of $6,677, $12,171 and $12,269)	$247,048	$171,166	$165,325
Non-Cash Transactions:
Financing assumed in acquisitions	$1,596,903	$—	$46,640
Class A units issued in connection with acquisitions	625,234	18,798	9,192
Unrealized (loss) gain on securities available for sale	860	9,495	(18,399)
(Appreciation) depreciation of securities held in officer’s deferred compensation trust	—	(3,023)	(579)

See notes to consolidated financial statements.

VORNADO REALTY L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Organization and Business

Vo rnado Realty L.P. (the “Operating Partnership” and/or the “Company”) is a Delaware limited partnership. Vornado Realty Trust (“Vornado”), a fully-integrated real estate investment trust (“REIT”), is the sole general partner of, and owned approximately 79% of the common limited partnership interest in, the Operating Partnership at February 3, 2003. All references to the “Company” refer to the Operating Partnership and its consolidated subsidiaries.

The Company currently owns directly or indirectly:

Office Properties (“Office”):

(i)  all or portions of 74 office properties aggregating approximately 27.7 million square feet in the New York City metropolitan area (primarily Manhattan) and in the Washington D.C. and Northern Virginia area;

Retail Properties (“Retail”):

(ii)  62 retail properties in six states and Puerto Rico aggregating approximately 12.5 million square feet, including 1.8 million square feet built by tenants on land leased from the Company;

Merchandise Mart Properties:

(iii)  8.6 million square feet of showroom and office space, including the 3.4 million square foot Merchandise Mart in Chicago;

Temperature Controlled Logistics:

(iv)  a 60% interest in the Vornado Crescent Portland Partnership that owns 88 cold storage warehouses nationwide with an aggregate of approximately 441.5 million cubic feet of refrigerated space leased to AmeriCold Logistics;

Other Real Estate Investments:

(v)  33.1% of the outstanding common stock of Alexander’s, Inc. (“Alexander’s”);

(vi)  the Hotel Pennsylvania in New York City consisting of a hotel portion containing 1.0 million square feet with 1,700 rooms and a commercial portion containing .4 million square feet of retail and office space;

(vii)  a 21.7% interest in The Newkirk Master Limited Partnership which owns office, retail and industrial properties net leased primarily to credit rated tenants, and various debt interests in such properties;

(viii) eight dry warehouse/industrial properties in New Jersey containing approximately 2.0 million square feet; and

(ix)  other investments, including interests in other real estate, marketable securities and loans and notes receivable.

2.    Summary of Significant Accounting Policies

Basis of Presentation:  The accompanying consolidated financial statements include the accounts of Vornado Realty L.P. and entities in which the Company has a 50% or greater interest, provided that the Company exercises direct or indirect control.  All significant intercompany amounts have been eliminated.  The Company considers the guidance in APB 18, SOP 78-9 and EITF 96-16 in determining whether it does or does not control joint ventures on a case-by-case basis, taking into account board representation, management representation and authority and the contractual and substantive participating rights of its partners/members.  If the approval of all of the partners/members is contractually required with respect to major decisions, such as operating and capital budgets, the sale, exchange or other disposition of any real property assets, the hiring of a Chief Executive Officer, the commencement, compromise or settlement of any lawsuit, legal proceeding or arbitration or the placement of any new or additional financing secured by any assets of the joint venture, then the Company does not control the venture and therefore will not consolidate the entity, despite the fact that it may own 50% or more of the relevant entity.  This is the case with respect to Temperature Controlled Logistics, Monmouth Mall, MartParc Orleans, MartParc Wells, 825 Seventh Avenue and Starwood Ceruzzi.  If the Company is able to unilaterally make major decisions for the partially owned entity and owns an interest greater than 50%, the Company has control and therefore consolidates the entity.  The Company accounts for investments under the equity method when the Company’s ownership interest is more than 20% but less than 50% and the Company does not exercise direct or indirect control. When partially-owned investments are in partnership form, the 20% threshold may be reduced.  For all other investments, the Company uses the cost method.  Equity investments are recorded initially at cost and subsequently adjusted for the Company’s share of the net income or loss and cash contributions and distributions to or from these entities.

Prior to January 1, 2001, the Company’s equity interests in partially-owned entities also included investments in preferred stock affiliates (corporations in which the Company owned all of the preferred stock and none of the common equity).  Ownership of the preferred stock entitled the Company to substantially all of the economic benefits in the preferred stock affiliates.  On January 1, 2001, the Company acquired the common stock of the preferred stock affiliates, which was owned by the Officers and Trustees of the Company, and converted them to taxable REIT subsidiaries.  Accordingly, the Hotel portion of the Hotel Pennsylvania and the management companies (which provide services to the Company’s business segments and operate the Trade Show business of the Merchandise Mart division) have been consolidated beginning January 1, 2001.

Management has made estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications:  Certain prior year balances have been reclassified in order to conform to current year presentation.

Real Estate:  Real estate is carried at cost, net of accumulated depreciation and amortization.  Betterments, major renewals and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized.  Maintenance and repairs are charged to operations as incurred.  For redevelopment of existing operating properties, the net book value of the existing property under redevelopment plus the cost for the construction and improvements incurred in connection with the redevelopment are capitalized to the extent the capitalized costs of the property do not exceed the estimated fair value of the redeveloped property when complete.  If the cost of the redeveloped property, including the undepreciated net book value of the property carried forward, exceeds the estimated fair value of redeveloped property, the excess is charged to expense.  Depreciation is provided on a straight-line basis over the assets’ estimated useful lives which range from 7 to 40 years.  Tenant allowances are amortized on a straight-line basis over the lives of the related leases, which approximates the useful lives of the assets.  Additions to real estate include interest expense capitalized during construction of $6,677,000, $12,171,000, and $12,269,000 for the years ended December 31, 2002, 2001, and 2000.

Upon acquisitions of real estate, the Company assesses the fair value of acquired assets (including land, buildings, tenant improvements, acquired above and below market leases and the origination cost of acquired in-place leases in accordance with SFAS No. 141) and acquired liabilities, and allocate purchase price based on these assessments.  The Company assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information.  Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property.  The Company’s properties are reviewed for impairment if events or circumstances change indicating that the carrying amount of the assets may not be recoverable.  If the Company incorrectly estimates the values at acquisition or the undiscounted cash flows, initial allocations of purchase price and future impairment charges may be different.

Cash and Cash Equivalents:  Cash and cash equivalents consist of highly liquid investments purchased with original maturities of three months or less. Cash and cash equivalents does not include cash escrowed under loan agreements and cash restricted in connection with an officer’s deferred compensation payable.

Allowance for doubtful accounts:  The Company periodically evaluates the collectibility of amounts due from tenants and maintains an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under the lease agreements.  The Company also maintains an allowance for receivables arising from the straight-lining of rents.  This receivable arises from earnings recognized in excess of amounts currently due under the lease agreements.  Management exercises judgment in establishing these allowances and considers payment history and current credit status in developing these estimates.

Marketable Securities:  The Company has classified debt and equity securities which it intends to hold for an indefinite period of time (including warrants to acquire equity securities) as securities available for sale; equity securities it intends to buy and sell on a short term basis as trading securities; and preferred stock investments as securities held to maturity.  Unrealized gains and losses on trading securities are included in earnings.  Unrealized gains and losses on securities available for sale are included as a component of partners’ capital and other comprehensive income.  Realized gains or losses on the sale of securities are recorded based on specific identification.  A portion of the Company’s preferred stock investments are redeemable and accounted for in accordance with EITF 99-20 “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.”  Income is recognized by applying the prospective method of adjusting the yield to maturity based on an estimate of future cash flows.  If the value of the investment based on the present value of the future cash flows is less than the Company’s carrying amount, the investments will be written-down to fair value through earnings.  Investments in securities of non-publicly traded companies are reported at cost, as they are not considered marketable under SFAS No. 115.

At December 31, 2002 and 2001, marketable securities had an aggregate cost of $41,665,000 and $117,284,000 and an aggregate market value of $42,525,000 and $126,774,000 (of which $0 and $13,888,000 represents trading securities; $2,020,000 and $49,763,000 represents securities available for sale; and $40,505,000 and $63,123,000 represent securities held to maturity).  Gross unrealized gains and losses were $860,000 and $0 at December 31, 2002, and $14,738,000 and $5,243,000 at December 31, 2001.

Notes and Mortgage Loans Receivable: The Company’s policy is to record mortgages and notes receivable at the stated principal amount less any discount or premiums.  The Company accretes or amortizes any discounts or premiums over the life of the related loan receivable utilizing the effective interest method.  The Company evaluates the collectibility of both interest and principal of each of its loans, if circumstances warrant, to determine whether it is impaired. A loan is considered to be impaired, when based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the existing contractual terms. When a loan is considered to be impaired, the amount of the loss accrual is calculated by comparing the recorded investment to the value determined by discounting the expected future cash flows at the loan’s effective interest rate or, as a practical expedient, to the value of the collateral if the loan is collateral dependent.  Interest on impaired loans is recognized on a cash basis.

Deferred Charges: Direct financing costs are deferred and amortized over the terms of the related agreements as a component of interest expense. Direct costs related to leasing activities are capitalized and amortized on a straight-line basis over the lives of the related leases. All other deferred charges are amortized on a straight-line basis, which approximates the effective interest rate method, in accordance with the terms of the agreements to which they relate.

Fair Value of Financial Instruments: All financial instruments of the Company are reflected in the accompanying consolidated balance sheets at amounts which, in management’s estimation, based upon an interpretation of available market information and valuation methodologies (including discounted cash flow analyses with regard to fixed rate debt) are considered appropriate.  The fair value of the Company’s debt is approximately $178,566,000 in excess of the aggregate carrying amount at December 31, 2002.  Such fair value estimates are not necessarily indicative of the amounts that would be realized upon disposition of the Company’s financial instruments.

Derivative Instruments And Hedging Activities:  Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  As required by SFAS 133, the Company records all derivatives on the balance sheet at fair value.  The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.  The cumulative effect of implementing SFAS No. 133 on January 1, 2001, was $4,110,000.

For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings.  The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.  Additionally, the Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.

On June 27, 2002, the Company entered into interest rate swaps that effectively converted the interest rate on the $500,000,000 senior unsecured notes due 2007 from a fixed rate of 5.625% to a floating rate of LIBOR plus .7725%, based upon the trailing 3 month LIBOR rate (2.18% at December 31, 2002).  These swaps were designated and effective as fair value hedges, with a fair value of $34,245,000 at December 31, 2002, which is included in Other Assets on the Company’s balance sheet.  Accounting for these swaps also requires the Company to recognize changes in the fair value of the debt during each reporting period.  At December 31, 2002, the fair value adjustment of $34,245,000, based on the fair value of the swaps, is included in the balance of the Senior Unsecured Notes.  Because the hedging relationship qualifies for the “short-cut” method, no hedge ineffectiveness on these fair value hedges was recognized during 2002.

Revenue Recognition:  The Company has the following revenue sources and revenue recognition policies:

Base Rents — income arising from tenant leases.  These rents are recognized over the non-cancelable term of the related leases on a straight-line basis which includes the effects of rent steps and free rent abatements under the leases.

Percentage Rents — income arising from retail tenant leases which are contingent upon the sales of the tenant exceeding a defined threshold.  These rents are recognized in accordance with SAB 101, which states that this income is to be recognized only after the contingency has been removed (i.e. sales thresholds have been achieved).

Hotel Revenues — income arising from the operation of the Hotel Pennsylvania which consists of rooms revenue, food and beverage revenue, and banquet revenue.  Income is recognized when rooms are occupied.  Food and beverage and banquet revenue are recognized when the services have been rendered.

Trade Show Revenues — income arising from the operation of trade shows, including rentals of booths.  This revenue is recognized in accordance with the booth rental contracts when the trade shows have occurred.

Expense Reimbursement Income — income arising from tenant leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes of the respective property.  This income is accrued in the same periods as the expenses are incurred.  Contingent rents are not recognized until realized.

Income Taxes: No provision has been made for income taxes in the accompanying consolidated financial statements of the Operating Partnership since such taxes, if any, are the responsibility of the partners.

The Company owns stock in corporations that have elected to be treated for Federal income tax purposes, as taxable REIT subsidiaries (“TRS”).  The value of the combined TRS stock cannot and does not exceed 20% of the value of the Company’s total assets.  A TRS is taxable on its net income at regular corporate tax rates.  For the 2002 tax year, the total income tax is approximately $1,430,000.

The net basis of the Company’s assets and liabilities for tax purposes is approximately $2,822,000,000 lower than the amount reported for financial statement purposes.

At December 31, 2002, the Company had a capital loss carryover of approximately $73,000,000.  The capital loss carryover is available to offset future capital gains that would otherwise be required to be distributed as distributions to partners.

Amounts Per Class A Unit:  Basic earnings per Class A Unit is computed based on weighted average units outstanding.  Diluted earnings per Class A unit considers the effect of outstanding options, warrants and convertible or redeemable securities.

Stock Based Compensation:  In 2002 and prior years, the Company accounted for stock-based compensation using the intrinsic value method. Under the intrinsic value method compensation cost is measured as the excess, if any, of the quoted market price of Vornado’s stock at the date of grant over the exercise price of the option granted. Compensation cost for stock options, if any, is recognized ratably over the vesting period.  The Company’s policy is to grant options with an exercise price equal to the quoted market price of Vornado’s stock on the grant date. An equivalent number of Class A units are issued when options are exercised.  Accordingly, no compensation cost has been recognized for the Company’s stock option plans.  See Note 9 - Employees’ Share Option Plan for details of the Company’s outstanding employee share options and the related pro forma stock-based employee compensation cost. Effective January 1, 2003, the Company adopted SFAS No. 123 “Accounting for Stock Based Compensation” as amended by SFAS No. 148 “Accounting for Stock - Based Compensation - Transition and Disclosure.”  The Company will adopt SFAS No. 123 prospectively by valuing and accounting for employee stock options granted in 2003 and thereafter.  The Company will utilize a binomial valuation model and appropriate market assumptions to determine the value of each grant.  Stock-based compensation expense will be recognized on a straight-line basis over the vesting period of the respective grants.

In addition to employee stock option grants, the Company has also granted restricted shares to certain of its employees that vest over a three to five year period.  The Company records the value of each restricted share award as stock-based compensation expense based on the Company’s closing stock price on the NYSE on the date of grant on a straight-line basis over the vesting period.  As of December 31, 2002, the Company has 250,927 restricted shares or rights to receive restricted shares outstanding to employees of the Company, excluding 626,566 shares issued to the Company’s President in connection with his employment agreement.  The Company recognized $1,868,000 of stock-based compensation expense in 2002 for the portion of these shares that vested during the year.

Recently Issued Accounting Standards

SFAS No. 141 - Business Combinations requires companies to account for the value of leases acquired and the costs of acquiring such leases separately from the value of the real estate for all acquisitions subsequent to July 1, 2001.  Accordingly, the Company has evaluated the leases in place for (i) the remaining 66% of CESCR it did not previously own which it acquired on January 1, 2002, (ii) the remaining 50% of the Las Catalinas Mall it did not previously own which it acquired on September 23, 2002 and (iii) a 50% interest in the Monmouth Mall which it acquired on October 10, 2002, to determine whether they were acquired at market, above market or below market.  The Company’s evaluations were based on (i) the differences between contractual rentals and the estimated market rents over the applicable lease term discounted back to the date of acquisition utilizing a discount rate adjusted for the credit risk associated with the respective tenants and (ii) the estimated cost of acquiring such leases giving effect to the Company’s history of providing tenant improvements and paying leasing commissions.

As a result of its evaluations, as of December 31, 2002, the Company has recorded a deferred credit of $48,430,000 representing the value of acquired below market leases, deferred charges of $15,976,000 for the value of acquired above market leases and $3,621,000 for origination costs.  In addition, in the year ended December 31, 2002 the Company has recognized property rentals of $12,634,000, for the amortization of below market leases net of above market leases, and depreciation expense of $1,214,000 for the amortization of the lease origination costs and additional building depreciation resulting from the reallocation of the purchase price of the applicable properties.

SFAS No. 142 – Goodwill and Other Intangible Assets

In June 2001, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets (effective January 1, 2002).  SFAS No. 142 specifies that goodwill and some intangible assets will no longer be amortized but instead be subject to periodic impairment testing.  SFAS No. 142 provides specific guidance for impairment testing of these assets and removes them from the scope of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets.  The Company’s goodwill balance on December 31, 2001 of $30,129,000 consisted of $14,639,000 related to the Hotel Pennsylvania acquisition and $15,490,000 related to the acquisition of the Temperature Controlled Logistics businesses.

Prior to January 1, 2002, the Company performed impairment testing in accordance with SFAS 121.  The Company reviewed for impairment whenever events or changes in circumstances indicated that the carrying amount of an asset may not be recoverable.  Given the decrease in the estimated market values and the deteriorating performance of Hotel Pennsylvania and Temperature Controlled Logistics, the Company performed a review for recoverability estimating the future cash flows expected to result from the use of the assets and their eventual disposition.  As of December 31, 2001, the sum of the expected cash flows (undiscounted and without interest charges) exceeded the carrying amounts of goodwill, and therefore no impairments were recognized.

Upon adoption of SFAS 142 on January 1, 2002, the Company tested the goodwill for impairment at the reporting level unit utilizing the prescribed two-step method.  The first step compared the fair value of the reporting unit (determined based on a discounted cash flow approach) with its carrying amount.  As the carrying amount of the reporting unit exceeded its fair value, the second step of the impairment test was performed to measure the impairment loss.  The second step compared the implied fair value of goodwill with the carrying amount of the goodwill.  As the carrying amounts of the goodwill exceed the fair values, on January 1, 2002 the Company wrote-off all of the goodwill of the Hotel and the Temperature Controlled Logistics businesses as an impairment loss totaling $30,129,000.  The write-off has been reflected as a cumulative effect of change in accounting principle on the income statement.

Previously reported “Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle” and “Net income applicable to Class A units” for the year ended December 31, 2001 would have been approximately $1,230,000 higher, or $2.35 and $2.48 per Class A unit diluted, if such goodwill was not amortized in the prior year.

SFAS No. 143 – Accounting for Asset Retirement Obligations and SFAS No. 144 – Accounting for the Impairment or Disposal of Long-Lived Assets

In August 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations (effective January 1, 2003) and SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (effective January 1, 2002).  SFAS No. 143 requires the recording of the fair value of a liability for an asset retirement obligation in the period which it is incurred.  SFAS No. 144 supersedes current accounting literature and now provides for a single accounting model for long-lived assets to be disposed of by sale and requires discontinued operations presentation for disposals of a “component” of an entity. In accordance with SFAS No. 144, for all periods presented, the Company reclassified its consolidated statements of operations to reflect income and expenses for properties which are held for sale as discontinued operations and reclassified its consolidated balance sheets to reflect assets and liabilities related to such properties as assets related to discontinued operations and liabilities related to discontinued operations.

SFAS No. 145 – Rescission of SFAS No. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections

In April 2002, the FASB issued SFAS No. 145, Rescission of SFAS No. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections.  SFAS No. 145 requires, among other things, (i) that the modification of a lease that results in a change of the classification of the lease from capital to operating under the provisions of SFAS No. 13 be accounted for as a sale-leaseback transaction and (ii) the reporting of gains or losses from the early extinguishment of debt as extraordinary items only if they met the criteria of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations.  The rescission of SFAS No. 4 is effective January 1, 2003.  The amendment of SFAS No. 13 is effective for transactions occurring on or after May 15, 2002. The adoption of this statement did not have a material effect on the Company’s financial statements.

SFAS No. 146 – Accounting for Costs Associated with Exit or Disposal Activities

In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (effective January 1, 2003).  SFAS No. 146 replaces current accounting literature and requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial statements.

SFAS No. 148 – Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123

On August 7, 2002, the Company announced that beginning January 1, 2003, it will expense the cost of employee stock options in accordance with SFAS No. 123, Accounting For Stock-Based Compensation.  In December 2002, the FASB issued Statement No. 148 – Accounting for Stock-Based Compensation – Transition and Disclosure – An Amendment of FASB Statement No. 123 to amend the transition and disclosure provisions of SFAS No. 123.  Specifically, SFAS No. 123, as amended, would permit two additional transition methods for entities that adopt the fair value method of accounting for stock based employee compensation.  The Company will adopt SFAS No. 123 prospectively by valuing and accounting for employee stock options granted in 2003 and thereafter.  The Company will utilize a binomial valuation model and appropriate market assumptions to determine the value of each grant.  Stock-based compensation expense will be recognized on a straight-line basis over the vesting period of the respective grants.

FASB Interpretation No. 45 – Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others

In November 2002, the FASB issued Interpretation No. 45 – Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, which elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued.  The initial recognition and measurement provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.  The Company believes that the adoption of this interpretation will not have a material effect to the financial statements.

FASB Interpretation No. 46 – Consolidation of Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46 – Consolidation of Variable Interest Entities, which requires the consolidation of an entity by an enterprise (i) if that enterprise, known as a “primary beneficiary”, has a variable interest that will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur, or both and (ii) if the entity is a variable interest entity, as defined by Interpretation No. 46.  An entity is a variable interest entity if (a) the total equity investment at risk in the entity is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties or (b) the equity investors do not have the characteristics of a controlling financial interest in the entity.  Interpretation No. 46 applies immediately to all variable interest entities created after January 31, 2003.  For variable interest entities created by public companies before February 1, 2003, Interpretation No. 46 must be applied no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003.  The initial determination of whether an entity is a variable interest entity shall be made as of the date at which a primary beneficiary becomes involved with the entity and reconsidered as of the date one of three triggering events described by Interpretation No. 46 occur.  The Company does not believe that the adoption of this Interpretation will have a material effect on its financial statements.

3.    Acquisitions and Dispositions

The Company completed approximately $1,834,600,000 of real estate acquisitions or investments in 2002 and $19,200,000 in 2001.  These acquisitions were consummated through subsidiaries or preferred stock affiliates of the Company.  Acquisitions of business were recorded under the purchase method of accounting. Related net assets and results of operations have been included in these financial statements since their respective dates of acquisition.  The pro forma effect of the individual acquisitions and in the aggregate other than Charles E. Smith Commercial Realty, were not material to the Company’s historical results of operations.

Acquisitions of individual properties are recorded as acquisitions of real estate assets.  Acquisitions of businesses are accounted for under the purchase method of accounting. The purchase price for property acquisitions and businesses acquired is allocated to acquired assets and assumed liabilities using their relative fair values as of the acquisition date based on valuations and other studies. Initial valuations are subject to change until such information is finalized no later than 12 months from the acquisition date.

Office:

Charles E. Smith Commercial Realty Investment (“CESCR”)

On January 1, 2002, the Company completed the combination of CESCR with Vornado.  CESCR has a dominant market position in the Washington, D.C. and Northern Virginia area, owning approximately 12.4 million square feet in 53 office properties as well as a highly competent management team.  In the Company’s opinion, the assets were acquired at below replacement cost and with below market leases.  As a result of the combination, the Company will be in position to capitalize on the favorable supply/demand characteristics of the Washington, D.C office markets.  Prior to the combination, Vornado owned a 34% interest in CESCR.  The consideration for the remaining 66% of CESCR was approximately $1,600,000,000, consisting of 15.6 million newly issued Vornado Operating Partnership units and approximately $1 billion of debt (66% of CESCR’s total debt).  The purchase price paid by the Company was determined based on the weighted average closing price of the equity issued to CESCR unitholders for the period beginning two business days before and ending two business days after the date the acquisition was agreed to and announced on October 19, 2001.  The Company also capitalized as part of the basis of the assets acquired approximately $32,000,000 for third party acquisition related costs, including advisory, legal and other professional fees that were contemplated at the time of the acquisition.  The following table summarizes the estimated fair value of assets acquired and liabilities assumed at January 1, 2002, the date of acquisition.

(Amounts in thousands)

Land, buildings and improvements	$1,681,000
Intangible deferred charges	36,000
Working capital	41,000
Total Assets Acquired	1,758,000

Mortgages and notes payable	1,023,000
Intangible deferred credit	62,000
Other liabilities	34,000
Total Liabilities Assumed	1,119,000

Net Assets Acquired	$639,000

The Company’s estimate of the weighted average useful life of acquired intangibles is approximately three years.  This acquisition was recorded as a business combination under the purchase method of accounting.  The purchase price was allocated to acquired assets and assumed liabilities using their relative fair values as of January 1, 2002 based on valuations and other studies.  The operations of CESCR are consolidated into the accounts of the Company beginning January 1, 2002.  Prior to this date the Company accounted for its 34% interest on the equity method.

The unaudited pro forma information set forth below presents the condensed consolidated statements of income for the Company for the year ended December 31, 2001 as if the following transactions had occurred on January 1, 2001, (i) the acquisition of CESCR described above and (ii) the Company’s November 21, 2001 sale of 9,775,000 Class A units and the use of proceeds to repay indebtedness.

	For the Year Ended December 31,
Condensed Consolidated Statements of Income (in thousands, except per unit amounts)	2002	Pro Forma 2001
Revenues	$1,397,422	$1,352,481
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	$384,266	$421,455
Discontinued operations	16,165	9,752
Gains on sale of real estate	—	15,495
Cumulative effect of change in accounting principle	(30,129)	(4,110)
Net income	370,302	442,592
Preferred unit distributions	(119,214)	(130,815)
Net income applicable to Class A units	$251,088	$311,777
Net income per Class A unit – basic	$1.97	$2.97
Net income per Class A unit – diluted	$1.92	$2.89

Crystal Gateway One

On July 1, 2002, the Company acquired a 360,000 square foot office building from a limited partnership, which is approximately 50% owned by Mr. Robert H. Smith and Mr. Robert P. Kogod and members of the Smith and Kogod families, trustees of the Company, in exchange for approximately 325,700 newly issued Vornado Operating Partnership units (valued at $13,679,000) and the assumption of $58,500,000 of debt.  The building is located in the Crystal City complex in Arlington, Virginia where the Company already owns 24 office buildings containing over 6.9 million square feet, which it acquired on January 1, 2002, in connection with the Company’s acquisition of CESCR.  The operations of Crystal Gateway One are consolidated into the accounts of the Company from the date of acquisition.

Building Maintenance Service Company

On January 1, 2003, the Company acquired the Building Maintenance Service Company for $13,000,000 in cash, which provides cleaning and related services and security services to office properties, including the Company’s Manhattan office properties.  This company was previously owned by the estate of Bernard Mendik and certain other individuals including Mr. Greenbaum, one of the Company’s executive officers.  This acquisition was recorded as a business combination under the purchase method of accounting.

Retail:

Las Catalinas Mall

On September 23, 2002, the Company increased its interest in the Las Catalinas Mall located in Caguas, Puerto Rico (San Juan area) to 100% by acquiring the 50% of the mall and 25% of the Kmart anchor store it did not already own. The purchase price was $48,000,000, of which $16,000,000 was paid in cash and $32,000,000 was debt assumed.  The Las Catalinas Mall, which opened in 1997, contains 492,000 square feet, including a 123,000 square foot Kmart and a 138,000 square foot Sears owned by the tenant.  Prior to September 23, 2002, the Company accounted for its investment on the equity method.  Subsequent to this date the operations of Las Catalinas are consolidated into the accounts of the Company.

Monmouth Mall

On October 10, 2002, a joint venture in which the Company has a 50% interest, acquired the Monmouth Mall, an enclosed super regional shopping center located in Eatontown, New Jersey containing approximately 1.5 million square feet, including four department stores, three of which aggregating 731,000 square feet are owned by the tenants.  The purchase price was approximately $164,700,000, including transaction costs of $4,400,000.  The Company made a $7,000,000 cash investment in the form of common equity to the venture and provided it with cash of $23,500,000 representing preferred equity yielding 14%.  The venture financed the purchase of the Mall with $135,000,000 of floating rate debt at LIBOR plus 2.05%, with a LIBOR floor of 2.50% on $35,000,000, a three year term and two one-year extension options.  The Company accounts for its investment on the equity method.

Other:

On December 31, 2002, the Company and Crescent Real Estate Equities formed a joint venture to acquire the Carthage, Missouri and Kansas City, Kansas quarries from AmeriCold Logistics, the Company’s tenant at the cold storage warehouses (Temperature Controlled Logistics) facilities for $20,000,000 in cash (appraised value).  The Company contributed cash of $8,800,000 to the joint venture representing its 44% interest.  The Company accounts for its investment in the venture on the equity method.

Dispositions:

The following table sets forth the details of sales, dispositions, write-offs and other similar transactions for the years ended December 31, 2002, 2001 and 2000:

($ in thousands)
Wholly-owned and partially-owned assets other than depreciable real estate:	2002	2001	2000
Wholly-owned Assets:
Gain on transfer of mortgages	$2,096	$—	$—
Net gain on sale of air rights	1,688	—	—
Gain on sale of Kinzie Park Condominium units	2,156	—	—
Net gain on sale of marketable securities	12,346	—	—
Primestone foreclosure and impairment losses	(35,757)	—	—
Write-off of investments in technology companies	—	(16,513)	—
Partially-owned Assets:
After-tax net gain on sale of Park Laurel condominium units	—	15,657	—
Write-off of net investment in the Russian Tea Room (“RTR”)	—	(7,374)	—
Other	—	160	—
Net loss on disposition of wholly-owned and partially-owned assets other than real estate	$(17,471)	$(8,070)	$—

Gain on Transfer of Mortgages

In the year ended December 31, 2002, the Company recorded a net gain of approximately $2.1 million resulting from payments to the Company by third parties that assumed certain of the Company’s mortgages.  Under these transactions the Company paid to the third parties that assumed the Company’s obligations the outstanding amounts due under the mortgages and the third parties paid the Company for the benefit of assuming the mortgages.  The Company has been released by the creditors underlying these loans.

Net Gain on Sale of Air Rights

The Company constructed a $16.3 million community facility and low-income residential housing development (the “30th Street Venture”), in order to receive 163,728 square feet of transferable development rights, generally referred to as “air rights”.  The Company donated the building to a charitable organization.  The Company sold 106,796 square feet of these air rights to third parties at an average price of $120 per square foot.  An additional 28,821 square feet of air rights was sold to Alexander’s at a price of $120 per square foot for use at Alexander’s 59th Street development project (the “59th Street Project”).  In each case, the Company received cash in exchange for air rights.  The Company identified third party buyers for the remaining 28,111 square feet of air rights of the 30th Street Venture.  These third party buyers wanted to use the air rights for the development of two projects located in the general area of 86th Street which was not within the required geographical radius of the construction site nor in the same Community Board as the low-income housing and community facility project.  The 30th Street Venture asked Alexander’s to sell 28,111 square feet of the air rights it already owned to the third party buyers (who could use them) and the 30th Street Venture would replace them with 28,111 square feet of air rights.  In October 2002, the Company sold 28,111 square feet of air rights to Alexander’s for an aggregate sales price of $3,059,000 (an average of $109 per square foot).   Alexander’s then sold an equal amount of air rights to the third party buyers for an aggregate sales price of $3,339,000 (an average of $119 per square foot).

Gain on Sale of Kinzie Park Condominium Units

The Company recognized a gain of $2,156,000 during 2002, from the sale of residential condominiums in Chicago, Illinois.

Primestone Foreclosure and Impairment Losses

On September 28, 2000, the Company made a $62,000,000 loan to Primestone Investment Partners, L.P. (“Primestone”).  The Company received a 1% up-front fee and was entitled to receive certain other fees aggregating approximately 3% upon repayment of the loan.  The loan bore interest at 16% per annum.  Primestone defaulted on the repayment of this loan on October 25, 2001.  The loan was subordinate to $37,957,000 of other debt of the borrower that liened the Company’s collateral.  On October 31, 2001, the Company purchased the other debt for its face amount.  The loans were secured by 7,944,893 partnership units in Prime Group Realty, L.P., the operating partnership of Prime Group Realty Trust (NYSE:PGE) and the partnership units are exchangeable for the same number of common shares of PGE.  The loans are also guaranteed by affiliates of Primestone.

On November 19, 2001, the Company sold, pursuant to a participation agreement with a subsidiary of Cadim inc., a Canadian pension fund, a 50% participation in both loans at par for approximately $50,000,000 reducing the Company’s net investment in the loans at December 31, 2001 to $56,768,000 including unpaid interest and fees of $6,790,000.  The participation did not meet the criteria for “sale accounting” under SFAS 140 because Cadim was not free to pledge or exchange the assets.  Accordingly, the Company was required to account for this transaction as a borrowing secured by the loan, rather than as a sale of the loan by classifying the participation as an “Other Liability” and continuing to report the outstanding loan balance at 100% in “Notes and Mortgage Loans Receivable” on the balance sheet.  Under the terms of the participation agreement, cash payments received shall be applied (i) first, to the reimbursement of reimbursable out-of-pocket costs and expenses incurred in connection with the servicing, administration or enforcement of the loans after November 19, 2001, and then to interest and fees owed to the Company through November 19, 2001, (ii) second, to the Company and Cadim, pro rata in proportion to the amount of interest and fees owed following November 19, 2001 and (iii) third, 50% to the Company and 50% to Cadim as recovery of principal.

On April 30, 2002, the Company and Cadim acquired the 7,944,893 partnership units at a foreclosure auction.The price paid for the units by application of a portion of Primestone’s indebtedness to the Company and Cadim was $8.35 per unit, the April 30, 2002 closing price of shares of PGE on the New York Stock Exchange.  On June 28, 2002, pursuant to the terms of the participation agreement, the Company transferred 3,972,447 of the partnership units to Cadim.

In the second quarter, in accordance with foreclosure accounting, the Company recorded a loss on the Primestone foreclosure of $17,671,000 calculated based on (i) the acquisition price of the units and (ii) its valuation of the amounts realizable under the guarantees by affiliates of Primestone, as compared with the net carrying amount of the investment at April 30, 2002.  In the third quarter of 2002, the Company recorded a $2,229,000 write-down on its investment based on costs expended to realize the value of the guarantees.  Further, in the fourth quarter of 2002, the Company recorded a $15,857,000 write-down of its investment in Prime Group consisting of  (i) $14,857,000 to adjust the carrying amount of the Prime Group units to $4.61 per unit, the closing price of PGE shares on December 31, 2002 on the New York Stock Exchange and (ii) $1,000,000 for estimated costs to realize the value of the guarantees.  The Company considered the decline in the value of the units which are convertible into stock to be other than temporary as of December 31, 2002, based on the fact that the market value of the units which are convertible into stock has been less than its cost for more than six months, the severity of the decline, market trends, the financial condition and near-term prospects of Prime Group and other relevant factors.

At December 31, 2002, the Company’s carrying amount of the investment was $23,408,000, of which $18,313,000 represents the carrying amount of the 3,972,447 partnership units owned by the Company ($4.61 per unit), $6,100,000 represents the amount expected to be realized under the guarantees, offset by $1,005,000 representing the Company’s share of Prime Group Realty’s net loss through September 30, 2002 (see Note 5. Investments in Partially-Owned Entities).  Prior to April 30, 2002, this investment was in the form of a loan and was included in Notes and Mortgage Loans Receivable on the balance sheet.

At February 3, 2003, the closing price of PGE shares on the New York Stock Exchange was $5.30 per share.  The ultimate realization of the Company’s investment will depend upon the future performance of the Chicago real estate market and the performance of PGE, as well as the ultimate realizable value of the net assets supporting the guarantees and the Company’s ability to collect under the guarantees.  In addition, the Company will continue to monitor this investment to determine whether additional write-downs are required based on (i) declines in value of the shares of PGE (for which the partnership units are exchangeable) which are “other than temporary” as used in accounting literature and (ii) the amount expected to be realized under the guarantees.

Write-off Investments in Technology Companies

In the first quarter of 2001, the Company recorded a charge of $4,723,000 resulting from the write-off of an equity investment in a technology company.  In the second quarter of 2001, the Company recorded an additional charge of $13,561,000 resulting from the write-off of all of its remaining equity investments in technology companies due to both the deterioration of the financial condition of these companies and the lack of acceptance by the market of certain of their products and services.  In the fourth quarter of 2001, the Company recorded $1,481,000 of income resulting from the reversal of a deferred liability relating to the termination of an agreement permitting one of the technology companies access to its properties.

Park Laurel Condominium Project

In the third quarter of 2001, the Park Laurel joint venture (69% interest owned by the Company) completed the sale of 52 condominium units of the total 53 units and received proceeds of $139,548,000.  The Company’s share of the after tax net gain was $15,657,000.  The Company’s share of the after-tax net gain reflects $3,953,000 (net of tax benefit of $1,826,000) awards accrued under the venture’s incentive compensation plan.

Write-off of Net Investment in RTR

In the third quarter of 2001, the Company wrote-off its entire net investment of $7,374,000 in RTR based on the operating losses and an assessment of the value of the real estate.

Sales of Real Estate

On August 6, 2001, the Company sold its leasehold interest in 550/600 Mamaroneck Avenue for $22,500,000, which approximated book value.

In September 1998, Atlantic City condemned the Company’s property.  In the third quarter of 1998, the Company recorded a gain of $1,694,000, which reflected the condemnation award of $3,100,000, net of the carrying value of the property of $1,406,000.  The Company appealed the amount and on June 27, 2001, was awarded an additional $3,050,000, which has been recorded as a gain in the quarter ended June 30, 2001.

On May 17, 2001, the Company sold its 50% interest in 570 Lexington Avenue for $60,000,000, resulting in a gain of $12,445,000.

During 2000, the Company sold (i) its three shopping centers located in Texas for $25,750,000, resulting in a gain of $2,560,000 and (ii) its Westport, Connecticut office property for $24,000,000, resulting in a gain of $8,405,000.

4.     Discontinued Operations

SFAS No. 144 supersedes current accounting literature and now provides for a single accounting model for long-lived assets to be disposed of by sale and requires discontinued operations presentation for disposals of a “component” of an entity. In accordance with SFAS No. 144, for all periods presented, the Company reclassified its consolidated statements of operations to reflect income and expenses for properties which are held for sale as discontinued operations and reclassified its consolidated balance sheets to reflect assets and liabilities related to such properties as assets related to discontinued operations and liabilities related to discontinued operations.

Assets related to discontinued operations at December 31, 2002 and 2001 includes approximately $123,076,000 for the Company’s New York City office property located at Two Park Avenue (principally real estate) and retail properties located in Vineland, New Jersey, Baltimore, Maryland and Hagerstown, Maryland.  The following is a summary of the combined results of operations of these properties:

	For the Year Ended December 30,
(Amounts in thousands)	2002	2001	2000

Total revenues	$37,648	$32,452	$32,182
Total expenses	21,483	22,700	24,158
Income from discontinued operations	$16,165	$9,752	$8,024

The consolidated financial statements have been revised to reflect the reclassification of these properties as discontinued operations for all periods presented.

5.    Investments in Partially-Owned Entities

The Company’s investments in partially-owned entities and income recognized from such investments is disclosed below. Summarized financial data is provided for (i) investments in entities which exceed 10% of the Company’s total assets and (ii) investments in which the Company’s share of partially-owned entities pre-tax income exceeds 10% of the Company’s net income.

Balance Sheet Data:

						100% of These Entities
		Company’s Investment				Total Assets		Total Liabilities		Total Equity
($ in thousands)	Percentage Ownership	2002		2001		2002	2001	2002	2001	2002	2001
Investments:
Temperature Controlled Logistics	60%	$459,559		$474,862		$1,347,382	$1,379,212	$584,510	$610,727	$731,240	$768,485

Charles E. Smith Commercial Realty L.P.(1)	34%	—	(1)	347,263		(1)	$1,308,297	(1)	$1,503,057	(1)	$(307,584)

Alexander’s	33.1%	193,879		188,522		$664,770	$583,339	$596,247	$538,258	$68,665	$45,081

Newkirk Joint Ventures (2)	21.7%	182,465		191,534		$1,472,349	$722,293	$1,322,719	$879,840	$20,385	$(157,547)
Partially – Owned Office Buildings (4)	34%	27,164		23,346
Starwood Ceruzzi Joint Venture	80%	24,959		25,791
Monmouth Mall(3)	50%	31,416		—
Park Laurel	80%	3,481		(4,745	)(5)
Prime Group Realty, L.P. and other guarantees	14.9%	23,408		—
Other		14,795		23,622
		$961,126		$1,270,195

(1)          Vornado owned a 34% interest in CESCR in 2001.  On January 1, 2002, the Company acquired the remaining 66% of CESCR. See Note 3 -  “Acquisitions and Dispositions” for details of the acquisition.

(2)          The Company’s investment in and advances to Newkirk Joint Ventures is comprised of

	December 31, 2002	December 31, 2001
Investments in limited partnerships	$134,200	$143,269
Mortgages and loans receivable	39,511	39,511
Other	8,754	8,754
Total	$182,465	$191,534

On January 2, 2002, the Newkirk Joint Ventures’ partnership interests were merged into a master limited partnership (the “MLP”) in which the Company has a 21.7% interest.  In conjunction with the merger, the MLP completed a $225,000 mortgage financing collateralized by its properties, subject to the existing first and certain second mortgages on those properties.  The loan bears interest at LIBOR plus 5.5% with a LIBOR floor of 3% (8.5% at February 3, 2003) and matures on January 31, 2005, with two one-year extension options.  As a result of the financing on February 6, 2002, the MLP repaid approximately $28,200 of existing debt and distributed approximately $37,000 to the Company.  In 2003, the Company expects to receive distributions of approximately $9,000 from the Newkirk MLP.

(3)        On October 10, 2002, a joint venture in which the Company owns a 50% interest acquired the Monmouth Mall.  See Note 3 - “Acquisitions and Dispositions” for further details.

(4)          As at December 31, 2002, includes a 20% interest in a property which was part of the CESCR acquisition in January 2002.

(5)          The credit balance at December 31, 2001, is a result of the accrual of awards under the ventures incentive compensation plan.

Below is a summary of the debt of partially owned entities as of December 31, 2002 and 2001, none of which is guaranteed by the Company.

(Amounts in thousands)

	100% of Partially-Owned Entities Debt
	December 31, 2002	December 31, 2001
Alexander’s (33.1% interest) (see “Alexander’s” on page 71 for further details):
Term loan:
Portion financed by the Company due on January 3, 2006 with interest at 12.48%	$95,000	$95,000
Portion financed by a bank, due March 15, 2003, with interest at LIBOR + 1.85% (repaid on July 3, 2002)	—	10,000
Line of Credit financed by the Company, due on January 3, 2006 with interest at 12.48% (prepayable without penalty)	24,000	24,000
Lexington Avenue construction loan payable, due on January 3, 2006, plus two one-year extensions, with interest at LIBOR plus 2.50% (3.88% at December 31, 2002)	55,500	—
Rego Park mortgage payable, due in June 2009, with interest at 7.25%	82,000	82,000
Kings Plaza Regional Shopping Center mortgage payable, due in June 2011, with interest at 7.46% (prepayable with yield maintenance)	219,308	221,831
Paramus mortgage payable, due in October 2011, with interest at 5.92% (prepayable without penalty)	68,000	68,000
Other notes and mortgages payable (repaid on July 3, 2002)	—	15,000

Temperature Controlled Logistics (60% interest):
Mortgage notes payable collateralized by 58 temperature controlled warehouses, due in May 2008, requires amortization based on a 25 year term with interest at 6.94% (prepayable with yield maintenance)	537,716	563,782
Other notes and mortgages payable	37,789	38,748

Newkirk Joint Ventures (21.7% interest):
Portion of first mortgages and contract rights, collateralized by the partnerships’ real estate, due from 2002 to 2024, with a weighted average interest rate of 10.62% at December 31, 2002 (various prepayment rights)	1,432,438	1,336,989
Charles E. Smith Commercial Realty L.P. (34% interest in 2001):
29 mortgages payable	—	1,470,057
Prime Group Realty L.P. (14.9% interest) (1):
24 mortgages payable	868,374	—
Partially Owned Office Buildings:
330 Madison Avenue (25% interest) mortgage note payable, due in April 2008, with interest at 6.52% (prepayable with yield maintenance)	60,000	60,000
Fairfax Square (20% interest) mortgage note payable due in August 2009, with interest at 7.50%	68,900	—
825 Seventh Avenue (50% interest) mortgage payable, due in October 2014, with interest at 8.07% (prepayable with yield maintenance)	23,295	23,552
Orleans Hubbard (50% interest) mortgage note payable, due in March 2009, with interest at 7.03%	9,961	—
Wells/Kinzie Garage (50% interest) mortgage note payable, due in May 2009, with interest at 7.03%	15,860	—
Monmouth Mall (50% interest):
Mortgage note payable, due in November 2005, with interest at LIBOR + 2.05% (3.49% at December 31, 2002)	135,000	—
Las Catalinas Mall (50% interest):
Mortgage notes payable (2)	—	68,591
Russian Tea Room (50% interest) mortgages payable (3)	—	13,000

Based on the Company’s ownership interest in the partially-owned entities above, the Company’s share of the debt of these partially-owned entities was $1,048,108,000 and $1,319,535,000 as of December 31, 2002 and 2001.

(1)          Balance as of September 30, 2002, as Prime Group’s annual report on Form 10-K for the year ended December 31, 2002, has not been filed prior to the filing of this annual report on Form 10-K.

(2)          The Company increased its interest in Las Catalinas to 100% on September 23, 2002.  Accordingly, Las Catalinas is consolidated as of September 30, 2002.

(3)          On November 18, 2002 the Russian Tea Room mortgage loans were repaid with proceeds from the sale of the property.

Income Statement Data:

	COMPANY’S INCOME from Partially Owned			100% of These Entities
	Entities			TOTAL REVENUES			Net Income (loss)
($ in thousands)	2002	2001	2000	2002	2001	2000	2002	2001	2000

Alexander’s:
Equity in income (1)	$7,556	$8,465	$1,105	$76,193	$69,343	$63,965	$23,584	$27,386	$5,197
Interest income (2)	10,401	11,899	11,948
Development and guarantee fees (2)	6,915	—	—
Management and leasing fee income (1)	4,781	5,354	4,310
	$29,653	$25,718	$17,363
Temperature Controlled Logistics:
Equity in net income (loss)	$4,144	$12,093	$23,244	$117,663	$126,957	$154,341	$(20,231)	$16,647	$37,284
Management fees	5,563	5,354	5,534
	9,707	17,447	28,778
CESCR (3).	—	28,653	25,724	(3)	$382,502	$344,084	(3)	$82,713	$76,707
Newkirk MLP:
Equity in income	26,499	25,470	18,632	$295,369	$179,551		$121,860	$84,900
Interest and other income	8,001	5,474	5,894
Partially-Owned Office Buildings (4)	1,966	4,093	2,832
Monmouth Mall	1,022	—	—
Prime Group Realty LP (5)	(1,005)	—	—
Other	(1,732)	(525)	4,794
	$44,458	$80,612	$86,654

(1)          Equity in income in 2002 includes the Company’s $3,524 share of Alexander’s gain on sale of its Third Avenue property.  Equity in income in 2001 includes (i) the Company’s $6,298 share of Alexander’s gain on sale of its Fordham Road property, (ii) a charge of $1,684 representing the Company’s share of abandoned development costs and (iii) $1,170 representing the Company’s share of Alexander’s gain on the early extinguishment of debt on its Fordham Road property.  Management and leasing fee income include fees of $350 and $520 paid to the Company in 2002 and 2001 in connection with sales of real estate.

(2)          Alexander’s capitalizes the fees and interest charged by the Company.  Because the Company owns 33.1% of Alexander’s, the Company recognizes 66.9% of such amounts as income and the remainder is reflected as a reduction of the Company’s carrying amount of the investment in Alexander’s.

(3)          The Company owned a 34% interest in CESCR.  On January 1, 2002, the Company acquired the remaining 66% of CESCR it did not previously own. Accordingly, CESCR is consolidated as of January 1, 2002.

(4)          Represents the Company’s interests in 330 Madison Avenue (24.8%), 825 Seventh Avenue (50%) and 570 Lexington Avenue (50%).  On May 17, 2001, the Company sold its 50% interest in 570 Lexington Avenue for $60,000, resulting in a gain of $12,445 which is not included in income in the table above.

(5)          Represents the Company’s share of net loss for the period from April 30, 2002 (date of acquisition) to September 30, 2002, which includes (i) a loss of $357 from discontinued operations and (ii) a loss of $147 from the sale of real estate.  The Company’s share of equity in income or loss for the period from October 1, 2002 to December 31, 2002 will be recognized in earnings in the quarter ended March 31, 2003, as the investee has not released its earnings for the year ended December 31, 2002 prior to the filing of the Company’s annual report on Form 10-K.

Alexander’s

Ownership

The Company owns 1,655,000 common shares or 33.1% of the outstanding common stock of Alexander’s at December 31, 2002.  Alexander’s is managed by and its properties are leased and developed by the Company pursuant to management, leasing and development agreements with one-year terms expiring in March of each year, which are automatically renewable.  In conjunction with the closing of the Alexander’s Lexington Avenue construction loan on July 3, 2002, these agreements were revised to cover the Alexander’s Lexington Avenue property separately.  Further, the Lexington Avenue management and development agreements were amended to provide for a term lasting until substantial completion of the development of the property, with automatic renewals, and for the payment of the development fee upon the earlier of January 3, 2006, or the payment in full of the construction loan encumbering the property.  The Company is entitled to a development fee estimated to be approximately $26,300,000, based on 6% of construction costs, as defined, of which $7,667,000 has been recognized as income during the year ended December 31, 2002.

Debt

At December 31, 2002, the Company had loans receivable from Alexander’s of $119,000,000, including $24,000,000 drawn under the $50,000,000 line of credit the Company granted to Alexander’s on August 1, 2000.  The maturity date of the loan and the line of credit is the earlier of January 3, 2006 or the date the Alexander’s Lexington Avenue construction loan is repaid.  The interest rate on the loan and line of credit, which resets quarterly using the same spread to treasuries as presently exists with a 3% floor for treasuries, is 12.48% at December 31, 2002.  The Company believes that although Alexander’s has disclosed that it does not have positive cash flow sufficient to repay this loan to the Company currently, Alexander’s will be able to repay the loan upon the successful development and permanent financing of its Lexington Avenue development project or through asset sales.

On July 3, 2002, Alexander’s finalized a $490,000,000 loan with HVB Real Estate Capital (HYPO Vereinsbank) to finance the construction of its approximately 1.3 million square foot multi-use building at its 59th Street and Lexington Avenue location.  The estimated construction costs in excess of the construction loan of approximately $140,000,000 will be provided by Alexander’s.  The loan has an interest rate of LIBOR plus 2.5% and a term of forty-two months plus two one-year extensions.  Alexander’s has received an initial funding of $55,500,000 under the loan of which $25,000,000 was used to repay existing loans and notes payable.  Pursuant to this loan, Vornado has agreed to guarantee, among other things, the lien free, timely completion of the construction of the project and funding of project costs in excess of a stated budget, as defined in the loan agreement, if not funded by Alexander’s  (the “Completion Guarantee”).  The $6,300,000 estimated fee payable by Alexander’s to the Company for the Completion Guarantee is 1% of construction costs (as defined) and is payable at the same time that the development fee is payable.  In addition, if the Company should advance any funds under the Completion Guarantee in excess of the $26,000,000 currently available under the secured line of credit, interest on those advances is at 15% per annum.

Agreements with Alexander’s

Alexander’s is managed by and its properties are leased by the Company, pursuant to agreements with a one-year term expiring in March of each year which are automatically renewable. The annual management fee payable to the Company by Alexander’s is equal to the sum of (i) $3,000,000, (ii) 3% of the gross income from the Kings Plaza Mall, and (iii) 6% of development costs with minimum guaranteed fees of $750,000 per annum.

The leasing agreement provides for the Company to generally receive a fee of (i) 3% of sales proceeds and (ii) 3% of lease rent for the first ten years of a lease term, 2% of lease rent for the eleventh through the twentieth years of a lease term and 1% of lease rent for the twenty-first through thirtieth year of a lease term, subject to the payment of rents by Alexander’s tenants.  Such amount is receivable annually in an amount not to exceed $2,500,000 until the present value of such installments (calculated at a discount rate of 9% per annum) equals the amount that would have been paid at the time the transactions which gave rise to the commissions occurred.  At December 31, 2002, $410,000 is due to the Company under this agreement.

Alexander’s

Other

The Company constructed a $16.3 million community facility and low-income residential housing development (the “30th Street Venture”), in order to receive 163,728 square feet of transferable development rights, generally referred to as “air rights”.  The Company donated the building to a charitable organization.  The Company sold 106,796 square feet of these air rights to third parties at an average price of $120 per square foot.  An additional 28,821 square feet of air rights was sold to Alexander’s at a price of $120 per square foot for use at Alexander’s 59th Street development project (the “59th Street Project”).  In each case, the Company received cash in exchange for air rights.  The Company identified third party buyers for the remaining 28,111 square feet of air rights related to the 30th Street Venture.  These third party buyers wanted to use the air rights for the development of two projects located in the general area of 86th Street which was not within the required geographical radius of the construction site nor in the same Community Board as the low-income housing and community facility project.  The 30th Street Venture asked Alexander’s to sell 28,111 square feet of the air rights it already owned to the third party buyers (who could use them) and the 30th Street Venture would replace them with 28,111 square feet of air rights.  In October 2002, the Company sold 28,111 square feet of air rights to Alexander’s for an aggregate sales price of $3,059,000 (an average of $109 per square foot).   Alexander’s then sold an equal amount of air rights to the third party buyers for an aggregate sales price of $3,339,000 (an average of $119 per square foot).

On October 5, 2001, Alexander’s entered into a ground lease for its Paramus, N.J. property with IKEA Property, Inc.  The lease has a 40-year term with an option to purchase at the end of the 20th year for $75,000,000.  Further, Alexander’s has obtained a $68,000,000 interest only, non-recourse mortgage loan on the property from a third party lender.  The interest rate on the debt is 5.92% with interest payable monthly until maturity in October 2011.  The triple net rent each year is the sum of $700,000 plus the amount of debt service on the mortgage loan.  If the purchase option is not exercised at the end of the 20th year, the triple net rent for the last 20 years must include debt service sufficient to fully amortize the $68,000,000 over the remaining 20 year lease period.

On May 1, 2001, Alexander’s entered into a lease agreement with Bloomberg L.P., for approximately 695,000 square feet of office space.  The initial term of the lease is for 25 years, with one ten-year renewal option.  Base annual net rent is $34,529,000 in each of the first four years and $38,533,000 in the fifth year with similar percentage increases each four years.  There can be no assurance that this project ultimately will be completed, completed on time or completed for the budgeted amount.  If the project is not completed on a timely basis, the lease may be cancelled and significant penalties may apply.

On August 30, 2002, Alexander’s sold its Third Avenue property, located in the Bronx, New York, which resulted in a gain of $10,366,000.  On January 12, 2001, Alexander’s sold its Fordham Road property located in the Bronx, New York, for $25,500,000, which resulted in a gain of $19,026,000.  In addition, Alexander’s paid off the mortgage on its Fordham Road property at a discount, which resulted in a gain from early extinguishment of debt of $3,534,000 in the first quarter of 2001.

6.             Notes and Mortgage Loans Receivable

Loan to Commonwealth Atlantic Properties (“CAPI”)

On March 4, 1999 the Company made an additional $242,000,000 investment in Charles E. Smith Commercial Realty L.P. (“CESCR”) by contributing to CESCR the land under certain CESCR office properties in Crystal City, Arlington, Virginia and partnership interests in certain CESCR subsidiaries.  The Company acquired these assets from Commonwealth Atlantic Properties, Inc.  (“CAPI”), an affiliate of Lazard Freres Real Estate Investors L.L.C., for $242,000,000, immediately prior to the contribution to CESCR. In addition, the Company acquired from CAPI for $8 million the land under a Marriott Hotel located in Crystal City.  The Company paid the $250,000,000 purchase price to CAPI by issuing 4,998,000 of the Company’s Series E-1 convertible preferred units.  In connection with these transactions, the Company agreed to make a five-year $41,200,000 loan to CAPI with interest at 8%, increasing to 9% ratably over the term.  The loan is secured by approximately 1.1 million of the Company’s Series E-1 convertible preferred units issued to CAPI.  Each Series E-1 convertible preferred unit is convertible into 1.1364 of the Company’s common shares.  The total value of these units, on an as-converted basis, was $46,500,000 based on a closing price of $37.20 per common share on December 31, 2002.

Loan to Vornado Operating Company (“Vornado Operating”)

At December 31, 2002, the amount outstanding under the revolving credit agreement with Vornado Operating was $21,989,000.  Vornado Operating has disclosed that in the aggregate its investments do not, and for the foreseeable future are not expected to, generate sufficient cash flow to pay all of its debts and expenses.  Further, Vornado Operating states that its only investee, AmeriCold Logistics (“Tenant”), anticipates that its Landlord, a partnership 60% owned by the Company and 40% owned by Crescent Real Estate Equities, will need to restructure the leases between the Landlord and the Tenant to provide additional cash flow to the Tenant (the Landlord has previously restructured the leases to provide additional cash flow to the Tenant).  Management anticipates a further lease restructuring and the sale and/or financing of assets by AmeriCold Logistics, and accordingly, Vornado Operating is expected to have a source to repay the debt under this facility, which may be extended.  Since January 1, 2002, the Company has not recognized interest income on the debt under this facility.  The Company has assessed the collectibility of this loan as of December 31, 2002 and determined that it is not impaired.

Dearborn Center Mezzanine Construction Loan

As of December 31, 2002, $60,758,000 is outstanding under the Dearborn Center Mezzanine Construction Loan to a special purpose entity, of which $23,392,000 has been funded by the Company, representing a 38.5% interest.  The special purpose entity’s sole asset is Dearborn Center, a 1.5 million square foot high-rise office tower under construction in Chicago.  The entity is owned by Prime Group Realty L.P. and another investor.  The Company is a member of a loan syndicate led by a money center bank.  The proceeds of the loan are being used to finance the construction, and are subordinate to a $225,000,000 first mortgage.  The loan is due January 21, 2004, three years from the date of the initial draw, and provides for a 1-year extension at the borrower’s option (assuming net operating income at a specified level and a cash reserve sufficient to fund interest for the extension period).  The loan bears interest at 12% per annum plus additional interest upon repayment ranging from a minimum of 9.5% to 11.5%.

7.             Debt

Following is a summary of the Company’s debt:

(Amounts in thousands)

		Interest Rate
		as at	Balance as of
	Maturity	December 31, 2002	December 31, 2002	December 31, 2001
Notes and Mortgages Payable:
Fixed Interest:
Office:
NYC Office:
Two Penn Plaza	03/04	7.08%	$154,669	$157,697
888 Seventh Avenue (1)	02/06	6.63%	105,000	105,000
Eleven Penn Plaza	05/07	8.39%	50,383	51,376
866 UN Plaza	04/04	7.79%	33,000	33,000
CESCR Office (2):
Crystal Park 1-5	07/06-08/13	6.66%-8.39%	264,441	(2)
Crystal Gateway 1-4 Crystal Square 5	07/12-01/25	6.75%-7.09%	215,978	(2)
Crystal Square 2, 3 and 4	10/10-11/14	7.08%-7.14%	146,081	(2)
Skyline Place	08/06-12/09	6.6%-6.93%	139,212	(2)
1101 17th , 1140 Connecticut, 1730 M & 1150 17th	08/10	6.74%	97,318	(2)
Courthouse Plaza 1 and 2	01/08	7.05%	80,062	(2)
Crystal Gateway N., Arlington Plaza and 1919 S. Eads	11/07	6.77%	72,721	(2)
Reston Executive I, II & III	01/06	6.75%	73,844	(2)
Crystal Plaza 1-6	10/04	6.65%	70,356	(2)
One Skyline Tower	06/08	7.12%	65,764	(2)
Crystal Malls 1-4	12/11	6.91%	65,877	(2)
1750 Pennsylvania Avenue	06/12	7.26%	49,794	(2)
One Democracy Plaza	02/05	6.75%	27,640	(2)
Retail:
Cross collateralized mortgages payable on 42 shopping centers	03/10	7.93%	487,246	492,156
Green Acres Mall	02/08	6.75%	150,717	152,894
Montehiedra Town Center	05/07	8.23%	59,638	60,359
Las Catalinas Mall (3)	11/13	6.97%	67,692	—
Merchandise Mart:
Market Square Complex (4)	07/11	7.95%	48,213	49,702
Washington Design Center (5)	10/11	6.95%	48,542	48,959
Washington Office Center	02/04	6.80%	44,924	46,572
Other	10/10-06/13	7.52%-7.71%	18,703	18,951
Other:
Industrial Warehouses (6)	10/11	6.95%	49,423	50,000
Student Housing Complex	11/07	7.45%	19,019	19,243
Other	08/21	9.90%	6,937	8,659
Total Fixed Interest Notes and Mortgages Payable		7.17%	2,713,194	1,294,568

(Amounts in thousands)

			Interest Rate
		Spread	as at	Balance as of
	Maturity	over LIBOR	December 31, 2002	December 31, 2002	December 31, 2001
Notes and Mortgages Payable:
Variable Interest:
Office:
NYC Office:
One Penn Plaza (7)	06/05	L+125	2.67%	$275,000	$275,000
770 Broadway/595 Madison Avenue cross-collateralized mortgage (8)	04/03	L+40	1.78%	153,659	123,500
909 Third Avenue	08/03	L+165	3.09%	105,837	105,253
Two Park Avenue (9)	03/03	L+145	—	—	90,000
CESCR Office:
Tyson Dulles Plaza	06/03	L+130	2.72%	69,507	(2)
Commerce Executive III, IV & V	07/03	L+150	2.92%	53,307	(2)
Merchandise Mart:
Merchandise Mart (9)	10/02	L+150	—	—	250,000
Furniture Plaza	02/03	L+200	3.44%	48,290	43,524
33 North Dearborn Street	09/03	L+175	3.13%	18,926	19,000
350 North Orleans (9)	06/02	L+165	—	—	70,000
Other	01/03	Prime-50	3.75%	—	294
Other:
Palisades construction loan	02/04	L+185	3.17%	100,000	90,526
Hotel Pennsylvania	10/02	L+160	—	—	115,508
Total Variable Interest Notes and Mortgages Payable			3.07%	824,526	1,182,605
Total Notes and Mortgages Payable				$3,537,720	$2,477,173

Senior unsecured debt due 2007 at fair value ($34,245 in excess of accreted note balance) (9)	06/07	L+77	2.15%	$533,600	$—

Unsecured revolving credit facility	07/03	L+90	—	$—	$—

(1)          On January 11, 2001, the Company completed a $105,000 refinancing of its 888 Seventh Avenue office building.  The loan bears interest at a fixed rate of 6.63% and matures on February 1, 2006.  A portion of the proceeds received was used to repay the then existing mortgage of $55,000.

(2)          On January 1, 2002, the Company acquired the remaining 66% of CESCR it did not previously own.  Prior to January 1, 2002, the Company’s share of CESCR’s debt was included in Investments in and Advances to Partially-Owned Entities.  In connection with the acquisition, CESCR’s fixed rate debt of $1,282,780 was fair valued at $1,317,428 under purchase accounting.

(3)          On September 23, 2002, the Company acquired the 50% of the Mall and the 25% of Kmart’s anchor store it did not already own.  Prior to this date, the Company accounted for its investment on the equity method and the Company’s share of the debt was included in Investments in and Advances to Partially-Owned Entities.

(4)          On July 11, 2001, the Company completed a $50,000 refinancing of its Market Square Complex.  The loan bears interest at a fixed rate of 7.95% per annum and matures in July 2011.  The proceeds received were used to repay the then existing mortgage of $49,000.

(5)          On October 16, 2001, the Company completed a $49,000 refinancing of its Washington Design Center property.  The loan bears interest at a fixed rate of 6.95% and matures on October 16, 2011.   A portion of the proceeds received was used to repay the then existing mortgage of $23,000.

(6)          On September 20, 2001, the Company completed a $50,000 mortgage financing, cross collateralized by its eight industrial warehouse properties.  The loan bears interest at a fixed rate of 6.95% per annum and matures on October 1, 2011.

(7)          On June 21, 2002, one of the lenders purchased the other participant’s interest in the loan.  At the same time, the loan was extended for one year, with certain modifications including, (i) making the risk of a loss due to terrorism (as defined) not covered by insurance recourse to the Company and (ii) the granting of two 1-year renewal options to the Company.

(8)          On April 1, 2002, the Company increased its mortgage financing cross collateralized by its 770 Broadway/595 Madison Avenue properties by $115,000.  On July 15, 2002, the Company repaid $84,841 with proceeds received from a third party which resulted in a gain on transfer of mortgages of $2,096.  The proceeds of the loan are in a restricted mortgage escrow account which bears interest at the same rate as the loan, and at December 31, 2002 totals $153,659.

(9)          On June 24, 2002, the Company completed an offering of $500,000 aggregate principal amount of 5.625% senior unsecured notes due June 15, 2007.  Interest on the notes is payable semi-annually on June 15th and December 15th, commencing December 15, 2002.  The notes were priced at 99.856% of their face amount to yield 5.659%.  The net proceeds of approximately $496,300 were used to repay the mortgage payable on 350 North Orleans, Two Park Avenue, the Merchandise Mart and Seven Skyline.  On June 27, 2002, the Company entered into interest rate swaps that effectively converted the interest rate on the $500,000 senior unsecured notes due 2007 from a fixed rate of 5.625% to a floating rate of LIBOR plus .7725%, based upon the trailing 3 month LIBOR rate (2.15% if set on December 31, 2002).  As a result of the hedge accounting for the interest rate swap on the Company’s senior unsecured debt, the Company recorded a fair value adjustment of $34,245, as of December 31, 2002 which is equal to the fair value of the interest rate swap asset.

The net carrying amount of properties collateralizing the notes and mortgages amounted to $4,938,012,000 at December 31, 2002.  As at December 31, 2002, the principal repayments for the next five years and thereafter are as follows:

($ in thousands)

Year Ending December 31,	Amount
2003	$449,526	(1)
2004	402,949
2005	302,640
2006	261,385
2007	822,536
Thereafter	1,832,284

(1)  Includes $153,659 which is offset by an equivalent amount of cash held in a restricted mortgage escrow account.

The Company’s debt instruments, consisting of mortgage loans secured by its properties (which are generally non-recourse to the Company), its revolving credit agreement and its senior unsecured notes due 2007, contain customary covenants requiring the Company to maintain insurance.  There can be no assurance that the lenders under these instruments will not take the position that an exclusion from all risk insurance coverage for losses due to terrorist acts is a breach of these debt instruments that allows the lenders to declare an event of default and accelerate repayment of debt. The Company has received correspondence from four lenders regarding terrorism insurance coverage, to which the Company has responded.  In these letters the lenders took the position that under the agreements governing the loans provided by these lenders the Company was required to maintain terrorism insurance on the properties securing the various loans.  The aggregate amount of borrowings under these loans as of December 31, 2002 was approximately $770.4 million, and there was no additional borrowing capacity.  Subsequently, the Company obtained an aggregate of $360 million of separate coverage for “terrorist acts”.  To date, one of the lenders has acknowledged to the Company that it will not raise any further questions based on the Company’s terrorism insurance coverage in place, and the other three lenders have not raised any further questions regarding the Company’s insurance coverage.  If lenders insist on greater coverage for these risks, it could adversely affect the Company’s ability to finance and/or refinance its properties and to expand its portfolio.

8.             Partners’ Capital

Unit Series	Outstanding Units at		Per Unit	Preferred or Annual	Conversion
	December 31, 2002	December 31, 2001	Liquidation Preference	Distribution Rate	Rate Into Class A Units

Convertible Preferred:
Series A	1,450,623	5,520,435	$50.00	$3.25	1.38504
Series B	3,400,000	3,400,000	$25.00	$2.125	—
Series C	4,600,000	4,600,000	$25.00	$2.125	—
5.0% B-1 Convertible Preferred	899,566	899,566	$50.00	$2.50	.914
8.0% B-2 Convertible Preferred	449,783	449,783	$50.00	$4.00	.914
6.5% C-1 Convertible Preferred	747,912	747,912	$50.00	$3.25	1.1431
6.5% E-1 Convertible Preferred	4,998,000	4,998,000	$50.00	$3.25(1)	1.1364
9.00% F-1 Preferred	400,000	400,000	$25.00	$2.25	(2)
Perpetual Preferred: (3)
8.5% D-1 Cumulative Redeemable Preferred	3,500,000	3,500,000	$25.00	$2.125	N/A
8.375% D-2 Cumulative Redeemable Preferred	549,336	549,336	$50.00	$4.1875	N/A
8.25% D-3 Cumulative Redeemable Preferred	8,000,000	8,000,000	$25.00	$2.0625	N/A
8.25% D-4 Cumulative Redeemable Preferred	5,000,000	5,000,000	$25.00	$2.0625	N/A
8.25% D-5 Cumulative Redeemable Preferred	6,480,000	7,480,000	$25.00	$2.0625	N/A
8.25% D-6 Cumulative Redeemable Preferred	840,000	840,000	$25.00	$2.0625	N/A
8.25% D-7 Cumulative Redeemable Preferred	7,200,000	7,200,000	$25.00	$2.0625	N/A
8.25% D-8 Cumulative Redeemable Preferred	360,000	360,000	$25.00	$2.0625	N/A
8.25% D-9 Cumulative Redeemable Preferred	1,800,000	1,800,000	$25.00	$2.0625	N/A

General Partnership Interest(4)
Limited Partnership Interest:
Class A (5)	129,586,182	104,858,442	N/A	$2.72	N/A

(1)          Increases to $3.38 in March 2006.

(2)          Holders have the right to require the Company to redeem the outstanding F-1 units for cash or Class A units (at the Company’s option) equal to the Liquidation Preference of $25.00 per unit.

(3)          Convertible at the option of the holder for an equivalent amount of the Company’s preferred units and redeemable at the Company’s option after the 5th anniversary of the date of issuance (ranging from December 1998 to September 2001).

(4)          Included in Class A units are 108,629,736 and 99,035,023 units owned by the general partner at December 31, 2002 and 2001, respectively.

(5)          Class A units are redeemable at the option of the holder for common shares of beneficial interest in Vornado, on a one-for-one basis, or at the Company’s option for cash.

9.             Employees’ Share Option Plan

The Company grants various officers and employees incentive share options and non-qualified options to purchase common shares of Vornado. Options granted are at prices equal to 100% of the market price of Vornado’s shares at the date of grant.  Shares vest on a graduated basis, becoming fully vested 36 months after grant. All options expire ten years after grant.  An equivalent number of Class A units are issued when options are exercised.

The Plan also provides for the award of Stock Appreciation Rights, Performance Shares and Restricted Stock, as defined.  As of December 31, 2002, there were 250,927 restricted shares or rights to receive restricted shares outstanding, excluding 626,566 shares issued to the Company’s President in connection with his employment agreement.

In 2002 and prior years, the Company accounted for stock-based compensation using the intrinsic value method.  Accordingly, no stock-based compensation was recognized in the Company’s financial statements for these years.  If compensation cost for Plan awards had been determined based on fair value at the grant dates, net income and income per Class A unit would have been reduced to the pro-forma amounts below, for the years ended December 31, 2002, 2001, and 2000:

	December 31,
(Amounts in thousands, except unit and per unit amounts)	2002	2001	2000

Net income applicable to Class A units:
As reported	$251,088	$242,766	$209,664
Stock-based compensation cost	(10,244)	(13,425)	(18,311)
Pro-forma a	$240,844	$229,341	$191,353
Net income per Class A unit:
Basic:
As reported	$1.97	$2.55	$2.26
Pro-forma	1.89	2.41	2.06
Diluted:
As reported	$1.92	$2.47	$2.20
Pro forma	1.84	2.34	2.01

The fair value of each option grant is estimated on the date of grant using an option-pricing model with the following weighted-average assumptions used for grants in the periods ending December 31, 2002, 2001 and 2000.

	December 31,
	2002	2001	2000

Expected volatility	17%	17%	17%
Expected life	5 years	5 years	5 years
Risk-free interest rate	3.0%	4.38%	5.0%
Expected dividend yield	6.0%	6.0%	6.0%

A summary of the Plan’s status and changes during the years then ended, is presented below:

	2002		2001		2000
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price

Outstanding at January 1	15,453,100	$32.25	15,861,260	$32.25	11,472,352	$32.65
Granted	3,655,500	42.14	26,000	35.88	4,863,750	31.02
Exercised	(114,181)	28.17	(314,965)	31.91	(377,440)	26.29
Cancelled	(198,053)	39.64	(119,195)	34.12	(97,402)	34.86
Outstanding at December 31	18,796,366	34.60	15,453,100	32.25	15,861,260	32.26
Options exercisable at December 31	13,674,177	$33.00	11,334,124		7,272,878
Weighted-average fair value of options granted during the year ended December 31 (per option)	$3.06		$3.46		$2.98

The following table summarizes information about options outstanding under the Plan at December 31, 2002:

Options Outstanding

OPTIONS EXERCISABLE

Range of Exercise Price	Number Outstanding at December 31, 2002	Weighted-Average Remaining Contractual Life	WEIGHTED- AVERAGE EXERCISE PRICE	Number Exercisable at December 31, 2002	Weighted-Average Exercise Price

$0 - $12	26,308	0.1 Years	$11.42	26,308	$11.42
$12 - $19	74,500	2.3 Years	$17.89	74,500	$17.89
$19 - $24	3,500,000	3.9 Years	$23.47	3,500,000	$23.47
$24 - $27	149,570	4.1 Years	$26.28	149,570	$26.28
$27 - $32	4,969,502	6.7 Years	$30.72	3,543,983	$30.70
$32 - $36	2,856,725	6.1 Years	$33.68	2,772,740	$33.65
$36 - $40	211,170	4.8 Years	$38.92	204,735	$39.00
$40 - $44	4,235,591	8.7 Years	$42.26	664,341	$43.05
$44 - $46	2,508,000	5.0 Years	$45.31	2,473,000	$45.31
$46 - $49	265,000	5.1 Years	$48.41	265,000	$48.41
$0 - $49	18,796,366	6.2 Years	$34.60	13,674,177	$33.00

Shares available for future grant under the Plan at December 31, 2002 were 9,963,500, of which 2,500,000 are subject to shareholder approval.

10.          Retirement Plan

In December 1997, benefits under the Company’s Retirement Plan were frozen.  Prior to December 31, 1997, the Company’s qualified plan covered all full-time employees. The Plan provided annual pension benefits that were equal to 1% of the employee’s annual compensation for each year of participation. The funding policy is in accordance with the minimum funding requirements of ERISA.

Pension expense includes the following components:

	Year Ended December 31,
(Amounts in thousands, except percentages)	2002	2001	2000

Interest cost on projected benefit obligation	$587	$565	$567
Expected return on assets	(235)	(412)	(374)
Net amortization and deferral	(56)	32	30
Net pension expense	$296	$185	$223

Assumptions used in determining the net pension expense: Pension expense were:
Discount rate	6.25%	7.25%	7.75%
Rate of increase in compensation levels	— *	— *	— *
Expected rate of return on assets	7.00%	7.00%	7.00%

*      Not applicable, as benefits under the Plan were frozen in December 1997.

The following table sets forth the Plan’s funded status and the amount recognized in the Company’s balance sheet:

($ in thousands)

YEAR ENDED DECEMBER 31,

2002

2001

2000

Change in benefit obligation
Benefit obligation at beginning of year	$7,950	$7,530	$7,918
Interest cost	587	565	567
Benefit payments	(970)	(793)	(637)
Experience loss/(gain)	1,451	648	(318)
Benefit obligation at end of year	9,018	7,950	7,530
Change in plan assets
Fair value of plan assets at beginning of year	6,056	5,732	5,284
Employer contribution	667	821	698
Benefit payments	(970)	(793)	(637)
Actual return on assets	235	295	387
Fair value of plan assets at end of year	5,988	6,055	5,732
Funded status	(3,030)	(1,895)	(1,798)
Unrecognized loss	3,517	2,011	1,279
Net Amount Recognized	$487	$116	$(519)

Amounts recognized in the consolidated balance sheets consist of:
Accrued benefit liability	$(3,030)	$(1,895)	$(1,798)
Accumulated other comprehensive loss	3,517	2,011	1,279
Net amount recognized	$487	$116	$(519)

Plan assets are invested in U.S. government obligations and securities backed by U.S. government guaranteed mortgages.

11. Leases

As lessor:

The Company leases space to tenants in office buildings and shopping centers under operating leases. Most of the leases provide for the payment of fixed base rentals payable monthly in advance. Shopping center leases provide for the pass-through to tenants of real estate taxes, insurance and maintenance. Office building leases generally require the tenants to reimburse the Company for operating costs and real estate taxes above their base year costs. Shopping center leases also provide for the payment by the lessee of additional rent based on a percentage of the tenants’ sales. As of December 31, 2002, future base rental revenue under non-cancelable operating leases, excluding rents for leases with an original term of less than one year and rents resulting from the exercise of renewal options, is as follows:

($ in thousands)

Year Ending December 31:

AMOUNT

2003	$1,077,841
2004	978,162
2005	855,367
2006	749,756
2007	678,326
Thereafter	3,404,892

These amounts do not include rentals based on tenants’ sales.  These percentage rents approximated $1,832,000, $2,157,000, and $4,825,000 for the years ended December 31, 2002, 2001, and 2000.

Former Bradlees Locations

The Company previously leased 18 locations to Bradlees which closed all of its stores in February 2001.  The Company has re-leased nine of the former Bradlees locations; three to Kohl’s, two each to Lowe’s and Haynes Furniture, and one each to Home Depot and Wal-Mart.  Lowe’s and Wal-Mart will construct their own stores, subject to the receipt of various governmental approvals and the relocation of existing tenants.  In addition, the leases for four other former Bradlees locations were assigned by Bradlees to other retailers.  Of the remaining five locations which are currently vacant, two of the leases are guaranteed and the rent is being paid by Stop & Shop, a wholly-owned subsidiary of Koninklijke Ahold NV (formerly Royal Ahold NV), an international food retailer.  Stop & Shop remains contingently liable for rent at a number of the former Bradlees locations for the term of the Bradlees leases.

Property rentals for the year ended December 31, 2002, include $5,000,000 of additional rent which was re-allocated to the former Bradlees locations in Marlton, Turnersville, Bensalem and Broomall and is payable by Stop & Shop, pursuant to the Master Agreement and Guaranty, dated May 1, 1992.  This amount is in addition to all other rent guaranteed at the former Bradlees locations.  On January 8, 2003, Stop & Shop filed a complaint with the United States District Court claiming the Company has no right to reallocate and therefore continue to collect the $5,000,000 of annual rent from Stop & Shop because of the expiration of the East Brunswick, Jersey City, Middletown, Union and Woodbridge leases to which the $5,000,000 of additional rent was previously allocated.  The additional rent provision of the guaranty expires at the earliest in 2012.  The Company intends to vigorously contest Stop & Shop’s position.

In February 2003, Koninklijke Ahold NV, parent of Stop & Shop, announced that it overstated its 2002 and 2001 earnings by at least $500 million and is under investigation by the U.S. Justice Department and Securities and Exchange Commission.  The Company cannot predict what effect, if any, this situation involving Koninklijke Ahold NV may have on Stop & Shop’s ability to satisfy its obligation under the Bradlees guarantees and rent for existing Stop & Shop leases aggregating approximately $10,500,000 million per annum.

Except for the U.S. Government, which accounted for 11.4% of the Company’s revenue, none of the Company’s other tenants represented more than 10% of total revenues for the year ended December 31, 2002.

As lessee:

The Company is a tenant under operating leases for certain properties. These leases will expire principally during the next thirty years.  Future minimum lease payments under operating leases at December 31, 2002, are as follows:

($in thousands)
Year Ending December 31:	Amount
2003	$15,347
2004	14,641
2005	14,644
2006	14,797
2007	14,762
Thereafter	954,980

Rent expense was $17,157,000, $15,433,000, and $15,248,000 for the years ended December 31, 2002, 2001, and 2000.

12. Commitments and Contingencies

At December 31, 2002, the Company’s $1,000,000,000 revolving credit facility had a zero balance, and the Company utilized $9,112,000 of availability under the facility for letters of credit and guarantees.  In addition there were $7,667,000 of other letters of credit outstanding.

In conjunction with the closing of Alexander’s Lexington Avenue construction loan on July 3, 2002, the Company agreed to guarantee, among other things, the lien free, timely completion of the construction of the project and funding of all project costs in excess of a stated budget, as defined in the loan agreement, if not funded by Alexander’s (see note 4 – Investments in and Advances to Partially-Owned Entities).

Each of the Company’s properties has been subjected to varying degrees of environmental assessment at various times. The environmental assessments did not reveal any material environmental contamination. However, there can be no assurance that the identification of new areas of contamination, changes in the extent or known scope of contamination, the discovery of additional sites, or changes in cleanup requirements would not result in significant costs to the Company.

The Company carries comprehensive liability and all risk property insurance (fire, flood, extended coverage and rental loss insurance) with respect to its assets.  The Company’s all risk insurance policies in effect before September 11, 2001 do not expressly exclude coverage for hostile acts, except for acts of war.  Since September 11, 2001, insurance companies have for the most part excluded terrorist acts from coverage in all risk policies.  The Company has generally been unable to obtain all risk insurance which includes coverage for terrorist acts for policies it has renewed since September 11, 2001, for each of its businesses.  In 2002, the Company obtained $200,000,000 of separate coverage for terrorist acts for each of its New York City Office, Washington, D.C. Office, Retail and Merchandise Mart businesses and $60,000,000 for its Temperature Controlled Logistics business.  Therefore, the Company is at risk for financial loss in excess of these limits for terrorist acts (as defined), which loss could be material.

The Company’s debt instruments, consisting of mortgage loans secured by its properties (which are generally non-recourse to the Company), its senior unsecured notes due 2007 and its revolving credit agreement, contain customary covenants requiring the Company to maintain insurance.  There can be no assurance that the lenders under these instruments will not take the position that an exclusion from all risk insurance coverage for losses due to terrorist acts is a breach of these debt instruments that allows the lenders to declare an event of default and accelerate repayment of debt.  In the second quarter of 2002, the Company received correspondence from four lenders regarding terrorism insurance coverage, which the Company has responded to.  In these letters the lenders took the position that under the agreements governing the loans provided by these lenders the Company was required to maintain terrorism insurance on the properties securing the various loans.  The aggregate amount of borrowings under these loans as of December 31, 2002 was approximately $770.4 million, and there was no additional borrowing capacity.  Subsequently, the Company obtained an aggregate of $360 million of separate coverage for “terrorist acts”.  To date, one of the lenders has acknowledged to the Company that it will not raise any further questions based on the Company’s terrorism insurance coverage in place, and the other three lenders have not raised any further questions regarding the Company’s insurance coverage.  If lenders insist on greater coverage for these risks, it could adversely affect the Company’s ability to finance and/or refinance its properties and to expand its portfolio.

From time to time, the Company has disposed of substantial amounts of real estate to third parties for which, as to certain properties, it remains contingently liable for rent payments or mortgage indebtedness.

There are various legal actions against the Company in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the outcome of such matters will not have a material effect on the Company’s financial condition, results of operations or cash flow.

The Company enters into agreements for the purchase and resale of U.S. government obligations for periods of up to one week. The obligations purchased under these agreements are held in safekeeping in the name of the Company by various money center banks. The Company has the right to demand additional collateral or return of these invested funds at any time the collateral value is less than 102% of the invested funds plus any accrued earnings thereon.  The Company had $33,393,000 and $15,235,000 of cash invested in these agreements at December 31, 2002 and 2001.

13. Related Party Transactions

Loan and Compensation Agreements

On May 29, 2002, Mr. Roth replaced common shares of the Company securing the Company’s outstanding loan to Mr. Roth with options to purchase common shares of the Company with a value of not less than two times the loan amount.  As a result of the decline in the value of the options, Mr. Roth supplemented the collateral with cash and marketable securities.

At December 31, 2002, the loan due from Mr. Roth in accordance with his employment arrangement was $13,122,500 ($4,704,500 of which is shown as a reduction in partners’ capital).  The loan bears interest at 4.49 % per annum (based on the applicable Federal rate) and matures in January 2006.  The Company also provided Mr. Roth with the right to draw up to $15,000,000 of additional loans on a revolving basis.  Each additional loan will bear interest, payable quarterly, at the applicable Federal rate on the date the loan is made and will mature on the sixth anniversary of the loan.

At December 31, 2002, loans due from Mr. Fascitelli, in accordance with his employment agreement, aggregated $8,600,000.  The loans which were scheduled to mature in 2003 have been extended to 2006 in connection with the extension of Mr. Fascitelli’s employment agreement (discussed below), and bear interest, payable quarterly at a weighted average interest rate of 3.97% (based on the applicable Federal rate).

Pursuant to his 1996 employment agreement, Mr. Fascitelli became entitled to a deferred payment consisting of $5 million in cash and a convertible obligation payable November 30, 2001, at the Company’s option, in either 919,540 Company common shares or the cash equivalent of their appreciated value, so long as such appreciated value is not less than $20 million.  The Company delivered 919,540 shares to a rabbi trust upon execution of the 1996 employment agreement.  The Company accounted for the stock compensation as a variable arrangement in accordance with Plan B of EITF No. 97-14 “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested” as the agreement permitted settlement in either cash or common shares.  Following the guidance in EITF 97-14, the Company recorded changes in fair value of its compensation obligation with a corresponding increase in the liability “Officer’s Deferred Compensation”.  Effective as of June 7, 2001, the payment date was deferred until November 30, 2004.  Effective as of December 14, 2001, the payment to Mr. Fascitelli was converted into an obligation to deliver a fixed number of shares (919,540 shares) establishing a measurement date for the Company’s stock compensation obligation; accordingly the Company ceased accounting for the Rabbi Trust under Plan B of the EITF and began Plan A accounting.  Under Plan A, the accumulated liability representing the value of the shares on December 14, 2001, was reclassified as a component of Partners’ Capital as “Deferred compensation units earned but not yet delivered.”  In addition, future changes in the value of the shares are no longer recognized as additional compensation expense.  The fair value of this obligation was $34,207,000 at December 31, 2002.  The Company has reflected this liability as Deferred Compensation Units Not Yet Delivered in the Partners’ Capital section of the balance sheet.  For the years ended December 31, 2001 and 2000, the Company recognized approximately $4,744,000 and $3,733,000 of compensation expense of which $2,612,000 and $1,968,000 represented the appreciation in value of the shares in each period and $2,132,000 and $1,765,000 represented dividends paid on the shares.

Effective January 1, 2002, the Company extended its employment agreement with Mr. Fascitelli for a five-year period through December 31, 2006.  Pursuant to the extended employment agreement, Mr. Fascitelli is entitled to receive a deferred payment on December 31, 2006 of 626,566 Vornado common shares which are valued for compensation purposes at $27,500,000 (the value of the shares on March 8, 2002, the date the extended employment agreement was executed).  The shares are being held in a rabbi trust for the benefit of Mr. Fascitelli and vested 100% on December 31, 2002.  The extended employment agreement does not permit diversification, allows settlement of the deferred compensation obligation by delivery of these shares only, and permits the deferred delivery of these shares.  The value of these shares is being amortized ratably over the one year vesting period as compensation expense.

Pursuant to the Company’s annual compensation review in February 2002 with Joseph Macnow, the Company’s Chief Financial Officer, the Compensation Committee approved a $2,000,000 loan to Mr. Macnow, bearing interest at the applicable federal rate of 4.65% per annum and due January 1, 2006.  The loan, which was funded on July 23, 2002, was made in conjunction with Mr. Macnow’s June 2002 exercise of options to purchase 225,000 Vornado common shares.  The loan is collateralized by assets with a value of not less than two times the loan amount.  As a result of the decline in the value of the options, Mr. Macnow supplemented the collateral with cash and marketable securities.

One other executive officer of the Company has a loan outstanding pursuant to an employment agreement totaling $1,500,000 at December 31, 2002.  The loan matures in April 2005 and bears interest at the applicable Federal rate provided (4.5% at December 31, 2002).

Transactions with Affiliates and Officers and Trustees of the Company

Alexander’s

The Company owns 33.1% of Alexander’s.  Mr. Roth and Mr. Fascitelli are Officers and Directors of Alexander’s and the Company provides various services to Alexander’s in accordance with management and leasing agreements.  See Note 5 ”Investments in Partially-Owned Entities” for further details.

The Company constructed a $16.3 million community facility and low-income residential housing development (the “30th Street Venture”), in order to receive 163,728 square feet of transferable development rights, generally referred to as “air rights.”  The Company donated the building to a charitable organization.  The Company sold 106,796 square feet of these air rights to third parties at an average price of $120 per square foot.  An additional 28,821 square feet of air rights was purchased by Alexander’s at a price of $120 per square foot for use at Alexander’s 59th Street development project (the “59th Street Project”).  In each case, the Company received cash in exchange for air rights.  The Company identified third party buyers for the remaining 28,111 square feet of air rights related to the 30th Street Venture.  These third party buyers wanted to use the air rights for the development of two projects located in the general area of 86th Street which was not within the required geographical radius of the construction site nor in the same Community Board as the low-income housing and community facility project.  The 30th Street Venture asked Alexander’s to sell 28,111 square feet of the air rights it already owned to the third party buyers (who could use them) and the 30th Street Venture would replace them with 28,111 square feet of air rights.  In October 2002, the Company sold 28,111 square feet of air rights to Alexander’s for an aggregate purchase price of $3,059,000 (an average of $109 per square foot).   Alexander’s then sold an equal amount of air rights to the third party buyers for an aggregate purchase price of $3,339,000 (an average of $119 per square foot).

Interstate Properties

The Company currently manages and leases the real estate assets of Interstate Properties pursuant to a management agreement for which the Company receives an annual fee equal to 4% of base rent and percentage rent and certain other commissions. The management agreement has a term of one year and is automatically renewable unless terminated by either of the parties on sixty days’ notice at the end of the term. Although the management agreement was not negotiated at arm’s length, the Company believes based upon comparable fees charged by other real estate companies, that its terms are fair to the Company. For the years ended December 31, 2002, 2001, and 2000, $1,450,000, $1,655,000, and $1,418,000 of management fees were earned by the Company pursuant to the management agreement.

Building Maintenance Service Company (“BMS”)

On January 1, 2003, the Company acquired BMS, a company which provides cleaning and related services primarily to the Company’s Manhattan office properties, for $13,000,000 in cash from the estate of Bernard Mendik and certain other individuals including Mr. Greenbaum, an executive officer of the Company.  The Company paid BMS $53,024,000, $51,280,000, and $47,493,000 for the years ended December 31, 2002, 2001 and 2000 for services rendered to the Company’s Manhattan office properties.  Although the terms and conditions of the contracts pursuant to which these services were provided were not negotiated at arms length, the Company believes based upon comparable amounts charged to other real estate companies that the terms and conditions of the contracts were fair to the Company.

Vornado Operating Company

In October 1998, Vornado Operating Company (“Vornado Operating”) was spun off from the Company in order to own assets that the Company could not itself own and conduct activities that the Company could not itself conduct.  The Company granted Vornado Operating a $75,000,000 unsecured revolving credit facility (the “Revolving Credit Agreement”) which expires on December 31, 2004.  Borrowings under the Revolving Credit Agreement bear interest at LIBOR plus 3%.  The Company receives a commitment fee equal to 1% per annum on the average daily unused portion of the facility.  No amortization is required to be paid under the Revolving Credit Agreement during its term.  The Revolving Credit Agreement prohibits Vornado Operating from incurring indebtedness to third parties (other than certain purchase money debt and certain other exceptions) and prohibits Vornado Operating from paying dividends.

Vornado Operating has disclosed that in the aggregate its investments do not, and for the foreseeable future are not expected to, generate sufficient cash flow to pay all of its debts and expenses.  Further, Vornado Operating states that its only investee, AmeriCold Logistics (“Tenant”), anticipates that its Landlord, a partnership 60% owned by the Company and 40% owned by Crescent Real Estate Equities, will need to restructure the leases between the Landlord and the Tenant to provide additional cash flow to the Tenant (the Landlord has previously restructured the leases to provide additional cash flow to the Tenant).  Management anticipates a further lease restructuring and the sale and/or financing of assets by AmeriCold Logistics, and accordingly, Vornado Operating is expected to have a source to repay the debt under this facility, which may be extended.  Since January 1, 2002, the Company has not recognized interest income on the debt under this facility.

Carthage, Missouri and Kansas City, Kansas Quarries

On December 31, 2002, the Company and Crescent Real Estate Equities formed a joint venture to acquire the Carthage, Missouri and Kansas City, Kansas quarries from AmeriCold Logistics, the tenant of the Temperature Controlled Logistics facilities for $20,000,000 in cash.  The Company contributed cash of $8,800,000 to the joint venture representing its 44% interest.  AmeriCold Logistics used the proceeds from the sale to repay a portion of a loan to Vornado Operating. Vornado Operating then repaid $9,500,000 of the amount outstanding under the Company’s Revolving Credit Facility.  On December 31, 2002, the joint venture purchased $5,720,000 of trade receivables from AmeriCold Logistics at a 2% discount, of which the Company’s share was $2,464,000.

Other

The Company owns preferred securities in Capital Trust, Inc. (“Capital Trust”) totaling $29,212,000 at December 31, 2002.  Mr. Roth, the Chairman and Chief Executive Officer of Vornado Realty Trust, is a member of the Board of Directors of Capital Trust.

On May 17, 2001, the Company sold its 50% interest in 570 Lexington Avenue to the other venture partner, an entity controlled by the late Bernard Mendik, a former trustee and executive officer of the Company, for $60,000,000, resulting in a gain to the Company of $12,445,000.  The sale was initiated by the Company’s partner and was based on a competitive bidding process handled by an independent broker.  The Company believes that the terms of the sale were at arm’s length and were fair to the Company.

During 2002 and 2001, the Company paid $147,000 and $136,000 for legal services to a firm in which one of the Company’s trustees is a member.

On January 1, 2001, the Company acquired the common stock of various preferred stock affiliates which was owned by Officers and Trustees of the Company and converted them to taxable REIT subsidiaries.  The total acquisition price was $5,155,000.  The purchase price, which was the estimated fair value, was determined by both independent appraisal and by reference to the individuals’ pro rata share of the earnings of the preferred stock affiliates during the three-year period that these investments were held.

In connection with the Park Laurel condominium project, in 2001 the joint venture accrued $5,779,000 of awards under the venture’s incentive compensation plan.

14. Income Per Class A Unit

The following table provides a reconciliation of both net income and the number of Class A units used in the computation of basic income per Class A unit, which utilizes the weighted average number of Class A units outstanding without regard to dilutive potential units, and diluted income per Class A unit, which includes the weighted average Class A units and dilutive unit equivalents.  Potential dilutive unit equivalents include the Company’s convertible preferred units.

	Year Ended December 31,
(Amounts in thousands, except per unit amounts)	2002	2001	2000

Numerator:
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	$384,266	$352,444	$315,411
Gains on sale of real estate	—	15,495	10,965
Discontinued operations	16,165	9,752	8,024
Cumulative effect of change in accounting principle	(30,129)	(4,110)	—
Net income	370,302	373,581	334,400
Preferred unit distributions	(119,214)	(130,815)	(124,736)

Numerator for basic and diluted income per Class A unit – net income applicable to Class A units	$251,088	$242,766	$209,664

Denominator:
Denominator for basic income per Class A unit – weighted average units	127,158	95,241	92,941
Effect of dilutive securities:
Employee unit options and restricted unit awards	3,780	2,964	2,171

Denominator for diluted income per Class A unit – adjusted weighted average units and assumed conversions	130,938	98,205	95,112

INCOME PER CLASS A UNIT – BASIC:
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	$2.08	$2.33	$2.05
Gains on sale of real estate	—	.16	.12
Discontinued operations	.13	.10	.09
Cumulative effect of change in accounting principle	(.24)	(.04)	—
Net income per Class A unit	$1.97	$2.55	$2.26

INCOME PER CLASS A UNIT – DILUTED:
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	$2.03	$2.25	$2.00
Gains on sale of real estate	—	.16	.12
Discontinued operations	.12	.10	.08
Cumulative effect of change in accounting principle	(.23)	(.04)	—
Net income per Class A unit	$1.92	$2.47	$2.20

15. Summary of Quarterly Results (Unaudited)

The following summary represents the results of operations for each quarter in 2002, 2001 and 2000:

(Amounts in thousands, except unit amounts)	Revenue		Net Income Applicable to Class A Units		Net Income Per Class A Unit(1)
					Basic		Diluted

2002
March 31	$349,441	(2)	$54,704	(2)	$.44	(2)	$.42	(2)
June 30	345,703	(2)	77,894	(2)	.61	(2)	.59	(2)
September 30	354,549	(2)	70,833	(2)	.55	(2)	.54	(2)
December 31	347,729		47,657.37				.36

2001
March 31	$234,293		$50,482		$.54		$.52
June 30	238,293		61,284.65				.64
September 30	241,270		72,136.76				.74
December 31	239,725		58,864.59				.57

2000
March 31	$187,490		$50,523		$.55		$.54
June 30	191,147		50,291.55				.53
September 30	206,995		62,823.68				.65
December 31	208,159		46,027.48				.47

(1)          The total for the year may differ from the sum of the quarters as a result of weighting.

(2)          Restated to include the effect of SFAS 141 - Business Combinations, for the amortization of above and below market leases acquired in 2002.  The effect of restatement on each of the first three quarters on net income and net income per Class A unit was $940 or $.02 per diluted Class A unit.

16. Costs of Acquisitions and Development Not Consummated

The Company has a 70% interest in a joint venture to develop an office tower over the Port Authority Bus Terminal in New York City.  Current market conditions have resulted in the joint venture writing off $9,700,000 in the fourth quarter of 2002, representing all pre-development costs capitalized to date, of which the Company’s share is $6,874,000.

In 2001, the Company was unable to reach a final agreement with the Port Authority of NY & NJ to conclude a net lease of the World Trade Center.  Accordingly, the Company wrote-off costs of $5,223,000 primarily associated with the World Trade Center.

17. Segment Information

The Company has four business segments: Office, Retail, Merchandise Mart Properties and Temperature Controlled Logistics.  In 2003, the Company revised how it presents EBITDA, a measure of performance of its segments, and has revised the disclosure for all periods presented.  EBITDA as disclosed represents “Earnings before Interest, Taxes, Depreciation and Amortization.” This change is consistent with the Securities and Exchange Commission’s Regulation G.  Prior to 2001, income from the Company’s preferred stock affiliates (“PSAs”) was included in income from partially-owned entities.  On January 1, 2001, the Company acquired the common stock of its PSAs and converted these entities to taxable REIT subsidiaries.  Accordingly, the Hotel portion of the Hotel Pennsylvania and the management companies (which provide services to the Company’s business segments and operate the Trade Show business of the Merchandise Mart division) have been consolidated effective January 1, 2001.  Amounts for the years ended December 31, 2000 have been reclassified to give effect to the consolidation of these entities as if consolidated as of January 1, 2000.  In addition, the Company has revised EBITDA as previously reported for the year ended December 31, 2001 and 2000 to include income from the early extinguishment of debt of $1,170,000 in 2001 and expense from the early extinguishment of debt of $1,125,000 in 2000 because such items are no longer treated as extraordinary items in accordance with Generally Accepted Accounting Principles.

($in thousands)	December 31, 2002
	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics	Other(2)
Rentals	$1,216,380	$836,431	$126,545	$195,899	$—	$57,505
Expense reimbursements	155,005	85,420	51,247	14,754	—	3,584
Other income	26,037	21,100	1,622	2,951	—	364
Total revenues	1,397,422	942,951	179,414	213,604	—	61,453
Operating expenses	527,514	330,585	64,511	86,022	—	46,396
Depreciation and amortization	201,771	143,021	15,177	26,716	—	16,857
General and administrative	97,425	33,334	5,015	20,382	—	38,694
Costs of acquisitions and development not consummated	6,874	—	—	—	—	6,874
Amortization of officers deferred compensation expense	27,500	—	—	—	—	27,500
Total expenses	861,084	506,940	84,703	133,120	—	136,321
Operating income	536,338	436,011	94,711	80,484	—	(74,868)
Income applicable to Alexander’s	29,653	—	—	—	—	29,653
Income from partially-owned entities	44,458	1,966	(687)	(339)	9,707	33,811
Interest and other investment income	31,685	6,472	323	507	—	24,383
Interest and debt expense	(237,212)	(138,731)	(56,643)	(22,948)	—	(18,890)
Net gain on disposition of wholly-owned and partially-owned assets other than real estate	(17,471)	—	—	2,156	—	(19,627)
Minority interest	(3,185)	(3,526)	—	—	—	341
Income before discontinued operations and cumulative effect of change in accounting principle	384,266	302,192	37,704	59,860	9,707	(25,197)
Discontinued operations	16,165	15,910	255	—	—	—
Cumulative effect of change in accounting principle	(30,129)	—	—	—	(15,490)	(14,639)
Net income	370,302	318,102	37,959	59,860	(5,783)	(39,836)
Cumulative effect of change in accounting principle	30,129	—	—	—	15,490	14,639
Interest and debt expense(3)	302,009	139,157	58,409	23,461	25,617	55,365
Depreciation and amortization(3)	257,707	149,361	17,532	27,006	34,474	29,334
EBITDA(1)	$960,147	$606,620	$113,900	$110,327	$69,798	$59,502

Balance sheet data:
Real estate, net	$6,723,092	$4,880,885	$571,065	$928,286	$—	$342,856
Investments and advances to partially-owned entities	961,126	29,421	56,375	5,912	448,295	421,123
Capital expenditures:
Acquisitions	2,739,746	2,650,298	89,448	—	—	—
Other	164,162	114,375	3,019	20,852	5,588	20,328

See notes on page 93.

($ in thousands)	December 31, 2001
	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics	Other
Rentals	$814,027	$434,867	$119,790	$197,668	$—	$61,702
Expense reimbursements	129,235	64,097	48,930	13,801	—	2,407
Other income	10,059	3,252	1,076	3,324	—	2,407
Total revenues	953,321	502,216	169,796	214,793	—	66,516
Operating expenses	385,800	205,408	55,551	83,107	—	41,734
Depreciation and amortization	120,833	68,726	14,437	25,397	—	12,273
General and administrative	71,716	11,569	3,572	18,081	—	38,494
Costs of acquisitions and development not consummated	5,223	—	—	—	—	5,223
Total expenses	583,572	285,703	73,560	126,585	—	97,724
Operating income	369,749	216,513	96,236	88,208	—	(31,208)
Income applicable to Alexander’s	25,718	—	—	—	—	25,718
Income from partially-owned entities	80,612	32,746	1,914	149	17,447(4)	28,356
Interest and other investment income	54,385	6,866	608	2,045	—	44,866
Interest and debt expense	(167,430)	(49,021)	(55,358)	(33,354)	—	(29,697)
Net loss disposition of wholly-owned and partially-owned assets other than real estate	(8,070)	—	—	160	—	(8,230)
Minority interest	(2,520)	(2,466)	—	(40)	—	(14)
Income before gains on sale of real estate, discontinued operations and cumulative effect of change in accounting principle	352,444	204,638	43,400	57,168	17,447	29,791
Gains on sale of real estate	15,495	12,445	3,050	—	—	—
Discontinued operations	9,752	9,265	487	—	—	—
Cumulative effect of change in accounting principle	(4,110)	—	—	—	—	(4,110)
Net income	373,581	226,348	46,937	57,168	17,447	25,681
Cumulative effect of change in accounting principle	4,110	—	—	—	—	4,110
Interest and debt expense(3)	266,783	92,410	57,915	33,354	26,459	56,645
Depreciation and amortization(3)	188,859	91,085	18,957	25,397	33,815	19,605
EBITDA(1)	$833,333	$409,843	$123,809	$115,919	$77,721	$106,041

Balance sheet data:
Real estate, net	$4,070,611	$2,337,407	$499,675	$911,067	$—	$322,462
Investments and advances to partially-owned entities	1,270,195	374,371	28,213	9,764	474,862	382,985
Capital expenditures:
Acquisitions	11,574	11,574	—	—	—	—
Other	158,343	79,117	7,597	51,036	5,700	14,893

See notes on page 93.

($in thousands)	December 31, 2000 (after giving effect to consolidation of PSAs)
	Total	Office	Retail	Merchandise Mart	Temperature Controlled Logistics	Other(2)
Rentals	$760,691	$379,986	$128,399	$171,001	$—	$81,305
Expense reimbursements	116,712	57,901	44,994	10,654	—	3,163
Other income	16,566	4,457	2,395	4,661	—	5,053
Total revenues	893,969	442,344	175,788	186,316	—	89,521
Operating expenses	366,651	187,422	54,800	74,553	—	49,876
Depreciation and amortization	104,598	54,892	17,135	21,984	—	10,587
General and administrative	62,650	9,588	662	16,330	—	36,070
Total expenses	533,899	251,902	72,597	112,867	—	96,533
Operating income	360,070	190,442	103,191	73,449	—	(7,012)
Income applicable to Alexander’s	17,363	—	—	—	—	17,363
Income from partially-owned entities	79,694	29,210	667	—	28,778(4)	21,039
Interest and other investment income	33,681	6,045	—	2,346	—	25,290
Interest and debt expense	(173,432)	(55,089)	(54,305)	(38,569)	—	(25,469)
Minority interest	(1,965)	(1,933)	—	—	—	(32)
Income before gains on sale of real estate and discontinued operations	315,411	168,675	49,553	37,226	28,778	31,179
Gains on sale of real estate	10,965	8,405	2,560	—	—	—
Discontinued operations	8,024	7,230	794	—	—	—
Net income	334,400	184,310	52,907	37,226	28,778	31,179
Interest and debt expense(3)	260,573	96,224	55,741	38,566	27,424	42,618
Depreciation and amortization(3)	167,268	76,696	18,522	20,627	34,015	17,408
EBITDA(1)	$762,241	$357,230	$127,170	$96,419	$90,217	$91,205

Balance sheet data:
Real estate, net	$3,847,019	$2,279,353	$546,637	$862,003	$—	$159,026
Investments and advances to partially-owned entities	1,459,211	394,089	31,660	41,670	469,613	522,179
Capital expenditures:
Acquisitions	246,500	128,000	—	89,000	—	29,500
Other	212,907	106,689	7,251	37,362	28,582	33,023

See notes on following page.

Notes:

(1)          Management considers EBITDA a supplemental measure for making decisions and assessing the performance of its segments.  EBITDA should not be considered a substitute for net income.  EBITDA may not be comparable to similarly titled measures employed by other companies.

(2)          Other EBITDA is comprised of:

(Amounts in thousands)	For the Year Ended December 31,
	2002	2001	2000
Hotel Pennsylvania	$7,636	$16,978	$26,866
Newkirk Joint Ventures:
Equity in income of limited partnerships	60,756	54,695	43,685
Interest and other income	8,795	8,700	7,300
Alexander’s	34,381	19,362	18,330
Investment income and other	36,176	53,289	25,181
Unallocated general and administrative expenses	(34,743)	(33,515)	(30,125)
Minority interest income (expense)	341	(15)	(32)
Primestone foreclosure and impairment loss.	(35,757)	—	—
Amortization of Officer’s deferred compensation expense	(27,500)	—	—
Net gain on sale of marketable securities	12,346	—	—
Write-off of 20 Times Square pre-development costs (2002) and World Trade Center acquisition costs (2001)	(6,874)	(5,223)	—
Net gain on sale of air rights.	1,688	—	—
Gain on transfer of mortgages	2,096	—	—
Palisades	161	—	—
After-tax net gain on sale of Park Laurel condominium units	—	15,657	—
Write-off of net investment in Russian Tea Room (“RTR”)	—	(7,374)	—
Write-off of investments in technology companies	—	(16,513)	—
Total	$59,502	$106,041	$91,205

(3)          Interest and debt expense and depreciation and amortization included in the reconciliation of net income to EBITDA reflects amounts which are netted in income from partially-owned entities.

(4)          Excludes rent not recognized of $19,348, $15,281 and $9,787 for the years ended December 31, 2002, 2001 and 2000.

VORNADO REALTY L.P.

AND SUBSIDIARIES

SCHEDULE II

VALUATION AND QUALIFYING ACCOUNTS

	Column A	Column B	Column C	Column E
Description	Balance at Beginning of Year	Additions Charged Against Operations	Uncollectible Accounts Written-off	Balance at End of Year

Year Ended December 31, 2002 Allowance for doubtful accounts	$9,922	$11,634	$(3,514)	$18,042

Year Ended December 31, 2001: Allowance for doubtful accounts	$9,343	$5,379	$(5,891)	$8,831

Year Ended December 31, 2000: Allowance for doubtful accounts	$7,292	$2,957	$(906)	$9,343

VORNADO REALTY L.P.

AND SUBSIDIARIES

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2002

(amounts in thousands)

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E			COLUMN F	COLUMN G	COLUMN H	COLUMN I
											Life on which
				Costs	Gross amount at which						depreciation
				capitalized	carried at close of period			Accumulated			in latest
		Initial cost to company (1)		subsequent		Buildings		depreciation			income
			Buildings and	to		and		and	Date of	Date	statement
Description	Encumbrances	Land	improvements	acquisition	Land	improvements	Total (2)	amortization	construction (3)	acquired	is computed
Office Buildings
New York
Manhattan
One Penn Plaza	$275,000	$—	$412,169	$78,273	$—	$490,442	$490,442	$58,634	1972	1998	39 Years
Two Penn Plaza	154,669	53,615	164,903	58,066	52,689	223,895	276,584	35,354	1968	1997	39 Years
909 Third Avenue	105,837	—	120,723	14,917	—	135,640	135,640	13,107	1969	1999	39 Years
770 Broadway	83,314	52,898	95,686	74,295	52,898	169,981	222,879	18,537	1907	1998	39 Years
Eleven Penn Plaza	50,383	40,333	85,259	22,398	40,333	107,657	147,990	16,143	1923	1997	39 Years
90 Park Avenue	—	8,000	175,890	13,938	8,000	189,828	197,828	26,683	1964	1997	39 Years
888 Seventh Avenue	105,000	—	117,269	32,614	—	149,883	149,883	15,018	1980	1998	39 Years
330 West 34th Street	—	—	8,599	6,063	—	14,662	14,662	1,294	1925	1998	39 Years
1740 Broadway	—	26,971	102,890	9,044	26,971	111,934	138,905	17,138	1950	1997	39 Years
150 East 58th Street	—	39,303	80,216	12,603	39,303	92,819	132,122	10,952	1969	1998	39 Years
866 United Nations Plaza	33,000	32,196	37,534	7,032	32,196	44,566	76,762	7,723	1966	1997	39 Years
595 Madison (Fuller Building)	70,345	62,731	62,888	7,441	62,731	70,329	133,060	5,400	1968	1999	39 Years
640 Fifth Avenue	—	38,224	25,992	49,099	38,224	75,091	113,315	9,112	1950	1997	39 Years
40 Fulton Street	—	15,732	26,388	3,235	15,732	29,623	45,355	4,019	1987	1998	39 Years
689 Fifth Avenue	—	19,721	13,446	3,299	19,721	16,745	36,466	1,617	1925	1998	39 Years
20 Broad Street	—	—	28,760	8,900	—	37,660	37,660	3,650	1956	1998	39 Years
7 West 34th Street	—	34,595	93,703	1,018	34,614	94,702	129,316	5,142	1901	2000	40 Years

Total New York	877,548	424,319	1,652,315	402,235	423,412	2,055,457	2,478,869	249,523

Washington, DC
Crystal Mall (4 buildings)	$65,877	$49,664	$156,654	$789	$49,664	$157,443	$207,107	$7,182	1968	2002	10 - 40 Years
Crystal Plaza (6 buildings)	70,356	57,213	131,206	2,612	57,213	133,818	191,031	7,488	1964-1969	2002	10 - 40 Years
Crystal Square (4 buildings)	195,983	64,817	218,330	7,909	64,817	226,239	291,056	11,113	1974 - 1980	2002	10 - 40 Years
Crystal Gateway (4 buildings)	149,839	47,594	177,373	3,079	47,594	180,452	228,046	8,846	1983 - 1987	2002	10 - 40 Years
Crystal Park (5 buildings)	264,440	100,935	409,920	3,819	100,935	413,739	514,674	22,092	1984 - 1989	2002	10 - 40 Years
Arlington Plaza	17,531	6,227	28,590	708	6,227	29,298	35,525	1,307	1985	2002	10 - 40 Years
1919 S. Eads Street	13,148	3,979	18,610	208	3,979	18,818	22,797	983	1990	2002	10 - 40 Years
Skyline Place (6 buildings)	139,212	41,986	221,869	5,281	41,986	227,150	269,136	11,134	1973 - 1984	2002	10 - 40 Years
Seven Skyline Place	—	10,292	58,351	1,950	10,292	60,301	70,593	2,522	2001	2002	10 - 40 Years
One Skyline Tower	65,764	12,266	75,343	142	12,266	75,485	87,751	3,573	1988	2002	10 - 40 Years
Courthouse Plaza (2 buildings)	80,062	—	105,475	376	—	105,851	105,851	5,157	1988 - 1989	2002	10 - 40 Years
1101 17th Street	27,248	20,666	20,112	2,968	20,666	23,080	43,746	1,834	1963	2002	10 - 40 Years
1730 M. Street	17,013	10,095	17,541	1,617	10,095	19,158	29,253	1,648	1963	2002	10 - 40 Years
1140 Connecticut Avenue	20,153	19,017	13,184	3,107	19,017	16,291	35,308	1,435	1966	2002	10 -40 Years
1150 17th Street	32,904	23,359	24,876	3,345	23,359	28,221	51,580	1,657	1970	2002	10 - 40 Years
1750 Penn Avenue	49,794	20,020	30,032	857	20,020	30,889	50,909	1,236	1964	2002	10 - 40 Years
Democracy Plaza I	27,640	—	33,628	751	—	34,379	34,379	1,651	1987	2002	10 - 40 Years
Tysons Dulles (3 buildings)	69,507	19,146	79,095	488	19,146	79,583	98,729	3,522	1986 - 1990	2002	10 - 40 Years

(amounts in thousands)

COLUMN A	COLUMN B		COLUMN C		COLUMN D	COLUMN E			COLUMN F	COLUMN G	COLUMN H	COLUMN I
												Life on which
					Costs	Gross amount at which						depreciation
					capitalized	carried at close of period			Accumulated			in latest
			Initial cost to company (1)		subsequent		Buildings		depreciation			income
				Buildings and	to		and		and	Date of	Date	statement
Description	Encumbrances		Land	improvements	acquisition	Land	improvements	Total (2)	amortization	construction (3)	acquired	is computed
Commerce Executive (3 buildings)	53,307		13,401	58,705	691	13,401	59,396	72,797	2,728	1985 - 1989	2002	10 - 40 Years
Reston Executive (3 buildings)	73,844		15,424	85,722	261	15,424	85,983	101,407	3,526	1987 - 1989	2002	10 - 40 Years
Crystal Gateway 1	58,279		15,826	53,884	37	15,826	53,931	69,757	678	1981	2002	10 - 40 Years
Other	—		—	18,651	1,496	—	20,147	20,147	(2,224)
Total Washington, DC Office Buildings	1,491,901		551,927	2,037,161	42,491	551,927	2,079,652	2,631,579	99,088

New Jersey
Paramus	—		—	8,345	10,008	—	18,353	18,353	5,714	1967	1987	26 - 40 Years
Total New Jersey	—		—	8,345	10,008	—	18,353	18,353	5,714

Total Office Buildings	2,369,449		976,246	3,697,821	454,734	975,339	4,153,462	5,128,801	354,325

Shopping Centers
New Jersey
Bordentown	8,111	*	498	3,176	1,090	713	4,051	4,764	3,917	1958	1958	7 - 40 Years
Bricktown	16,390	*	929	2,175	9,252	929	11,427	12,356	6,123	1968	1968	22 -40 Years
Cherry Hill	15,075	*	915	3,926	3,320	915	7,246	8,161	6,221	1964	1964	12 - 40 Years
Delran	6,461	*	756	3,184	2,325	756	5,509	6,265	3,555	1972	1972	16 - 40 Years
Dover	7,388	*	224	2,330	2,464	244	4,774	5,018	3,497	1964	1964	16 - 40 Years
East Brunswick	22,887	*	319	3,236	6,215	319	9,451	9,770	6,698	1957	1957	8 - 33 Years
East Hanover I	20,579	*	376	3,063	5,007	476	7,970	8,446	5,578	1962	1962	9 -40 Years
East Hanover II (4)	6,860	*	1,756	8,706	(152)	2,195	8,115	10,310	672	1979	1998	40 Years
Hackensack	25,144	*	536	3,293	7,322	536	10,615	11,151	6,098	1963	1963	15 - 40 Years
Jersey City	19,249	*	652	2,962	1,868	652	4,830	5,482	4,252	1965	1965	11 - 40 Years
Kearny (4)	3,758	*	279	4,429	(278)	309	4,121	4,430	1,534	1938	1959	23 - 29 Years
Lawnside	10,651	*	851	2,222	1,359	851	3,581	4,432	2,599	1969	1969	17 - 40 Years
Lodi	9,439	*	245	9,339	110	245	9,449	9,694	766	1999	1975	40 Years
Manalapan	12,597	*	725	2,447	5,212	725	7,659	8,384	4,858	1971	1971	14 - 40 Years
Marlton	12,249	*	1,514	4,671	789	1,611	5,363	6,974	4,107	1973	1973	16 - 40 Years
Middletown	16,535	*	283	1,508	3,938	283	5,446	5,729	3,386	1963	1963	19 - 40 Years
Morris Plains	12,104	*	1,254	3,140	3,230	1,104	6,520	7,624	5,953	1961	1985	7 - 19 Years
North Bergen (4)	3,985	*	510	3,390	(956)	2,308	636	2,944	185	1993	1959	30 Years
North Plainfield	10,942	*	500	13,340	694	500	14,034	14,534	6,238	1955	1989	21 - 30 Years
Totowa	29,694	*	1,097	5,359	10,964	1,099	16,321	17,420	7,427	1957/1999	1957	19 - 40 Years
Turnersville	4,108	*	900	2,132	65	900	2,197	3,097	1,810	1974	1974	23 - 40 Years
Union	33,722	*	1,014	4,527	2,951	1,329	7,163	8,492	5,872	1962	1962	6 - 40 Years
Watchung (4)	13,606	*	451	2,347	6,865	4,178	5,485	9,663	1,484	1994	1959	27 - 30 Years
Woodbridge	22,227	*	190	3,047	817	319	3,735	4,054	3,291	1959	1959	11 - 40 Years
Total New Jersey	343,761		16,774	97,949	74,471	23,496	165,698	189,194	96,121

(amounts in thousands)

COLUMN A	COLUMN B		COLUMN C		COLUMN D	COLUMN E			COLUMN F	COLUMN G	COLUMN H	COLUMN I
												Life on which
					Costs	Gross amount at which						depreciation
					capitalized	carried at close of period			Accumulated			in latest
			Initial cost to company (1)		subsequent		Buildings		depreciation			income
				Buildings and	to		and		and	Date of	Date	statement
Description	Encumbrances		Land	improvements	acquisition	Land	improvements	Total (2)	amortization	construction (3)	acquired	is computed
New York
Albany (Menands)	6,251	*	460	1,677	2,693	460	4,370	4,830	2,459	1965	1965	22 - 40 Years
Buffalo (Amherst)	7,044	*	402	2,019	2,276	636	4,061	4,697	3,088	1968	1968	13 - 40 Years
Freeport	14,879	*	1,231	3,273	2,886	1,231	6,159	7,390	3,478	1981	1981	15 - 40 Years
New Hyde Park	7,510	*	—	—	122	—	122	122	124	1970	1976	6 - 10 Years
North Syracuse	—		—	—	23	—	23	23	23	1967	1976	11 - 12 Years
Rochester (Henrietta)	—		—	2,124	1,154	—	3,278	3,278	2,415	1971	1971	15 - 40 Years
Rochester (4)	—		443	2,870	(929)	2,068	316	2,384	213	1966	1966	10 - 40 Years
Valley Stream (Green Acres)	157,654		140,069	99,586	6,475	139,910	106,220	246,130	13,747	1956	1997	39 - 40 Years
715 Lexington Avenue	—		—	11,574	39	—	11,613	11,613	412	1923	2001	40 Years
14th Street and Union Square, Manhattan	—		12,566	4,044	20,512	24,079	13,043	37,122	1,188	1965	1993	40 Years
424 6th Avenue	—		5,900	5,675	—	5,900	5,675	11,575	64		2002	40 Years
Riese	—		19,135	7,294	18,718	25,233	19,914	45,147	359	1923-1987	1997	39 Years
1135 Third Avenue	—		7,844	7,844	1	7,845	7,844	15,689	981		1997	39 Years
Total New York	193,338		188,050	147,980	53,970	207,362	182,638	390,000	28,551

Pennsylvania
Allentown	23,367	*	70	3,446	10,195	334	13,377	13,711	6,772	1957	1957	20 - 42 Years
Bensalem (4)	6,457	*	1,198	3,717	674	2,727	2,862	5,589	1,364	1972/1999	1972	40 Years
Bethlehem	4,087	*	278	1,806	3,920	278	5,726	6,004	4,479	1966	1966	9 - 40 Years
Broomall	9,827	*	734	1,675	1,341	850	2,900	3,750	2,419	1966	1966	9 - 40 Years
Glenolden	7,370	*	850	1,295	721	850	2,016	2,866	1,278	1975	1975	18 - 40 Years
Lancaster (4)	—		606	2,312	555	3,043	430	3,473	367	1966	1966	12 - 40 Years
Levittown	—		193	1,231	125	183	1,366	1,549	1,293	1964	1964	7 - 40 Years
10th and Market Streets, Philadelphia	9,001	*	933	3,230	6,537	933	9,767	10,700	2,164	1977	1994	27 - 30 Years
Upper Moreland	6,986	*	683	2,497	565	683	3,062	3,745	2,161	1974	1974	15 - 40 Years
York	4,132	*	421	1,700	1,270	409	2,982	3,391	2,042	1970	1970	15 - 40 Years
Total Pennsylvania	71,227		5,966	22,909	25,903	10,290	44,488	54,778	24,339

Maryland
Baltimore (Towson)	14,754	*	581	2,756	785	581	3,541	4,122	2,583	1968	1968	13 - 40 Years
Baltimore (Dundalk)	6,205	*	667	1,710	3,264	667	4,974	5,641	3,593	1966	1966	12 - 40 Years
Glen Burnie	5,893	*	462	1,741	1,459	462	3,200	3,662	2,065	1958	1958	16 - 33 Years
Total Maryland	26,852		1,710	6,207	5,508	1,710	11,715	13,425	8,241

Connecticut
Newington (4)	6,581	*	502	1,581	1,606	2,421	1,268	3,689	258	1965	1965	9 - 40 Years
Waterbury	—		—	2,103	1,669	667	3,105	3,772	2,098	1969	1969	21 - 40 Years
Total Connecticut	6,581		502	3,684	3,275	3,088	4,373	7,461	2,356

(amounts in thousands)

COLUMN A	COLUMN B		COLUMN C		COLUMN D	COLUMN E			COLUMN F	COLUMN G	COLUMN H	COLUMN I
												Life on which
					Costs	Gross amount at which						depreciation
					capitalized	carried at close of period			Accumulated			in latest
			Initial cost to company (1)		subsequent		Buildings		depreciation			income
				Buildings and	to		and		and	Date of	Date	statement
Description	Encumbrances		Land	improvements	acquisition	Land	improvements	Total (2)	amortization	construction (3)	acquired	is computed
Massachusetts
Chicopee	—		510	2,031	358	510	2,389	2,899	2,004	1969	1969	13 - 40 Years
Springfield (4)	3,142	*	505	1,657	795	2,586	371	2,957	125	1993	1966	28 - 30 Years
Total Massachusetts	3,142		1,015	3,688	1,153	3,096	2,760	5,856	2,129
Puerto Rico (San Juan)
Caguas	67,692		15,359	74,089	(147)	15,359	73,942	89,301	6,172	1996	2002	15 - 39 Years
Montehiedra	59,638		9,182	66,701	1,033	9,182	67,734	76,916	9,735	1996	1997	40 Years
Total Puerto Rico	127,330		24,541	140,790	886	24,541	141,676	166,217	15,907
Total Retail Properties	772,231		238,558	423,207	165,166	273,583	553,348	826,931	177,644

Merchandise Mart Properties
Illinois
Merchandise Mart, Chicago	—		64,528	319,146	36,487	64,535	355,626	420,161	43,299	1930	1998	40 Years
350 North Orleans, Chicago	—		14,238	67,008	24,632	14,246	91,632	105,878	14,203	1977	1998	40 Years
33 North Dearborn, Chicago	18,926		6,624	30,680	2,826	6,624	33,506	40,130	1,864		2000	40 Years
400 North LaSalle (Development Property), Chicago	—		—	—	36,585	—	36,585	36,585	—	2002	2002	40 Years

Washington D.C.
Washington Office Center	44,924		10,719	69,658	3,580	10,719	73,238	83,957	8,824	1990	1998	40 Years
Washington Design Center	48,542		12,274	40,662	8,829	12,274	49,491	61,765	6,718	1919	1998	40 Years
Other	—		9,175	6,273	37	9,175	6,310	15,485	749

North Carolina
Market Square Complex, High Point	102,100		11,969	85,478	69,285	14,010	152,722	166,732	12,839	1902 - 1989	1998	40 Years
National Furniture Mart, High Point	13,106		1,069	16,761	596	1,069	17,357	18,426	1,869	1964	1998	40 Years

California
Gift and Furniture Mart, Los Angeles	—		10,141	43,422	14,889	10,141	58,311	68,452	3,083		2000	40 Years

Total Merchandise Mart	227,598		140,737	679,088	197,746	142,793	874,778	1,017,571	93,448

(amounts in thousands)

COLUMN A	COLUMN B	COLUMN C		COLUMN D	COLUMN E			COLUMN F	COLUMN G	COLUMN H	COLUMN I
											Life on which
				Costs	Gross amount at which						depreciation
				capitalized	carried at close of period			Accumulated			in latest
		Initial cost to company (1)		subsequent		Buildings		depreciation			income
			Buildings and	to		and		and	Date of	Date	statement
Description	Encumbrances	Land	improvements	acquisition	Land	improvements	Total (2)	amortization	construction (3)	acquired	is computed
Warehouse/Industrial
New Jersey
East Brunswick	6,575	—	4,772	3,146	—	7,918	7,918	5,040	1972	1972	18 - 40 Years
East Hanover	27,232	576	7,752	7,479	691	15,116	15,807	12,008	1963 - 1967	1963	7 - 40 Years
Edison	4,343	705	2,839	1,753	704	4,593	5,297	2,898	1954	1982	12 - 25 Years
Garfield	11,273	96	8,068	5,088	96	13,156	13,252	10,780	1942	1959	11 - 33 Years
Total Warehouse/Industrial	49,423	1,377	23,431	17,466	1,491	40,783	42,274	30,726

Other Properties
New Jersey
Palisades, Fort Lee	100,000	12,017	129,786	—	12,017	129,786	141,803	2,704	2002	2002	40 Years
Montclair	—	66	470	330	66	800	866	574	1972	1972	4 - 15 Years
Total New Jersey	100,000	12,083	130,256	330	12,083	130,586	142,669	3,278

New York
Hotel Pennsylvania	—	29,904	121,712	21,922	29,904	143,634	173,538	21,080	1919	1997	39 Years
Total New York	—	29,904	121,712	21,922	29,904	143,634	173,538	21,080

Florida
Student Housing Joint Venture	19,019	3,722	21,095	565	3,763	21,619	25,382	1,625	1996-1997	2000	40 Years
Total Florida	19,019	3,722	21,095	565	3,763	21,619	25,382	1,625

Total Other Properties	119,019	45,709	273,063	22,817	45,750	295,839	341,589	25,983

Leasehold Improvements Equipment and Other				75,155	8,000	67,155	75,155	27,103			3 - 20 Years

TOTAL DECEMBER 31, 2002	$3,537,720	$1,402,627	$5,096,610	$933,084	$1,446,956	$5,985,365	$7,432,321	$709,229

*            These encumbrances are cross collateralized under a blanket mortgage in the amount of $487,246 at December 31, 2002.

Notes:

(1)          Initial cost is cost as of January 30, 1982 (the date on which Vornado commenced real estate operations) unless acquired subsequent to that date — see Column H.

(2)          The net basis of the company’s assets and liabilities for tax purposes is approximately $2,822,000 lower than the amount reported for financial statement purposes.

(3)          Date of original construction — many properties have had substantial renovation or additional construction — see Column D.

(4)          Buildings on these properties were demolished.  As a result, the cost of the buildings and improvements, net of accumulated depreciation, were transferred to land.  In addition, the cost of the land in Kearny property is net of a $1,615 insurance recovery.

VORNADO REALTY L.P.

AND SUBSIDIARIES

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION

(amounts in thousands)

The following is a reconciliation of real estate assets and accumulated depreciation:

Year Ended December 31,

	2002	2001	2000
Real Estate
Balance at beginning of period	$4,559,433	$4,225,906	$3,796,424
Additions during the period:
Land	595,977	25,808	57,669
Buildings & improvements	2,279,776	330,474	413,514
	7,435,186	4,582,188	4,267,607
Less: Asset sold and written-off	2,865	22,755	41,701
Balance at end of period	$7,432,321	$4,559,433	$4,225,906

Accumulated Depreciation
Balance at beginning of period	$488,822	$378,887	$296,347
Additions charged to operating expenses	160,094	111,618	88,531
Additions due to acquisitions	63,178	—	—
	712,094	490,505	384,878

Less: Accumulated depreciation on assets sold and written-off	2,865	1,683	5,991
Balance at end of period	$709,229	$488,822	$378,887